Exhibit 10.10

6 July 2023
(corresponding to 18/12/1444H)

SAUDI ARABIAN MINING COMPANY (MA’ADEN)
and
IVANHOE ELECTRIC MENA HOLDINGS LTD.
and
IVANHOE ELECTRIC INC.
and
MA’ADEN IVANHOE ELECTRIC EXPLORATION AND DEVELOPMENT LIMITED COMPANY

SHAREHOLDERS AGREEMENT in respect of a Joint Venture for mineral exploration and production in the Kingdom of Saudi Arabia

Herbert Smith Freehills LLP

TABLE OF CONTENTS

Clause Headings                                  Page

1. Definitions and Interpretation	5
2. GAC FILING	17
3. SHARE CAPITAL	18
4. Conduct of the Business	20
5. Shareholder UNDERTAKINGS	21
6. EXCLUSIVITY AND USE OF Typhoon™	23
7. Exploration Phase	23
8. Designated Project	25
9. Area of Interest	27
10. UNDESIGNATED LAND	28
11. Exploration Licenses	28
12. COMPANY FINANCING	30
13. Distribution of Profits; Taxes	33
14. Budgets	34
15. Accounting; Company Policies; Insurance	35
16. Shareholders	35
17. Board of Directors	36
18. Technical Committee	39
19. Operator	41
20. General Manager	43
21. Non-solicit	43
22. TRANSFER RESTRICTIONS AND Return of the TyphoonTM	44
23. Ongoing Services Arrangement	45
24. MA'ADEN RESTRICTIONS	45

25. Representations, Warranties and Undertakings	46
26. Confidentiality and Public Announcements	47
27. Transfers of Shares	49
28. Royalty Exit	50
29. Term, Validity and Termination	51
30. Survival	56
31. Governing Law	56
32. Disputes	56
33. Language	59
34. Assignment and Novation	59
35. Notices	59
36. Miscellaneous	60
Schedule 1 Form of Agreement of Adherence	66
Schedule 2 Requirements relating to Transfers of Shares to a Purchaser	68
Schedule 3 Valuation	70
Schedule 4 Meetings of the Board	72
Schedule 5 Financial Reporting and Policies	74
Schedule 6 Ma’aden Land Area	76
Schedule 7 Metals	99
Schedule 8 ONGOING SERVICES ARRANGEMENT	100

THIS SHAREHOLDERS AGREEMENT is made and entered into on 6 July 2023 (corresponding to 18/12/1444H)
BETWEEN:
(1)SAUDI ARABIAN MINING COMPANY (MA’ADEN), a joint stock company established pursuant to Royal Decree No. M/17 dated 14/11/1417H (corresponding to 23 March 1997) and existing under the laws of the Kingdom of Saudi Arabia with commercial registration number 1010164391 dated 10/11/1421 H. (corresponding to 4 February 2001) and whose principal office is at Abu Bakr Al Sadeeq Road (Exit 6), P.O. Box 68861, Riyadh 11537, the Kingdom of Saudi Arabia (“Ma’aden”);
(2)IVANHOE ELECTRIC MENA HOLDINGS LTD., a corporation incorporated under the laws of France, with registration number 951 524 479 R.C.S. Toulouse, having its registered office at 30 Boulevard de Thibaud, 31100 Toulouse, France (“IE Mena”);
(3)IVANHOE ELECTRIC INC., a corporation incorporated under the laws of Delaware, USA, with registration number 3239208, having its registered office at 251 Little Falls Drive, Wilmington, Delaware 19808 (“IE Parent”); and
(4)MA’ADEN IVANHOE ELECTRIC EXPLORATION AND DEVELOPMENT LIMITED COMPANY, a limited liability company existing under the laws of the Kingdom of Saudi Arabia with commercial registration number 1010890891 and whose principal office is at 8100, Abu Bakr Al Siddiq Road, Al Masyaf, Riyadh 12468 – 3996 (the “Company”).
Ma’aden, IE Mena and IE Parent are hereinafter individually referred to as a “Party” and collectively as the “Parties”.
WHEREAS:
(A)On 11 January 2023, Ma’aden and IE Parent entered into legally binding heads of terms in relation to, inter alia, the formation of a 50:50 joint venture for the purpose of combining certain of their assets, technology, people and skills in order to survey, review, identify and explore prospective mineral deposits within the Kingdom of Saudi Arabia (the “Kingdom”), using Typhoon™ Units (as defined below), under Exploration Licenses (as defined below) held by Ma’aden (the “Joint Venture”).
(B)Should any economically viable mineral deposits within the Kingdom be identified as a result of the Joint Venture, the Parties intend to continue the Joint Venture for the further development of such mining projects into operating mines.
(C)The Shareholders have incorporated and are shareholders in the Company (as defined below) through which they will implement the Joint Venture.
(D)As at the Effective Date, the Shareholders each hold fifty percent (50%) of the Shares.
(E)The Parties wish to enter into this Agreement (as defined below) with effect from the Effective Date to (i) set out the terms governing the relationship between the Parties in relation to the Company; and (ii) to regulate the manner in which the Company will be managed and the Business (as defined below) will be undertaken.
NOW, THEREFORE, in consideration of the covenants contained herein and intending to be legally bound, the Parties hereby agree as follows:

1.DEFINITIONS AND INTERPRETATION
1.1Definitions
Whenever used herein and written in initial capital letters, the following terms shall have the meanings respectively defined:
“Additional Existing TyphoonTM Unit” has the meaning given to in the TyphoonTM Equipment Purchase and Technical Support Agreement;
“Additional Exploration Term” has the meaning given to it in Clause 7.1.2 (Exploration Term);
“Additional Funding” has the meaning given to it in Clause 12.3 (Further Funding);
“Additional Land Areas” has the meaning given to it in Clause 7.2.3(C) (Identification of Land Area);
“Additional Licenses” has the meaning given to it in Clause 9.2 (Acquisition of further Mineral Rights);
“Affiliate” means any person that, directly or indirectly, Controls, is under common Control with, or is Controlled by, another person;
“Affiliate Transferee” has the meaning given to it in Clause 27.2 (Transfers to Affiliates);
“Aggregate Equity Interests” means the aggregate of the respective Equity Interests held by all the Shareholders, being one hundred percent (100%);
“Agreed Form Articles of Association” mean the agreed form articles of association of the Company, to be adopted with effect from the Contribution Date;
“Agreement” means this shareholders agreement as it may be amended or supplemented from time to time, together with all Schedules;
“Agreement of Adherence” means the agreement of adherence in the form annexed to this Agreement as Schedule 1 (Form of Agreement of Adherence);
"Anti-Money Laundering Laws" has the meaning given to it in Clause 25.1.3 (Mutual Representations and Warranties);
“Applicable Law” means, in respect of a Party, any law, statute, regulation, rule, executive order, decree, code of practice, circular, treaty, convention, guidance note or injunction of, or made by, any Competent Authority, which is binding on and/or enforceable against such Party or which imposes any obligation on such Party or would subject such Party to any penalty or loss of benefits as a result of non-compliance such Party, including, specifically, the laws of the Kingdom including with respect to Saudization;
“Approvals and Consents” means approvals, confirmations, consents, licenses, permits and other authorisations which are required by a Competent Authority and/or Applicable Law in order to form, operate and to continue operating the Company and the Business;
“Area of Interest” has the meaning given to it in Clause 9.1.1 (Creation of Area of Interest);
“Articles of Association” means the articles of association of the Company, as amended and restated from time to time;

“At Cost Basis” means:
(a)in relation to services and support provided by the personnel of a Shareholder or any of its Affiliates, all payroll costs and related expenses attributable to such personnel (including all salaries, wages, employee benefits and allowances for vacation, sick leave, holidays, employer portion of employee insurance, employer portion of social and retirement benefits, payroll taxes, premiums for public liability and property damage liability insurance, workers’ compensation and employer’s liability insurance, and any other insurance premiums measured by payroll costs, and other employee contributions and benefits imposed by any Law that are attributable to such personnel, in each case consistent with the then-current practice of such Shareholder or any of its Affiliates with respect to personnel costs and expenses, and reasonable travel expenses) for the periods in which such services and support are being performed; and
(b)in relation to other services and support provided by a Shareholder or any of its Affiliates, all reasonable and duly documented costs that are actually incurred by such Shareholder or Affiliate with third parties (other than Affiliates) in performing the same;
“Board” or “Board of Directors” means the board of directors of the Company from time to time;
“Board Deadlock” has the meaning given to it in paragraph 4 of Schedule 4;
“Board Deadlock Committee” has the meaning given to it in paragraph 6 of Schedule 4;
“Board Deadlock Notice” has the meaning given to it in paragraph 5 of Schedule 4;
“Budget” means a description in reasonable detail of operations to be conducted and objectives to be accomplished by the Company for a given period together with a detailed estimate of all sales revenues and other income to be received by, and all operating and capital costs to be incurred by, the Company, together with a funding plan (if relevant) including any proposed Additional Funding required by the Company with respect to such operations and shall include each Designated Project Budget and each Exploration Budget;
“Business” means the Company’s business of undertaking exploration for prospective mineral deposits and the operation, management and development of mines and the production of minerals including the operation of the Company in accordance with the applicable Mining Licenses and all other matters reasonably incidental thereto;
“Business Days” means a day (other than Friday, Saturday and Sunday) on which banks are open for normal business in Riyadh;
“Capital Contributions” means contributions to the share capital of the Company occurring by way of Cash Contributions or the conversion of outstanding amounts under the Shareholder Loans, including, for the avoidance of doubt the IE’s Contribution and the Ma’aden’s Contribution;
“Cash Contributions” has the meaning given to it in Clause 12.3 (Further Funding);
“Cessation of Operatorship Event” means any of the following:
(c)the Operator deviates from the approved Budget by more than 25% for two (2) consecutive annual periods without obtaining a prior Board approval;
(d)the Operator is in material breach of its obligations or is grossly negligent in carrying out its obligations under this Agreement;

(e)the Parties agree to terminate the Agreement; or
(f)an Insolvency Event has occurred with respect to the Operator;
“CGI” means Computational Geosciences Inc. a corporation incorporated under the laws of Canada, with registration number 752331-9, having its registered office at Endeavor Law Corporation, 300 - 1055 West Hastings Street, Vancouver BC V6E 2E9, Canada;
“Chairperson” means the Chairperson of the Board of the Company appointed in accordance with Clause 17.3.1 (Chairperson);
“Change of Control” means in respect of any Shareholder or Guarantor (as the case may be), if a person who directly or indirectly has Control of the Shareholder or Guarantor as at the Effective Date ceases to do so, or if a person obtains direct or indirect Control of the Shareholder or Guarantor after the Effective Date;
“Commercial Registration Certificate” means the commercial registration certificate issued by MoC;
“Commercial Registration Date” means the date of issuance of the certificate of commercial registration of the Company;
“Companies Law” means the Companies Regulations issued pursuant to Royal Decree No. M132 dated 01/12/1443H (corresponding to 30 June 2022), including any amendment, supplement, replacement or other modification thereto from time to time;
“Competent Authority” means a governmental, supranational, local government, statutory or regulatory body or any subdivision thereof and any ministerial or governmental, quasi-governmental or other regulatory department, body, instrumentality, agency or official court or tribunal (including any arbitration tribunal or forum) having jurisdiction over the Company and/or any Party;
“Confidential Information” has the meaning given to it in Clause 26.1.1 (Confidential Information);
"Confirmatory Acceptance Testing" has the meaning given to it in Clause 2.5(g) of the TEPTSA;
“Control” means the power of a person to secure either by means of the holding of shares or the possession of voting power in or in relation to the person concerned or by virtue of any powers conferred by the articles of association or other document regulating that person, that its affairs are conducted in accordance with the wishes of that person and the words “Controlled” and “Controlling” and their cognates shall be construed accordingly;
“Contribution Date” means the date on which IE’s Contribution and Ma’aden’s Contribution are converted into Shares in accordance with Clause 12.1.3 (Contribution by IE Mena and Ma’aden) and approved by the MoC;
“Cooling-Off Period” has the meaning given to it in Clause 32.1.2 (Initial Resolution Efforts);
“CSR” means Corporate Social Responsibility;
“Current TyphoonTM Unit” means a 3D DC-resistivity induced polarization and electromagnetic geophysical electrical transmitter known as Typhoon™;
“Data Services Agreement” means the data services agreement entered into between CGI and the Company on or around the Effective Date;
“Default” has the meaning given to it in Clause 29.3 (Default);

“Default Notice” has the meaning given to it in Clause 29.4 (Default Notice);
“Defaulting Shareholder” has the meaning given to it in Clause 29.3 (Default);
“Designated Project” has the meaning given to it in Clause 8.1 (Creation of Designated Project);
“Designated Project Budget” means a description in reasonable detail of operations to be conducted and objectives to be accomplished by the Company for a given period with respect to a Designated Project together with a detailed estimate of all sales revenues and other income to be received (if any) by, and all operating and capital costs to be incurred by, the Company, together with a funding plan (if relevant) including any proposed Additional Funding required by the Company with respect to such Designated Project;
“Designated Project Designation” means any Designated Project that has been designated in accordance with Clause 8.1 (Creation of Designated Project);
"Designated Project Holding Structure" has the meaning given to it in Clause 8.2.5;
“Director” means a member of the Board of Directors;
“Dispute” has the meaning given to it in Clause 32.1.1 (Initial Resolution Efforts);
“Dispute Notice” has the meaning given to it in Clause 32.1.1 (Initial Resolution Efforts);
“Distribution” means:
(g)any Share Distribution; or
(h)any payment by the Company to any Shareholder in respect of any Shareholder Loan;
“Economic Concentration” means any action that results in a total or partial transfer of ownership of assets, rights, equity, stocks, shares, or liabilities of an entity to another by way of merger, acquisition, takeover, or the joining of two or more managements in a joint management, or by any other means, whether directly or indirectly;
“Effective Date” means the date of this Agreement;
“Encumbrance” means any pledge, charge, lien, mortgage, debenture, hypothecation, security interest, pre-emption right, option and any other encumbrance or third party right or claim of any kind;
“Equity Interest” means the equity interest of a Shareholder in the Company, as determined in accordance with Clause 3.2 (Shareholders’ Equity Interest);
“Excluded Ma’aden Land” means any land, other than the Ma'aden Land or the Substitute Ma'aden Land, in relation to which Ma'aden holds any rights or interest including, but not limited to, an Exploration License or Exploitation License;
“Existing TyphoonTM Units” means each of: (i) the Initial Existing TyphoonTM Unit and (ii) the Additional Existing TyphoonTM Unit to the extent provided by Ivanhoe Electric pursuant to the terms of the under the TyphoonTM Equipment Purchase and Technical Support Agreement;
“Exploitation License” means a document issued by MIMR which constitutes approval to extract ores and minerals (by mining or quarrying), including any direct or indirect activity required for such purpose;

“Exploration Area” means, collectively, (i) the Ma’aden Land, (ii) any Substitute Ma’aden Land or (iii) any Additional Land Areas contributed to, or acquired by, the Company;
“Exploration Budget” means a description in reasonable detail of operations to be conducted and objectives to be accomplished by the Company for a given period with respect to the Exploration Phase, together with a detailed estimate of all operating and capital costs to be incurred by, the Company, together with a funding plan (if relevant) including any proposed Additional Funding required by the Company with respect to such operations;
“Exploration Drilling Stage” has the meaning given to it in Clause 7.3.4 (Exploration Stages);
“Exploration License Applications” means applications for Exploration Licenses to explore for all of the metals set forth in Schedule 7 (Metals) in and on the Ma’aden Land, including those which as at the Effective Date have been applied for by Ma’aden as set out in Part 2 of Schedule 6 (Ma’aden Land Area);
“Exploration License” means a document issued by MIMR which constitutes approval to conduct a detailed activity leading to the discovery of deposits, using geological, geophysical or geochemical methods, different types of drilling or any other appropriate method in any location to determine the presence, extensions, quantities, types and mining viability of such deposits and includes:
(i)all Initial Exploration Licenses;
(j)exploration licenses to explore for all of the metals set forth in Schedule 7 (Metals) arising from or in connection with Exploration License Applications; and
(k)exploration licenses to explore for all of the metals set forth in Schedule 7 (Metals) in and on the Substitute Ma’aden Land;
“Exploration Phase” shall mean, together, (i) identification of the land areas in accordance with Clause 7.2 (Identification of Land Area); (ii) the Generative Exploration Stage; and (iii) the Exploration Drilling Stage;
“Exploration Program” has the meaning given to it in Clause 7.3.2 (Exploration Stages);
“Exploration Term” means the Initial Exploration Term and the Additional Exploration Term (if any).
“Exploration Works” means any all activities, excluding development and mining and processing/beneficiation, undertaken to locate, investigate, define or delineate a mineral prospect or mineral deposit located on or in the Ma’aden Land or any Additional Land Areas including ground and airborne geophysical and radiometric work, geochemical surveys, drilling, bulldozing, trenching, evaluation of work done and other work commonly regarded as reconnaissance or exploration work in accordance with Good Mining Practice including evaluation studies;
“Fair Market Value” has the meaning given to it in Schedule 3 (Valuation);
“Financial Quarter” means a period of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31, or such other dates as may be determined by the Shareholders of the Company from time to time;
“Financial Year” means the financial year of the Company set forth in the Articles of Association, currently being the period commencing on 1 January and ending on 31 December of each year;
“Funding Notice” has the meaning given to in Clause 12.5.2 (Procedure for Making Cash Contributions);

“GAC” means the General Authority for Competition in the Kingdom;
“General Manager” means the general manager of the Company from time to time;
“Generative Exploration Stage” has the meaning given to it in Clause 7.3.2 (Generative Exploration Stage);
“GEO27” means Geo27, Inc., a corporation incorporated under the laws of Delaware, USA, with registration number 6042581, having its registered office at Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle, DE 19808, United States;
“Good Mining Practice” means the application of those methods and practices customarily used in good and prudent mining practice in North America with that degree of diligence and prudence reasonably and ordinarily exercised by capable operators engaged in similar activity under similar circumstances and conditions;
“Government Official” has the meaning given in Clause 36.1.2 (Anti-Bribery Compliance);
“Group” means the Company and its Subsidiary Undertakings from time-to-time and “Group Company” shall mean each one of them;
“Guarantor” means each of IE Parent and Ma’aden;
“I-Pulse” means I-Pulse, Inc. a corporation incorporated under the laws of Delaware, USA, with registration number 4302289, having its registered office at Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle, DE 19808, United States;
“IE’s Contribution” has the meaning given in Clause 12.1.1 (Contribution by IE Mena and Ma’aden);
“Implementing Regulations” means the Implementing Regulations of the Saudi Mining Investment Law issued pursuant to Ministerial Resolution No. 1006/1/1442 dated 05/09/1442H (corresponding to 17 April 2021), including any amendment, supplement, replacement or other modification thereto from time to time;
“Initial Existing TyphoonTM Unit” has the meaning given in Clause 5.2.1 (Undertakings by Ivanhoe Electric);
“Initial Exploration Licenses” means exploration licenses to explore for all of the metals set forth in Schedule 7 (Metals) in and on the Ma’aden Land which are held by Ma’aden as at the Effective Date;
“Initial Exploration Term” has the meaning given to it in Clause 7.1.1 (Exploration Term);
“Insolvency Event” means, in respect of a Shareholder or Guarantor, any of the following events whereby that Shareholder or Guarantor:
(l)becomes insolvent;
(m)enters into official management or a scheme of arrangement with creditors or any class or group of creditors;
(n)has a receiver and/or manager appointed to it or any asset or undertaking;
(o)has an administrator, provisional liquidator or liquidator appointed;
(p)has any secured or other creditors take possession, or appoint an agent to take possession, of any asset; or

(q)any other form of procedure relating to insolvency, reorganization or dissolution, or any similar or equivalent events having force of law which applies to that Shareholder;
“Intellectual Property” and “Intellectual Property Rights” means (a) all copyright rights and related rights under the laws of all countries for the full terms thereof (of all rights accruing by virtue of copyright treaties and conventions), including but not limited to all renewals, extensions, reversions or restorations of copyrights now or hereafter provided by law and all rights to make applications for and obtain copyright registrations therefor and recordations thereof, and including without limitation all copyright rights in all software, documentation, user and application interfaces including without limitation the look and feel and the structure, sequence and organization thereof; (b) all rights to and under new and useful inventions (whether patentable or not), discoveries, designs, technology and art and all other patentable subject matter, including, but not limited to, all improvements thereof and all know-how related thereto, and all applications for and the right to make applications for such rights, all rights to claim priority in relation to such rights, and all reissues, extensions, renewals, divisions, supplementary protection certificates, and continuations (including continuations-in-part) thereof, for the full term thereof; (c) all trademarks, logos, get up, service marks and internet domain names and the like and the goodwill associated therewith throughout the world and the rights to sue for passing off or for unfair competition; (d) all trade secrets, confidential business information, evaluations and reports; (e) all know-how under the laws of any jurisdiction and all know-how not otherwise included in the foregoing; and (f) all other intellectual and industrial property and proprietary rights throughout the world not otherwise included in the foregoing, including without limitation all techniques, methodologies and concepts and trade dress;
“IRA” means the investor rights agreement entered into between IE Parent and Ma’aden on or around the Effective Date;
“IRA Unwinding Events” means:
(r)IE Parent has failed to comply with its obligations under Article III of the IRA with respect to Ma’aden’s “Top-up Right” (as that term is defined in the IRA);
(s)IE Parent has failed to comply with its obligation under section 6.4 of the IRA with respect to Ma’aden’s “Equity Participation Right” (as that term is defined in the IRA);
(t)IE Parent has failed to comply with its obligations under section 2.2 of the IRA with respect to a “Ma’aden Designated Nominee” or an “Alternative Ma’aden Designated Nominee” (as those terms are defined in the IRA); or
(u)IE Parent has failed to comply with its obligations under section 5.1 or 5.2 of the IRA, and, in each case, such failure to comply is incapable of remedy or, if capable of remedy is not remedied by IE Parent within ninety (90) days of being notified in writing by Ma’aden of that failure to comply;
“Ivanhoe Electric” means IE Mena and IE Parent, collectively;
“Ivanhoe Electric Directors” has the meaning given to it in Clause 17.1.2(A) (Composition and Authority);
“Ivanhoe Electric Technical Support” means the provision of technical support by IE Parent pursuant to the terms of the TyphoonTM Equipment Purchase and Technical Support Agreement;
"Ivanhoe Support" has the meaning given to it in Clause 5.2.3 (Undertakings by Ivanhoe Electric);
"Joint Venture" has the meaning given to it in the Recitals;

“Joint Venture Property” means all rights, titles, interest, claims, benefits and all other property of whatever kind, real or personal, from time to time owned by the Group excluding the Typhoon™ Units, the Existing TyphoonTM Units and any Intellectual Property Rights or other rights arising under the Licensing Agreement;
“Kingdom” means the Kingdom of Saudi Arabia;
“Land Access Rights” has the meaning given to that term in Clause 5.1.1 (Undertakings by Ma’aden);
“Licensed Intellectual Property” has the meaning given to that term in the Licensing Agreement;
“Licensing Agreement” means the licensing agreement entered into between GEO27 and the Company on or around the Effective Date;
“Loss” means any actual loss, damage, penalty, liabilities, Tax, cost and expense (including reasonable legal and other reasonable professional fees and costs), expenses, damages, claims and demands excluding any loss of profit, loss or earnings, loss of reputation or loss of opportunity, indirect or consequential loss, economic loss or any punitive damages;
“Ma’aden Directors” has the meaning given to it in Clause 17.1.2(A) (Composition and Authority);
“Ma’aden’s Contribution” has the meaning given to that term in Clause 12.1.2 (Contribution by IE Mena and Ma’aden);
“Ma’aden Land” has the meaning given to it in Clause 5.1.1 (Contributions by Ma’aden) and includes any Substitute Ma’aden Land;
“Ma’aden Support” means regulatory, logistical and other support by Ma’aden on in-Kingdom matters, including CSR, dealings and interface with Competent Authorities, employee relations and local community relations, but excludes general management time;
“Mineral Rights” means any permit, license, license agreement, concession, development agreement or investment agreement which entitles the holder thereof to prospect for, explore for, mine, extract, exploit, process (including for testing purposes), export, market or sell any mineral resources (whether located under the earth’s surface, in any waste rock dump, tailings facility or otherwise);
“Mining Law” means the mining investment law promulgated by Royal Decree No. (M/140) on 19/10/1441H (corresponding to 11 June 2020) and the Implementing Regulations;
“Mining License” means a Reconnaissance License, Exploration License, Exploitation License or any other document issued by MIMR, which includes the approval to conduct any other activities relating to mining, such document being limited to a specified area in accordance with the provisions of the Mining Law;
“MIMR” means the Ministry of Industry and Mineral Resources of the Kingdom;
“MoC” means the Ministry of Commerce of the Kingdom;
“NI 43-101” means the NI 43-101 Standards of Disclosure for Mineral Projects, Form 43-101F1 Technical Report and Related Consequential Amendments as set out at https://mrmr.cim.org/media/1017/national-instrument-43-101.pdf;
“Non-Confidential Information” has the meaning given to it in Clause 26.1.2 (Confidential Information);

“Non-Defaulting Shareholder” has the meaning given to in Clause 29.4 (Default Notice);
“Offered Interests” has the meaning given to it in Schedule 2 (Requirements Relating to Transfers of Shares to a Purchaser);
“Offer Terms” has the meaning given to it in Schedule 2 (Requirements Relation to Transfers of Shares to a Purchaser);
“Offeree(s)” has the meaning given to it in Schedule 2 (Requirements Relating to Transfers of Shares to a Purchaser);
“Operator” means:
(v)with respect to the Exploration Phase, IE Mena; and
(w)with respect to any Designated Project, Ma’aden;
“Parent Undertaking” means an Undertaking which, in relation to another Undertaking, a “Subsidiary Undertaking”:
(x)holds a majority of the voting rights in the Undertaking; or
(y)has the right to appoint or remove a majority of its board of directors (or analogous body, including a management board and supervisory council); or
(z)has the right to exercise a dominant influence over the Undertaking, by virtue of provisions contained in its constitutional documents or elsewhere; or
(aa)controls alone, pursuant to an agreement with the other shareholders or members, a majority of the voting rights in the Undertaking, and an Undertaking shall be treated as the Parent Undertaking of any Undertaking in relation to which any of its Subsidiary Undertakings is, or is to be treated as, Parent Undertaking, and “Subsidiary Undertaking” shall be construed accordingly;
“Parties” means:
(ab)IE Parent, IE Mena and Ma’aden; and
(ac)any Shareholder which executes and delivers an Agreement of Adherence in accordance with this Agreement, and “Party” means any one of them (and for the avoidance of doubt, the Company, while a party to this Agreement is not a “Party”);
“Pre-Feasibility Study” means a pre-feasibility study within the meaning of both of NI 43-101 and Reg S-K;
"Prospectus" means the prospectus filed by IE Parent on 30 March 2023, a copy of which can be found at https://www.sec.gov/Archives/edgar/data/1879016/000110465923039106/tm2232256-21_424b3.htm;
“Purchaser” means a third party purchaser or bona fide prospective third party purchaser of a Transferor’s Shares (and excludes an Affiliate Transferee);
“Receiving Party” has the meaning given to it in Clause 26.1 (Confidential Information);
“Recommended Land Area” has the meaning given to it in Clause 7.2.1 (Identification of Land Area);

“Reconnaissance License” means a document issued by MIMR which constitutes approval to conduct a preliminary geological survey to identify the geological environment and surface evidence for the existence of minerals and ores in general;
“Reg S-K” means Regulation S-K subpart 1300;
“Rehabilitation Obligations” means the obligations of the Shareholders under Applicable Law, all Approvals and Consents, and all applicable statutory and contractual obligations relating to the rehabilitation, revegetation and cleaning up of the Ma’aden Land or any Additional Land Areas during and following completion of the activities of the Company;
“Related Agreements” means the Data Services Agreement, the TyphoonTM Equipment Purchase and Technical Support Agreement and the Licensing Agreement;
“Representative” has the meaning given to it in Clause 26.2.1 (Ownership/Uses of Confidential Information);
“Response Period” has the meaning given to it in Clause 32.1.3 (Initial Resolution Efforts);
“Return Event” has the meaning given in Clause 22.2 (Title to the TyphoonTM Units);
“Rules” has the meaning given to it in Clause 32.2.1 (Arbitration);
“Saudi Anti-Bribery Law” means the Saudi Arabia Anti-Bribery Law issued pursuant to Royal Decree No. M/36 dated 29/12/1412H (corresponding to 30 June 1992), including any amendment, supplement, replacement or other modification thereto from time to time together with any relevant regulations;
“Saudi Arabian Accounting Standards” means accounting standards which are in compliance with regulations and standards promulgated by MoC and the Saudi Organization for Certified Public Accountants and where a particular standard is not promulgated thereby and to the extent permissible in the Kingdom;
“SAR” means the lawful currency of the Kingdom;
“Share(s)” means any share(s) in the Share Capital, and “Shareholding” shall be construed accordingly;
“Share Capital” means the share capital of the Company;
“Share Distribution” means any dividend or any other distribution or payment made by the Company on or in respect of its Shares, including any distribution of the profits of the Company or any distribution of the assets of the Company upon any act of insolvency, liquidation or winding up of the Company;
“Shareholder Loan” means a loan from a Shareholder the terms of which shall be determined by the Board in accordance with 17.6.3;
“Shareholder Loan Offer” shall have the meaning given to it in Clause 12.4.1(A) (Shareholder Loans);
“Share Offer” has the meaning given to it in Clause 12.5.2 (Procedure for Making Cash Contributions);
“Shareholders” means, for so long as they hold Shares, IE Mena and Ma’aden, and any other person holding Shares from time to time, and “Shareholder” means any one of them;
“Shareholder Percentage” means the number of Shares held by a Shareholder expressed as a percentage of the total number of Shares;

“SOFR” means the one (1) month secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate);
“Sole Risk Completion” has the meaning given in Clause 8.3.3 (Sole Risk);
“Subject Party” has the meaning given to it in Clause 26.1.1 (Confidential Information);
“Subsidiary Undertaking” means any Undertaking in relation to which another Undertaking is its Parent Undertaking;
“Substitute Ma’aden Land” has the meaning given in Clause 11.1 (Exploration License undertakings by Ma’aden);
“Sufficient Financial Standing” means the ability to perform all of the obligations to be assumed by the Affiliate Transferee under all outstanding and prospective agreements that relate to the Company and/or any Designated Project (as applicable);
“Survey” means has the meaning given in the TyphoonTM Equipment Purchase and Technical Support Agreement;
“Shutdown Costs” means all costs associated with shutting down all activities of the Company including the costs associated with satisfaction of the Rehabilitation Obligations (if any) and any redundancy or termination benefits or payments to any consultant or contractor or employee who is engaged by the Company in the conduct of the activities of the Company, but only to the extent of the period for which an employee was engaged in the activities of the Company;
“Tax” or “Taxes” means all foreign, federal, state, provincial, national, local and other taxes, fees, levies, duties and other assessments or charges of whatever kind (including zakat, income, excise, customs duties, tariffs, stamp, transfer, property, occupancy, value added, use, real estate, sales, payroll, gains, gross receipts, withholding and mining royalties or severance or other fees) together with any commission, penalties, or additions payable in connection with such taxes, fees, levies, duties or other assessments or charges imposed or collected by a Competent Authority whether directly or primarily charged against, recoverable from or attributable to any person;
“Technical Committee” has the meaning given to it in Clause 18 (Technical Committee);
“TEPTSA Unwinding Event” means termination of the TyphoonTM Equipment Purchase and Technical Support Agreement by the Company in accordance with clause 11.2 of the TyphoonTM Equipment Purchase and Technical Support Agreement;
“Termination Event” has the meaning given in Clause 29.1.2 (Term, Validity and Termination);
“TLA Unwinding Event” means the termination of the Licensing Agreement by the Company in accordance with clause 7.2 of the Licensing Agreement;
“Transfer” and its cognates when used in connection with Shares or a TyphoonTM Unit means the sale, transfer, assignment, mortgage, pledge or any other disposition of or creation of an Encumbrance in respect of such Shares or TyphoonTM Unit (as applicable);
“Transfer Notice” has the meaning given to it in Schedule 2 (Requirements Relating to Transfers of Shares to a Purchaser);
“Transferor” means any person that Transfers Shares in accordance with this Agreement;
“TyphoonTM Anomaly” means a chargeability anomaly identified by a TyphoonTM Unit during a Survey;

“TyphoonTM Equipment Purchase and Technical Support Agreement” means the equipment purchase and technical support agreement entered into between I-Pulse and the Company on or around the Effective Date;
“Typhoon™ Units” means has the meaning given in the TyphoonTM Equipment Purchase and Technical Support Agreement;
“Undertaking” means a body corporate or partnership or an unincorporated association carrying on trade or business;
“Undesignated Land” means has the meaning given to it in Clause 10 (Undesignated Land);
“US Dollars” or USD” means the lawful currency of the United States of America; and
“Valuation Expert” has the meaning given to it in Schedule 3 (Valuation).
1.2Interpretation
In this Agreement:
1.2.1references to Recitals, Sections, Clauses, Schedules, attachments and paragraphs are to the recitals, sections, clauses, schedules, attachments and paragraphs of this Agreement from time to time, unless the context otherwise requires. The Recitals and Schedules to this Agreement from time to time shall be deemed to form an essential and integral part of this Agreement. Reference to this Agreement shall be a reference to its Recitals and Schedules unless the context otherwise requires;
1.2.2headings are inserted for convenience only and shall not control the construction of this Agreement;
1.2.3references to the Parties include their respective successors and permitted assigns;
1.2.4the masculine gender shall include the feminine and neuter and the singular number shall, include the plural, and vice versa;
1.2.5the words and expressions “include”, “such as”, “inter alia” and equivalent or similar words or expressions and their cognates are not limiting;
1.2.6unless the contrary is expressly stated, all references to time and periods of time shall be construed by reference to the Gregorian calendar;
1.2.7words imposing an obligation on a Party to do any lawful act, matter or thing include an obligation to procure that it be done and words placing a Party under a restriction include an obligation not to permit infringement of the restriction;
1.2.8save for Clause 17.7 (Directors’ Liability), which is for the benefit of the Directors and members of the Technical Committee (and who shall have the right to enforce that provision accordingly), the provisions of this Agreement are for the benefit of the Parties only and a person who is not a Party has no right to enforce or to enjoy the benefit of any provision of this Agreement;
1.2.9any reference to “law” means any law (including, any common or customary law) and any treaty, constitution, statute, legislation, decree, normative act, rule, ordinance, regulation, judgment, order, writ, injunction, determination, license, permit, governmental authorization, award or other legislative or administrative measure or judicial or arbitral decision in any jurisdiction which has the force of law or the compliance with which is in accordance with general practice in such jurisdiction;
1.2.10a person includes a natural person and a corporate or unincorporated body;
1.2.11any reference to a provision of law is a reference to that provision as from time to time amended or re-enacted; and
1.2.12references to “substantiated” in the context of a breach of a representation, warranty or other obligation means a breach of a representation, warranty or other obligation of a Party and which is admitted by the relevant Party or proved in accordance with Clause 32.2 (Arbitration) with all rights of appeal (if any) having been exhausted.
2.GAC FILING
2.2.1Ivanhoe Electric and Ma’aden shall submit an application in respect of an Economic Concentration for approval from GAC as soon as possible following the date of this Agreement and in any event within thirty (30) Business Days of the date of this Agreement.
2.2.2Ivanhoe Electric and Ma’aden agree that all requests and enquiries from GAC shall be dealt with, in each case, by Ivanhoe Electric and Ma’aden in consultation with each other and Ivanhoe Electric and Ma’aden shall co-operate with each other and GAC, to the extent necessary and on a confidential basis, and provide all necessary information and assistance reasonably required by the other or by GAC as soon as reasonably practical upon being requested to do so, provided that any information provided in relation to either of Ivanhoe Electric or Ma’aden shall be provided only to GAC.
2.2.3Each of Ivanhoe Electric and Ma’aden shall:
(A)allow the other the opportunity to participate in any call or meeting with GAC, promptly inform the other of the content of any meeting, material conversation and any other communication which takes place between the other (or its representatives) and GAC in which the other did not participate and provide copies or, in the case of non-written communications, a written summary, to the other;
(B)procure that the other is given a reasonable opportunity to review, comment on and approve drafts of all notifications, filings and submissions before they are submitted to GAC and provide the other with final copies of all such notifications, filings and submissions (it being acknowledged that certain such drafts and/or documents may be shared on a confidential basis only with outside counsel) and take account of any reasonable comments; and
(C)use its reasonable endeavours to avoid any declaration of incompleteness by GAC or any other suspension of the periods for clearance.
2.2.4Neither Ivanhoe Electric or Ma’aden shall, without the prior written consent of the other, withdraw any notification, filing or submission made to GAC.
2.2.5Each of Ivanhoe Electric and Ma’aden undertake to notify the other in writing, of anything which will or may prevent GAC approval from being obtained or delayed promptly after it comes to its attention.

2.2.6Each of Ivanhoe Electric and Ma’aden undertakes to notify the other as soon as possible on becoming aware that GAC approval has been obtained.
2.2.7In the event that GAC approval for the application submitted in accordance with Clause 2.1.1 (GAC Filing) is not obtained, Ivanhoe Electric and Ma’aden shall:
(A)to the extent not provided, request further details from GAC as to why the submission was unsuccessful; and
(B)at the earliest subsequent opportunity, re-apply for GAC approval in respect of an Economic Concentration in accordance with the procedure set out in this Clause 2 (GAC Filing) which process shall be repeated until such time as GAC approval is obtained or Ivanhoe Electric and Ma’aden agree otherwise in writing.
3.SHARE CAPITAL
3.1Share Capital and Shareholder Contributions
3.1.1As at the Effective Date, the Share Capital of the Company and the Shareholder Percentages and Equity Interests of Ma’aden and IE Mena shall be as follows:

	Shares	Share Capital	Shareholder Loans	Shareholder Percentage	Equity Interest
Ma’aden	500	50,000 SAR	0 SAR	50%	50%
IE Mena	500	50,000 SAR	0 SAR	50%	50%
Total	1,000	100,000SAR	0 SAR	100%	100%

3.1.2Promptly following the Effective Date, IE Mena shall transfer to the Company IE’s Contribution in accordance with Clause 12.1.1 (Contribution by IE Mena and Ma’aden) in respect of which Shares shall be issued on the Contribution Date in accordance with Clause 12.1.3 (Contribution by IE Mena and Ma’aden).
3.1.3On and from the Effective Date, Ma’aden shall contribute to the Company Ma’aden’s Contribution in accordance with Clause 12.1.2 (Contribution by IE Mena and Ma’aden) in respect of which Shares shall be issued on the Contribution Date in accordance with Clause 12.1.3 (Contribution by IE Mena and Ma’aden).
3.1.4The Parties agree that the value of Ma’aden’s Contribution is equal to the value of IE’s Contribution.
3.1.5Following the Contribution Date:

(A)the Shares on issue to Ma’aden, on the one hand, and IE, on the other hand, and the Share Capital which such Shares represent shall be equal;
(B)there shall be no outstanding Shareholder Loans; and
(C)the Share Capital, Shareholder Percentage and Equity Interest of Ma’aden and IE shall be as follows:

	Share Capital	Shareholder Percentage	Equity Interest
Ma’aden	50,000 SAR plus the SAR equivalent of USD 66,000,000	50%	50%
IE Mena	50,000 SAR plus the SAR equivalent of USD 66,000,000	50%	50%
Total	100,000 SAR plus the SAR equivalent of USD 132,000,000	100%	100%
3.2Shareholders’ Equity Interest
3.2.1The Equity Interest of a Shareholder shall be determined as follows:
    Where:

EI	=	the Equity Interest of the Shareholder, expressed as a percentage
A	=
the sum of the Capital Contributions and the outstanding principal and interest (if any) of Shareholder Loans funded or advanced or acquired (in accordance with Clause 27 (Transfers of Shares)) by the Shareholder on and from the Effective Date

B	=	the sum of the Capital Contributions and the outstanding principal and interest (if any) of Shareholder Loans (to the extent outstanding and not otherwise converted into Shares, repaid, waived, forgiven or released) funded or advanced by all of the Shareholders on and from the Effective Date
3.3Changes to Equity Interest
A Shareholders’ Equity Interest may only be changed as follows:
3.3.1upon a Transfer of all, and not less than all, of its Shares and, to the extent transferred to the transferee, Shareholder Loans in accordance with the provisions of Clause 27 (Transfers of Shares) and Schedule 2 (Requirements Relating to Transfers of Shares to a Purchaser) in which case the transferee shall be deemed to have an Equity Interest commensurate to the Equity Interest transferred to the transferee; or
3.3.2pursuant to Clause 12.4 (Shareholder Loans) to the extent Shareholder Loans are provided by the Shareholder(s) in accordance therewith and to the extent any interest accrues on such Shareholder Loans; or
3.3.3pursuant to Clause 12.5 (Procedure for Making Cash Contributions) to the extent Cash Contributions are provided in accordance therewith.
3.4Maintenance of Shareholder Percentage
Each Party shall do all things and execute all further documents, as necessary to ensure that each Shareholder’s Shareholder Percentage is equal to that Shareholder’s Equity Interest provided that nothing in this Clause 3.4 (Maintenance of Shareholder Percentage) shall oblige a Shareholder to contribute more than a nominal sum in order give effect to the requirements of this Clause 3.4.

4.CONDUCT OF THE BUSINESS
4.1Purpose
The Company is formed for the purpose of carrying on the Business within the Kingdom.
4.2Operations
4.2.1Pursuant and subject to Clause 17 (Board of Directors), Clause 18 (Technical Committee), Clause 20 (General Manager) and Clause 19 (Operator), the Parties agree that day-to-day operations of the Company shall be the responsibility of the General Manager, with the Board being responsible for overall management and strategy and the Technical Committee and the Operators having the responsibilities set out in this Agreement.
4.2.2It is the Parties intention as at the Effective Date that, in order to support the operations of the Company, the Company will be staffed by a combination of personnel it hires directly, through secondees from Ma’aden and Ivanhoe Electric (to the extent required) and otherwise supported by the Ma’aden Support and the Ivanhoe Support.
4.3Business Policies
4.3.1The Company shall, and the Shareholders shall cause the Company to, adhere to and comply with all Applicable Laws, Good Mining Practice and the highest ethical standards, including such business ethics and compliance policies and environmental, health and safety, and human resources policies as may be recommended by the Technical Committee and/or the General Manager and, to the extent necessary in accordance with this Agreement, approved by the Board from time to time.
4.3.2Without prejudice to Clause 4.3.1 (Business Policies), the Parties acknowledge and agree that, as soon as practicable following the Effective Date, the Company shall adopt such policies and programs (including, but not limited to, an anti-bribery and anti-corruption policy) as approved by the Board pursuant to Clause 17.6.23 (Board Decisions).
4.4Permits
Without prejudice to the generality of Clause 4.3 (Business Policies), the Company shall comply with the terms and conditions of all approvals and consents issued to the Company by Competent Authorities, including the applicable Mining Licenses.
5.SHAREHOLDER UNDERTAKINGS
5.1Undertakings by Ma’aden
Ma’aden undertakes that it shall (or shall procure that a Subsidiary Undertaking of Ma’aden shall):
5.1.1make available to the Company access to approximately 48,500 km2 of land located within the Kingdom, which is regulated under the Exploration Licenses, and which is as depicted in Schedule 6 (Ma’aden Land Area) (the “Ma’aden Land”) for the purpose of conducting exploration activities to identify sub-area(s) of the Ma’aden Land that may be developed into an operating mine as set out further in this Agreement (“Land Access Rights”);
5.1.2make available to the Company its existing geological data relating to the Ma’aden Land; and

5.1.3provide the Company with such Ma’aden Support and access to its experience, expertise, know-how, relevant Intellectual Property, operating systems and procedures as the Technical Committee shall reasonably request to support the Business and the Joint Venture. The Company shall reimburse to Ma’aden or the relevant Ma’aden Subsidiary Undertaking all costs and expenses incurred in the provision of such requested services referred to in this Clause 5.1.3 (Undertakings by Ma’aden) on an At Cost Basis.
5.2Undertakings by Ivanhoe Electric
Ivanhoe Electric undertakes that it shall (or shall procure that an Affiliate of Ivanhoe Electric shall):
5.2.1make a cash contribution in accordance with the terms of Clause 12.1 (Contribution by IE Mena and Ma’aden);
5.2.2pending delivery of the Typhoon™ Units, make available to the Company:
(A)at the Company’s cost and on DDP (Incoterms 2020) basis; and
(B)at the Company’s exploration camp in Hufairah, the Kingdom (or such other place as Ma’aden and Ivanhoe Electric agree in writing), one Current TyphoonTM Unit (the “Initial Existing TyphoonTM Unit”) by no later than thirty (30) days following the Effective Date the use and return of which shall be governed in accordance with the terms of the Typhoon™ Equipment Purchase and Technical Support Agreement and Clause 5.3 (Initial Existing Typhoon™ Unit);
5.2.3provide or shall procure that an Affiliate of Ivanhoe Electric shall provide the Company with: (A) Ivanhoe Electric Technical Support; and (B) such support and access to Ivanhoe Electric's experience, expertise, know-how and procedures as the Technical Committee shall reasonably request to support the Business and the Joint Venture (together with (A), "Ivanhoe Support"). The Company shall reimburse to Ivanhoe Electric or any such other relevant Ivanhoe Electric Affiliate all costs and expenses incurred in the provision of requested Ivanhoe Support on an At Cost Basis. All other support provided by Ivanhoe Electric or any other Affiliate of Ivanhoe Electric shall be provided at no cost to the Company; and
5.2.4at the Company's cost, provide training and development to the employees of the Company and any individuals seconded to the Company in relation to mineral exploration, geology and the use and operation of the Typhoon™ Units and the Initial Existing TyphoonTM Units. Such training shall be sufficient to allow the individuals to safely use the Typhoon™ Units and collect, interpret, and transmit data generated from using the Typhoon™ Units.
5.3Initial Existing Typhoon™ Unit
Following successful completion of the Confirmatory Acceptance Testing in relation of the second Typhoon™ Unit that is delivered pursuant to the TyphoonTM Equipment Purchase and Technical Support Agreement, the Company shall:
5.3.1at the Company’s cost, make available the Initial Existing Typhoon™ Unit for collection by Ivanhoe Electric at Ma’aden’s exploration camp in Hufairah, the Kingdom (or such other place as Ma’aden and Ivanhoe Electric agree in writing) within thirty (30) days of the date on which such Confirmatory Acceptance Testing is completed or, if a Survey is underway but not completed, within thirty (30) days following completion of such Survey; and

5.3.2retain risk of the Initial Existing TyphoonTM Unit until the Initial Existing Typhoon™ Unit is delivered to Ivanhoe Electric. If any Loss occur with respect to the Initial Existing TyphoonTM Unit while under the Company’s risk, the Company shall at its own cost repair and make good the Initial Existing TyphoonTM Unit.
5.4Insufficient Ma’aden Land
If, on and from the date that falls eighteen (18) months after the Effective Date, the Exploration Licenses available for contribution to the Company pursuant to Clause 5.1.1 (Undertakings by Ma’aden) account for less than fifty percent (50%) of the Ma’aden Land envisaged to be made available to the Company pursuant to Clause 5.1.1 (Undertakings by Ma’aden) then the exploration activities of the Company (and the related obligations of Ivanhoe Electric and its Affiliates) may be suspended by Ivanhoe Electric by notice to Ma’aden until such time as Ivanhoe Electric and Ma’aden agree in writing to proceed.
6.EXCLUSIVITY AND USE OF TYPHOON™ UNITS
6.1For so long as Ivanhoe Electric or an Affiliate of Ivanhoe Electric remains a Shareholder, Ivanhoe Electric shall not, and shall procure that its Affiliates shall not, enter into any other business or business partnership involving mining activities or mineral exploration in the Kingdom without Ma'aden's prior written consent.
6.2The Parties acknowledge that the sole permitted use for the Typhoon™ shall be on the Ma’aden Land, any Additional Land Areas and any Areas of Interest. To the extent that a Shareholder proposes to use the Typhoon™ Units and/or TyphoonTM technology on any other land in which a Shareholder or their Affiliates has an interest, Ma’aden and Ivanhoe Electric shall discuss such proposal in good faith.
6.3The Parties acknowledge and agree that any survey to be conducted for minerals through the use of the Typhoon™ Units in the Kingdom on any land (whether or not licensed to Ma’aden) shall be carried out by the Company on an exclusive basis only for the benefit of the Company and not for the benefit of any Shareholder or Party unless otherwise in writing by the Parties.
7.EXPLORATION PHASE
7.1Exploration Term
7.1.1Subject to compliance with Applicable Law, regulations and the terms of the Exploration License, the Exploration Phase will have an initial term of five (5) years from the Effective Date (the “Initial Exploration Term”).
7.1.2The initial term of the Exploration Phase may be extended for up to five (5) years (the “Additional Exploration Term”) upon a Shareholder giving notice to the other Shareholder of the Additional Exploration Term at least three (3) months prior to the expiry of the Initial Exploration Term and the other Shareholder confirming in writing their agreement to extend the Exploration Phase.
7.1.3Unless otherwise agreed by the Shareholders in writing, if at the end of the Exploration Term there has been no Designated Project Designation (“Exploration Term Expiry”), this Agreement shall terminate in accordance with Clause 29 (Term, Validity and Termination).

7.1.4The Exploration Phase shall be deemed to continue for so long as there is Exploration Works being carried out in accordance with the terms of this Agreement and shall otherwise expire on the earlier to occur of (i) the written agreement of the Shareholders, or (ii) following a period of three (3) years during which no Exploration Works have been undertaken by the Parties.
7.2Identification of Land Area
7.2.1Promptly following, but (unless agreed otherwise by the Technical Committee) in any event within sixty (60) calendar days of, the Effective Date, Ma’aden, in consultation with IE Mena, shall identify and recommend to the Technical Committee specific land areas from within the Ma’aden Land (the “Recommended Land Area”) to be explored during the Exploration Phase using techniques which include the use of the Typhoon™ Units and including techniques to be applied prior to conducting a Survey.
7.2.2The Technical Committee shall meet to review and consider the Recommended Land Area within ten (10) Business Days of the recommendation having been made pursuant to Clause 7.2.1 (Identification of Land Area) (unless agreed otherwise by the Technical Committee) with a view to making the decision referred to in Clause 7.2.3 (Identification of Land Area).
7.2.3Within a further one (1) month of the date on which the Technical Committee convenes in accordance with Clause 7.2.2 (Identification of Land Area) (subject to any delays arising pursuant to outstanding requests by the Technical Committee for Ma’aden to supply further information with respect to the Recommended Land Area) the Technical Committee shall decide by vote:
(A)to accept some or all of the Recommended Land Area for initial Exploration Work by the Company as part of the Generative Exploration Stage;
(B)not to accept some or all of the Recommended Land Area for initial Exploration Work by the Company as part of the Generative Exploration Stage; and /or
(C)to determine that the Company applies to MIMR for further Reconnaissance Licenses and/or Exploration Licenses in respect of additional land areas complementary to and in the vicinity of the existing Ma’aden Land (the “Additional Land Areas”).
7.3Exploration Stages
7.3.1Within ten (10) Business Days of the Technical Committee voting to accept a Recommended Land Area for initial Exploration Work, and to the extent that the Company wishes to conduct Exploration Works under the Exploration Licenses, any necessary amendments to the work programme set out in such Exploration Licenses will be submitted for approval to MIMR pursuant to the Implementing Regulations.
7.3.2With effect from:
(A)MIMR approving any amendments to the Exploration Licenses submitted in accordance with Clause 7.3.1 (Exploration Stages), to the extent any such amendments are necessary;

(B)the Company obtaining a Reconnaissance License or Exploration License issued by MIMR relating to the Additional Land Area (as applicable), to the extent there are any such Additional Land Areas; or
(C)the Technical Committee voting to accept a Recommended Land Area for initial Exploration Work, the Company will undertake initial Exploration Work in accordance with a reconnaissance exploration program (the “Exploration Program”) on the Recommended Land Area and any Additional Land Areas with the Typhoon™ Unit or such other exploration tools or techniques as the Technical Committee may approve (the “Generative Exploration Stage”). The Exploration Program will be subject to periodic review by the Technical Committee.
7.3.3During the Exploration Phase, the Company shall undertake the initial Exploration Works in accordance with the Exploration Program until the Company identifies proposed target land areas on a Recommended Land Area or any Additional Land Areas for further, more invasive, Exploration Works (as applicable).
7.3.4The Technical Committee shall periodically (and at least on a quarterly basis) review the data relating to the proposed target land areas and decide, by vote, to accept some or all of the identified target land areas for further Exploration Works (the “Exploration Drilling Stage”).
7.3.5All other exploration works not captured in this Clause 7 (Exploration Phase) shall be determined and approved by the Technical Committee.
8.DESIGNATED PROJECT
8.1Creation of Designated Project
Any Recommended Land Area or any Additional Land Areas on which an NI 43-101 and Reg S-K compliant resource of economically viable scale where a majority of the resource is indicated or measured is identified shall be deemed to be a “Designated Project”.
8.2Following Designated Project Designation
Upon Designated Project Designation:
8.2.1Ma’aden shall promptly, and in any event within ninety (90) Business Days, use its best efforts to procure the consent of MIMR to transfer the relevant Exploration License(s) in respect of the Ma’aden Land that is the subject of the Designated Project Designation to the Company and the Company shall reimburse Ma’aden on an At Cost Basis for all costs and expenses incurred by Ma’aden in connection with procuring the consent of MIMR to transfer relevant Exploration License(s) in accordance with this Clause 8.2.1 (Following Designated Project Designation);
8.2.2the Technical Committee shall submit to the Board a works program and a Designated Project Budget with respect to the Designated Project in accordance with Clause 17.6 (Board Decisions);
8.2.3a Pre-Feasibility Study shall be commissioned and completed, as soon as reasonably practicable, and in any case prior to the expiry of the relevant Exploration License, in respect of the Designated Project;

8.2.4following the completion of a favourable Pre-Feasibility Study, the Parties shall use their respective best endeavours (subject to Applicable Law) to secure for the Company an Exploitation License with a term of not less than twenty-five (25) years;
8.2.5the Shareholders shall, with necessary input from the Company and the Technical Committee, agree and implement, and/or cause the Company to implement (to the extent necessary), a holding structure for the development of the Designated Project with a view to maximizing organisational and operational efficiencies and to minimising tax and other related legal concerns (“Designated Project Holding Structure”);
8.2.6unless otherwise agreed by the Shareholders in writing, the Designated Project Holding Structure shall be owned between the Shareholders in proportion to their Equity Interest;
8.2.7the Designated Project Holding Structure shall have a governance structure which is substantially the same as or similar to the governance structure established by this Agreement with such changes as are necessary to reflect the relevant financing and other arrangements specific to that Designated Project;
8.2.8to the extent necessary, the Parties will co-operate in seeking the approval of MIMR and any other appropriate Competent Authority to the transfer of any Exploration License, Reconnaissance License or Exploitation License into the Designated Project Holding Structure as may be required for the furtherance of the Designated Project;
8.2.9take such other actions as the Shareholders (with input from the Technical Committee and the Board) deem appropriate for the development of the Designated Project; and
8.2.10Clause 8.2 (Following Designated Project Designation) shall not apply in respect of any Designated Project in relation to which a Shareholder elects to proceed on a sole risk basis, in accordance with the terms of Clause 8.3.1 (Sole Risk), in which case the provisions of Clause 8.3 (Sole Risk) shall apply instead.
8.3Sole Risk
8.3.1To the extent a Shareholder (a “non-participating Shareholder”) does not wish to participate in a Designated Project, such non-participating Shareholder may, within two (2) months of a Designated Project being deemed a Designated Project in accordance with Clause 8.1 (Creation of Designated Project), notify the other Shareholder that it does not wish to participate in the relevant Designated Project following which the other Shareholder (“proceeding Shareholder”) may elect to proceed with the Designated Project at its sole risk and cost on the following basis:
(A)Ma’aden shall promptly, and in any event within ninety (90) Business Days of a Shareholder electing to proceed on a sole risk basis, use its best efforts to procure the consent of MIMR to transfer the relevant Exploration License(s) in respect of the Ma’aden Land that is the subject of the relevant Designated Project to the special purpose vehicle or other holding structure through which the proceeding Shareholder intends to proceed with the development of the relevant Designated Project and, to the extent Ivanhoe Electric is the proceeding Shareholder, Ivanhoe Electric shall reimburse Ma’aden on an At Cost Basis for all costs and expenses incurred by Ma’aden in connection with procuring the consent of MIMR to transfer relevant Exploration License(s) in accordance with this Clause 8.3.1(A) (Sole Risk);
(B)subject to the balance of this Clause 8.3 (Sole Risk), the Shareholders shall agree and implement, and cause the Company to implement, such structure as is necessary to pass the economic benefit of the relevant Designated Project to the proceeding Shareholder (provided that the Company shall not bear any Loss or carry any debt with respect to the Designated Project);
(C)other than the assets which relate solely to the relevant Designated Project, the assets of the Company shall in no way be subject to an Encumbrance with respect to the relevant Designated Project; and
(D)the exchange of the interest of the non-participating Shareholder in the relevant Designated Project for value (whether in the form of cash, securities, a royalty or some other form of value) shall be determined following discussions in good faith between the non-participating Shareholder and the participating Shareholder.
8.3.2The non-participating Shareholder shall continue to retain its interest in the relevant Designated Project until such time as the relevant transaction exchanging the non-participating Shareholder’s interest in the Designated Project for value has completed (“Sole Risk Completion”). Following Sole Risk Completion occurring, the non-participating Shareholder shall not have any direct or indirect rights or any economic benefit in relation to the mineral interests, mineral deposits and the operation, management and development of mines and the production of minerals in relation to the applicable Designated Project to which the Sole Risk Completion relates other than with respect to any interest derived from or arising in connection with the terms and conditions of the transaction agreed between the Parties in accordance with Clause 8.3.1(D).
8.3.3The development of a Designated Project at the sole risk of a proceeding Shareholder in accordance with this Clause 8.3 (Sole Risk) shall not in any way reduce the Shareholder Percentage of the non-participating Shareholder.
9.AREA OF INTEREST
9.1Creation of Area of Interest
9.1.1If, during the Exploration Phase or following a Designated Project Designation, a TyphoonTM Anomaly is identified or any other mineral discovery is made on land in the Exploration Area, then subject to Clause 9.1.2 (Creation of Area of Interest), a five (5) kilometre area of interest (“Area of Interest”) will be created around the then-known boundaries of the TyphoonTM Anomaly or other mineral discovery.
9.1.2An Area of Interest shall not extend into any Undesignated Land or Excluded Ma’aden Land (such Excluded Ma’aden Land existing as at the date the Area of Interest is created pursuant to Clause 9.1.1 (Creation of Area of Interest)) unless Ma’aden provides its prior written consent thereto.
9.2Acquisition of further Mineral Rights

If the Area of Interest is not fully comprised of the Exploration Area then the Technical Committee may (as appropriate):
9.2.1recommend that the Company applies to MIMR for further Reconnaissance Licenses, Exploration Licenses and/or Exploitation Licenses (as required) in respect of the Area of Interest other than in respect of Undesignated Land or Excluded Ma'aden Land;
9.2.2to the extent Reconnaissance Licenses, Exploration Licenses and/or Exploitation Licenses (as required) in respect of the Area of Interest are held by a third party, direct the acquisition of mineral rights in the Area of Interest by the Company from such third party; or
9.2.3to the extent Reconnaissance Licenses, Exploration Licenses and/or Exploitation Licenses (as required) in respect of the Area of Interest are held by Ma'aden, direct the acquisition of mineral rights in the Area of Interest by the Company from Ma'aden subject to Clause 9.1.2 (Creation of Area of Interest),
(collectively, “Additional Licenses”).
9.3Exploration of Area of Interest
Upon the receipt by the Company of the Additional Licenses and/or inclusion of the Area of Interest within the Ma’aden Land, the Company shall extend the activities being undertaken in the Exploration Area to the Area of Interest.
9.4Restriction on acquisition of further Mineral Rights within Area of Interest
On and from the Effective Date, no Party (other than the Company) may acquire any interests or licenses or direct or indirect right in relation to any land within the Area of Interest, including, but not limited to, an Exploration License or Exploitation License, except:
9.4.1as approved by the Board; or
9.4.2any interest or licenses or direct or indirect right in land (not being a mineral interest or license) which:
(A)is necessary for the development or operation of another project of the Party which project does not fall within in the Area of Interest; and
(B)does not materially interfere with any future development of mineral rights or interests within the Area of Interest.
10.UNDESIGNATED LAND
The Technical Committee, and only the Technical Committee, may at any time vote to conclusively reject or relinquish any part of the Ma’aden Land and expressly deem by written resolution that such land is “Undesignated Land” which land shall fall outside of the definition of Ma’aden Land and shall no longer remain subject to the terms of this Agreement. Ma’aden shall thereafter be free to deal with the Undesignated Land as it sees fit and shall bear all future costs incurred in relation to such Undesignated Land. The Technical Committee shall have sole ability to designate any Ma’aden Land as Undesignated Land.

11.EXPLORATION LICENSES
11.1Exploration License undertakings by Ma’aden
Ma’aden undertakes that it shall (or shall procure that a Subsidiary Undertaking of Ma’aden shall) use its reasonable endeavours to obtain the approval of MIMR with respect to the Exploration License Applications promptly following the Effective Date and, to the extent an Exploration License Application is rejected:
11.1.1provide the Company with access to substitute land over which Ma’aden has validly subsisting Exploration Licenses; or
11.1.2with input from the Technical Committee, apply for and obtain additional Exploration Licenses as soon as reasonably practicable following the rejection of Exploration License Application pending on the Effective Date;
to ensure that the Company has access to land, located within the Kingdom, of equivalently the same size and quality of the rejected land to explore for all of the metals set forth in Schedule 7 (Metals) and to which Ivanhoe Electric has agreed in writing shall constitute substitute land (“Substitute Ma’aden Land”).
11.2Maintenance of Exploration Licenses
11.2.1Ma’aden shall be responsible for maintaining all Exploration Licenses in good standing for the period commencing on and from the Effective Date and, with respect to each Exploration License individually, expiring on the date on which:
(A)any Ma’aden Land which is the subject of the Exploration License becomes Undesignated Land in accordance with Clause 10 (Undesignated land);
(B)the relevant Exploration Licenses are transferred to the Company in accordance with Clause 8.2.1 (Following Designated Project Designation); or
(C)such time as the Ma’aden Land in which the subject of the Exploration License becomes a Designated Project and in respect of which an Exploitation License is granted pursuant to Clause 8.2.4 (Following Designated Project Designation).
11.2.2Ma’aden’s obligation to maintain the Exploration Licenses in good standing in accordance with Clause 11.1 (Exploration License undertakings by Ma’aden) shall include Ma’aden undertaking (or procuring to be undertaken) the following actions:
(A)submitting work programs and amendments to the same which have, in each case, been prepared by the Company and approved by the Technical Committee;
(B)making payment of all rents, licenses, local government rates and fees; and
(C)lodging all reports prepared by the Company for submission to MIMR.

11.2.3The Company shall, at its cost, do all things reasonably necessary to assist Ma’aden in achieving the objectives of Clauses 11.2.1 (Maintenance of Exploration Licenses) and 11.2.2 (Maintenance of Exploration Licenses) including through the preparation of all reports to be submitted to MIMR in connection with the Exploration Licenses, provision of the Exploration Program and other information reasonably required by Ma’aden.
11.2.4The Company shall reimburse Ma’aden on an At Cost Basis for all costs and expenses incurred in connection with the maintenance of the Exploration Licenses in accordance with this Clauses 11.2.1 (Maintenance of Exploration Licenses) and 11.2.2 (Maintenance of Exploration Licenses).
11.2.5IE Mena, in its capacity as Operator, acknowledges and agrees that the implementation of the Exploration Program is necessary for Ma’aden to achieve the objectives of Clauses 11.2.1 (Maintenance of Exploration Licenses) and 11.2.2 (Maintenance of Exploration Licenses).
11.3Transfer or disposal of Exploration License
Subject to Clauses 8.2.1 (Following Designated Project Designation), and other than in respect of the Undesignated Land, Ma’aden shall not surrender, dispose or transfer (other than to the Company or in accordance with Applicable Law) any Exploration Licenses relating to the Ma’aden Land during the Exploration Phase except with the approval of the Technical Committee.
11.4Maintenance of Additional Licenses
Each of Ma’aden and Ivanhoe Electric shall do all things reasonably necessary to assist the Company in obtaining and maintaining all Additional Licenses in good standing.
12.COMPANY FINANCING
12.1Contribution by IE Mena and Ma’aden
12.1.1Promptly following the Effective Date, and in any event no later than five (5) Business Days following the Effective Date, IE Mena shall contribute to the Company a cash amount equal to sixty six million United States Dollars (USD 66,000,000) (“IE’s Contribution”) for purchase of the TyphoonTM Units pursuant to the terms of the TyphoonTM Equipment Purchase and Technical Support Agreement and to meet the working capital and general corporate use of the Company (including to pay for the costs of services provided to the Company by CGI, the Operator and other service providers) and to otherwise advance the Exploration Works.
12.1.2Ma’aden shall, on and from the Effective Date, contribute the Land Access Rights in accordance with Clause 5.1.1 (Undertakings by Ma’aden), which holds a value equal to the value of IE’s Contribution (“Ma’aden’s Contribution”).
12.1.3Promptly, and in any event within two (2) months of the Effective Date, each Party shall, at its own cost and expense, do all things and execute all further documents, as necessary to give full effect to the issuance of Shares to reflect IE’s

Contribution and Ma’aden’s Contribution, including by exercising their rights under this Agreement and as a Shareholder to:
(A)adopt the Agreed Form Articles of Association; and
(B)approve the simultaneous issuance of Shares in respect of IE’s Contribution and Ma’aden’s Contribution, such that the Share Capital of the Company is, on and following the Contribution Date, held by the Shareholders in accordance Clause 3.1.5 (Share Capital and Shareholder Contributions).
12.2Capital Increase and Decrease
The Share Capital of the Company may only be increased or decreased in accordance with the terms and conditions of this Agreement, the Articles of Association and Applicable Law.
12.3Further Funding
12.3.1Except to the extent otherwise determined by the Board in accordance with Clause 17.6.3 (Board Decisions), any funding (“Additional Funding”) shall not be obtained by the Company until IE’s Contribution has been fully expended.
12.3.2The Shareholders shall not be obliged to provide any Additional Funding to the Company or participate in any guarantee or similar undertaking in relation to the Company.
12.3.3The Board may seek, in accordance with Clause 17.6.3 (Board Decisions), to satisfy any Additional Funding (i) first, by way of a Shareholder Loan and (ii) thereafter, if required, by way of a new issue of Shares to existing Shareholders (“Cash Contribution”) or third party debt financing in accordance with Clause 12.6 (Financing).
12.4Shareholder Loans
12.4.1If the Board determines in accordance with Clause 17.6.3 (Board Decisions) that Additional Funding requirements should be met by way of a Shareholder Loan, then the following procedure shall apply:
(A)the Company shall simultaneously offer by way of notice to Shareholders the opportunity to provide Shareholder Loans in an amount in aggregate sufficient to satisfy the Additional Funding (“Shareholder Loan Offer”). The Shareholders shall be entitled, but shall not be obliged, to provide any Shareholder Loan to the Company;
(B)each Shareholder shall have the right, directly or through an Affiliate, to provide Shareholder Loan(s) up to an amount equal to that Shareholder’s Equity Interest of the aggregate amount of the Additional Funding requirements that subject of the Shareholder Loan Offer;
(C)within twenty (20) days of receipt of a Shareholder Loan Offer, each Shareholder shall notify the Company in writing whether it is willing to take up the Shareholder Loan Offer and, if so, the maximum amount of funding that it is willing to provide; and
(D)if a Shareholder elects not to provide the full amount of funding offered pursuant to the Shareholder Loan Offer then the Company shall offer to the other Shareholder (on the terms of the original Shareholder Loan Offer) the opportunity to provide funding required to meet the shortfall. The same procedure and provisions set out in this Clause 12.4.1 (Shareholder Loans) provided that no such further offers shall be made after the expiry of two (2) months from the date of the original Shareholder Loan Offer.
12.4.2The Shareholder Loans shall be on terms (including as to interest rate) determined by the Board in accordance with Clause 17.6.3 (Board Decisions) provided that accrued but unpaid interest (if any) on Shareholder Loans shall not be capitalised into principal under any circumstances.
12.4.3The Shareholder Loan shall be unsecured and subordinated in right of payment to all indebtedness of the Company to third parties for borrowed money.
12.4.4Each Shareholder Loan shall rank pari passu with all other subordinated indebtedness of the Company outstanding from time to time to the Shareholders.
12.4.5Neither the rights nor the obligations under a Shareholder Loan may be assigned or novated to any third party without the prior written consent of all of the Shareholders and the Company except in connection with a Transfer of Shares pursuant to Clause 27 (Transfers of Shares) or as otherwise expressly provided for herein.
12.4.6No demand for any amount outstanding under any Shareholder Loan may be made by a Shareholder (i) during the Exploration Phase and (ii) thereafter, unless the Shareholders unanimously agree.
12.5Procedure for Making Cash Contributions
12.5.1If in accordance with Clauses 12.3 (Further Funding) and 17.6.3 (Board Decisions), the Board has elected to obtain Additional Funding by means of a Cash Contribution, each Shareholder shall be entitled, but shall not be obliged, to subscribe for its Equity Interest of the relevant Cash Contribution.
12.5.2Any offer of to the Shareholders to subscribe for their Equity Interest of the relevant Cash Contribution shall be made simultaneously to the Shareholders by the Company in accordance with Clause 12.5.1 (Procedure for Making Cash Contributions) (“Share Offer”). A Share Offer shall be made by notice specifying the amount of Cash Contribution required and terms of the Shares on offer and shall be on identical terms as between the Shareholders ("Funding Notice") provided always that the number of Shares issued pursuant to such Cash Contribution shall be determined in accordance with Clause 12.5.7 (Procedure for Making Cash Contributions).
12.5.3Within twenty (20) days of receipt of a Funding Notice, each Shareholder shall notify the Company in writing whether it is willing to take up the Share Offer and, if so, the maximum amount of Additional Funding that it is willing to provide pursuant to such Share Offer.
12.5.4If a Shareholder elects not to provide it full portion of the Additional Funding (“Residual Shares”) shall be offered to the other Shareholder provided that such other Shareholder has accepted its full entitlement under the relevant Funding Notice, provided that no such Residual Shares shall be allotted after the expiry of two (2) months from the date of the original Funding Notice and provided further that no offer of Residual Shares shall be made in circumstances where neither Shareholder has accepted its entitlement to take up any Shares pursuant to the Share Offer.
12.5.5The same procedure and provisions set out in Clauses 12.5.1 (Procedure for Making Cash Contributions) to 12.5.3 (Procedure for Making Cash Contributions) (inclusive) shall apply equally in relation to offers of Residual Shares.

12.5.6Each Shareholder agrees to waive any pre-emption rights that it may have, to exercise its rights as Shareholder in such manner and to provide such necessary approvals and waivers as may be required to allow the issue of Shares in accordance with this Clause 12 (Company Financing).
12.5.7At completion of the relevant Cash Contribution, the Company shall and each Shareholder shall procure that the Company shall, issue to each Shareholder such number of Shares as is necessary to ensure that the number of Shares held by a Shareholder expressed as percentage of the total issued Shares is equal to its Equity Interest (assuming completion of the relevant Cash Contribution carried out in accordance with this Clause 12.5 (Procedure for Making Cash Contributions)).
12.6Financing
12.6.1The Board shall determine in accordance with Clause 17.6.3 (Board Decisions) the means in which to obtain any Additional Funding that has not been satisfied pursuant to with Clause 12.4 (Shareholder Loans) or Clause 12.5 (Procedure for Making Cash Contributions).
12.6.2The portion of the Additional Funding that takes the form of debt financing, if any, may consist of a Shareholder Loan, loans from local (in-Kingdom) and international financing sources, and such other sources as may be recommended by the Board based upon which source offers the best rates and terms.
12.6.3The Shareholders agree that the Company shall maximize the use of third-party financing sources and (to the extent commercially achievable) non-recourse or limited-recourse financing.
12.6.4All bank financing, whether obtained in the Kingdom or abroad, shall be arranged in accordance with normal and sound business principles and the terms and conditions of any such facilities (including any associated Shareholder guarantee) shall require the approval of the Board.
12.7Encumbrances
No Shareholder shall create any Encumbrance over its Shares in the Company or its interest under this Agreement or as a result of operation of Applicable Law.
13.DISTRIBUTION OF PROFITS; TAXES
13.1Distribution of Profits
13.1.1It is acknowledged and agreed by the Parties that no distributions will be made by the Company (if any) during the Exploration Phase (other than pursuant to Clause 29.7 (Consequences of Termination)).
13.1.2Following completion of the Exploration Phase, binding obligations under any financing documents and Applicable Law, the annual net profits of the Company and any retained profits from previous Financial Years shall be applied in the following manner, unless otherwise agreed by a resolution of the Shareholders:
(A)first, to offset losses incurred during any Financial Year;

(B)thirdly, as may be required to meet the requirements of any financial or other covenants under any third party financing arrangement entered into by the Company;
(C)fourthly, as may be required by the Company to meet its reasonable working capital needs, including to fund any approved Budget;
(D)fifthly, toward any exploration, capital expenditure and/or expansion activities as so approved in the then-current Budget;
(E)sixthly, to satisfy any repayment obligations and other liabilities with respect to Shareholder Loans to the extent such obligations and/or liabilities are due and payable under the terms of the applicable Shareholder Loan; and
(F)seventhly, the balance of the net profits shall be distributed to the Shareholders in proportion to their respective Shareholder Percentages as of the end of the Financial Year, net of any Tax which is imposed by Applicable Law and has been paid by the Company on behalf of the Shareholder.
13.2Taxes and Withholding
In accordance with Applicable Law, and notwithstanding any other provision of this Agreement, each Shareholder shall be responsible for and shall bear the cost of any Tax which may be imposed on such Shareholder, including any such Taxes imposed on such Shareholder with respect to its respective share of profits in the Company and any Taxes imposed on payments made to such Shareholder by the Company in connection with a Distribution to that Shareholder. Each Shareholder shall bear the cost of any withholding Taxes imposed on any payments made to it by the Company in connection with a Distribution to that Shareholder. The Company shall withhold and pay all withholding or other Taxes required under Applicable Law (as such withholding or other Taxes may be adjusted pursuant to the provisions of any applicable treaty, to the extent that the provisions of such treaty are permitted to be applied under Applicable Law). In addition, the Company shall have the right to withhold from any payment to any Shareholder any Taxes required to be withheld under any other Applicable Law. All such amounts withheld from payments made to any Shareholder shall be deemed to have been distributed to such Shareholder and shall be accounted for in accordance with Saudi Arabian Accounting Standards. The Company shall provide each Shareholder with copies of all applicable Tax receipts evidencing such payments or other evidence reasonably satisfactory to the Shareholders.
14.BUDGETS
14.1Budgets
Except as otherwise provided in Clause 14.5 (Emergency or Unexpected Expenditures), the Business shall be conducted, expenses shall be incurred, and assets shall be acquired only pursuant to Budgets approved in accordance with this Agreement.
14.2Preparation of Budgets
The Technical Committee with input from the General Manager shall, at least ninety (90) days prior to the end of each Financial Year, prepare and submit to the Board a detailed annual Budget for the Group in relation to the forthcoming Financial Year.
14.3Approval and Funding of Budgets

A Budget shall be adopted with effect from the approval of a Budget by the Board in accordance with Clause 17.6.1 (Board Decisions) (or Clause 17.6.13 (Board Decisions)).
14.4Budget Overruns
Overruns of fifteen percent (15%) or more of the amount provided for in any approved Budget shall require Board approval in accordance with Clause 17.6.13 (Board Decisions). Without prejudice to the foregoing, the Operator shall immediately notify the Technical Committee of any anticipated material departure from, or proposed changes to, the then applicable approved Budget and overruns of five percent (5%) or more of the amount provided for in an approved Budget shall be added to the agenda for discussion at the next meeting of the Board.
14.5Emergency or Unexpected Expenditures
In case of emergencies, major unexpected events or failures, IE Mena, in its capacity as Operator, or Ma’aden, in its capacity as Operator, may take any reasonable action it deems necessary to protect life, property or the assets of the Company or to comply with Applicable Laws. The Operator shall promptly notify the Board of the emergency or unexpected expenditure and such expenditure shall not require approval by the Board or the Shareholders.
15.ACCOUNTING; COMPANY POLICIES; INSURANCE
15.1Accounting Systems, Books and Policies
The Shareholders shall cause the Company to keep proper books of record and accounts and shall cause the Company to comply with the financial reporting and other requirements set out in Schedule 5 (Financial Reporting and Policies).
15.2Appointing Auditors
The Shareholders shall appoint an auditor for the Company in accordance with Applicable Law, which shall be a major internationally recognised accounting firm with an affiliate office in the Kingdom. The Company shall procure that the auditor shall provide the Board with annual audited financial statements in conformity with Schedule 5 (Financial Reporting and Policies).
15.3Insurance
The Company shall procure and maintain all such insurance as may be required by Applicable Law or as may otherwise be reasonably necessary to protect the assets and operations of the Company.
16.SHAREHOLDERS
16.1Meetings
The Shareholders shall act through meetings duly held and resolutions duly adopted in accordance with the terms and conditions of this Agreement, the Articles of Association and Applicable Law. Shareholders’ meetings may be conducted by teleconference or videoconference. Unless otherwise agreed by the Shareholders, resolutions of the Shareholders may be adopted by written resolution.

16.2Quorum
No meeting of the Shareholders shall transact any business unless a quorum is present at the start of and throughout the meeting. A quorum for the meeting shall consist of the attendance in person or by proxy of Shareholders representing Equity Interests of not less than seventy-five percent (75%).
16.3Voting
Shareholders’ resolutions shall require the approval the Shareholders representing Equity Interests equal to or greater than a simple majority of the Aggregate Equity Interest (other than in the case of the appointment and removal of the members of the Board, which shall be governed solely by Clause 17.1.1 (Composition and Authority)).
16.4Minutes
The Chairperson shall cause the Company to maintain a special register in which the minutes of meetings of the Shareholders and all resolutions adopted shall be entered. The Chairperson shall be responsible for taking, or designating a secretary of the meeting to take, the minutes of each meeting of the Shareholders. Minutes of each meeting of, and resolutions adopted by, the Shareholders shall be signed by the Shareholders who attended the meeting.
17.BOARD OF DIRECTORS
17.1Composition and Authority
17.1.1The Company shall be managed by a Board of Directors in accordance with the provisions of this Agreement and the Articles of Association.
17.1.2The Board shall consist of six (6) Directors who shall be appointed and removed as follows:
(A)whilst Ma’aden and Ivanhoe Electric retain an Equity Interest of fifty percent (50%), three (3) directors shall be appointed by Ivanhoe Electric (the “Ivanhoe Electric Directors”) and three (3) directors shall be appointed by Ma’aden (the “Ma’aden Directors”); and
(B)upon the Equity Interest of Ma’aden or Ivanhoe Electric falling below fifty percent (50%), such Party shall be entitled to appoint and remove one (1) Director for every twenty percent (20%) of the Aggregate Equity Interest that it represents.
17.2Appointments
Each of Ivanhoe Electric and Ma’aden may change its appointees to the Board of Directors from time to time without the consent of the other Shareholder.
17.3Chairperson
17.3.1Ma’aden shall appoint a Chairperson from among the Ma’aden Directors. The Chairperson shall hold office until such time as Ma’aden nominates and the Board appoints a new person (from among the Ma’aden Directors) as the Chairperson.

17.3.2The Chairperson shall not have a casting vote in respect of any matters voted on by the Board. The Chairperson shall also serve as Chairperson of Shareholders’ meetings.
17.3.3The Chairperson shall have the authorities set out in this Agreement and the Articles of Association and such other authorities as the Board may delegate to the Chairperson expressly in writing from time to time. The Chairperson shall exercise such authority in a manner consistent with the decisions of the Board. For the avoidance of doubt, the Chairperson’s role shall be non-executive and the Shareholders do not intend that the Chairperson manages day-to-day operations of the Company, which shall be the responsibility of the General Manager and/or Operator(s), as applicable.
17.4Meetings and Quorum
Meetings of the Board shall be held in accordance with the provisions of Schedule 4 (Meetings of the Board). No meeting of the Board shall transact any business unless a quorum is present at the start of and throughout the meeting. A quorum shall consist of the attendance in person or by proxy of at least two (2) Directors with at least one (1) Ma’aden Director and one (1) Ivanhoe Electric Director.
17.5Voting
Subject always to Clause 17.6 (Board Decisions), the Board shall adopt resolutions on the simple majority vote of a quorate Board, with each Director (including the Chairperson) being entitled to only one (1) vote.
17.6Board Decisions
Decisions on the following matters shall be reserved to the Board of Directors in their exclusive authority and approval thereof shall not be capable of delegation by the Board. Resolutions of the Board of Directors on the following matters shall only be valid if passed by Directors representing a Shareholder or Shareholders holding Equity Interests of at least seventy-five percent (75%) of the Aggregate Equity Interest:
17.6.1any change in the Share Capital of the Company including the approval of the issuance of any Shares to a party other than Ma’aden or Ivanhoe Electric;
17.6.2the approval of Budgets;
17.6.3the approval and form of any Additional Funding, including with respect to Shareholder Loans, the terms thereof;
17.6.4the approval or commitment to any unbudgeted capital expenditures above USD 2,000,000 (USD two million);
17.6.5the approval of disposals of any Joint Venture Property outside of the ordinary course of business or with a value of USD 2,000,000 (USD two million) or more;
17.6.6approval of the entry into, amendment, modification, or termination of any material contract (including any offtake agreement) with a value of USD 2,000,000 (USD two million) or more;
17.6.7approval of any material amendment or variation to the Exploration Program;
17.6.8the acquisition of any Additional Land Areas;

17.6.9approval of the assumption by the Company of any obligation for the payment or repayment of money, whether present or future, actual or contingent, above a limit of USD 2,000,000 (USD two million) or otherwise than in the ordinary course of business, except as provided for in an approved Budget;
17.6.10to the extent not included in the then applicable Budget, the approval of any personnel hires proposed by the General Manager or Technical Committee;
17.6.11to the extent not included in the then applicable Budget, the approval of secondments from the Shareholders or any of their Affiliates and, where applicable, training programs for secondees;
17.6.12approving any works program and/or Designated Project Budget with respect to a Designated Project submitted by the Technical Committee in accordance with Clause 8.2.2 (Following Designated Project Designation);
17.6.13the approval of any variances with an increase of fifteen percent (15%) or more over an approved Budget;
17.6.14any material change to the purpose or Business of the Company and any decision to expand activities outside of the purpose for which the Company was formed;
17.6.15the grant of any power of attorney or other delegation of authority of the powers of the Board and revocation of the same;
17.6.16the entering into by the Company of any agreement with a Shareholder or an Affiliate of a Shareholder or the amendment or termination by the Company of any such agreement, other than those expressly provided by this Agreement or any the Related Agreements;
17.6.17the commencement of the prosecution or defence of, or settlement of, any judicial, arbitral, regulatory or Tax proceedings (other than trade debt in the ordinary course of business) where the amount in controversy exceeds USD 2,000,000 (USD two million);
17.6.18any Encumbrance whatsoever over any part of the business, undertaking, property or material assets of the Company, other than in the ordinary course of business or imposed by Applicable Law;
17.6.19the initiation of formal procedures for the resolution of any dispute on behalf of the Company where the amount in dispute exceeds USD 1,000,000;
17.6.20the issuance of any press releases or public announcements by the Company;
17.6.21issuance by the Company of any guarantee, indemnity or security for the liabilities or obligations of a third party;
17.6.22subject to Clause 20.3 (Removal), the appointment, termination or removal of the General Manager;
17.6.23adoption by the Company of any policies and programs (including, but not limited to, the anti-bribery and anti-corruption policy) or approving changes to policies and procedures for operations and related activities, including (except as required by Applicable Law) changes to accounting, other internal control or Tax procedures of the Company;
17.6.24conversion by the Company of any Shareholder Loans (whether with respect to the conversion of the principal and/or the interest (if any) of such Shareholder Loans); and
17.6.25constituting committees of the Board including and determining the authority of such committees.

17.7Liability
Subject to Applicable Law and provided that a Director has acted in good faith, each Director and each member of the Technical Committee shall, in the performance of their duties, be defended, held harmless and indemnified by the Company. Each Shareholder shall be responsible for taking out any directors and officers liability insurance on behalf of the Directors and members of the Technical Committee appointed by it and each Shareholder shall bear the costs of any associated insurance premiums. The Parties agree that nothing in this Agreement will limit or exclude any liability any Director or member of the Technical Committee may have for fraud, fraudulent misrepresentation or other wilful misconduct.
17.8Compliance with Agreement
In all cases, each Shareholder shall cause the Directors and members of the Technical Committee appointed by it to comply with the terms and conditions set forth in this Agreement. In the event such Director or member of the Technical Committee fails so to comply promptly with the terms hereof, the Shareholder appointing such Director or member of the Technical Committee shall immediately replace him.
17.9Compensation
There shall be no remuneration, compensation or reimbursement paid to a Director or member of the Technical Committee unless approved by the Shareholders. Any such remuneration, compensation or reimbursement shall be in compliance with the Applicable Law.
17.10Removal
Any Shareholder removing a Director appointed by it (or, via its appointed Directors, a member of the Technical Committee appointed by it) shall be responsible for and shall hold harmless the other Shareholders and the Company from and against any claim for unfair or wrongful dismissal arising out of such removal and any reasonable costs and expenses incurred in defending such proceedings, including legal costs actually incurred.
18.TECHNICAL COMMITTEE
18.1Technical Committee Composition and Authority
18.1.1The Board shall establish a Technical Committee (“Technical Committee”). The Technical Committee shall consist of four (4) members (who may also be Directors): two (2) appointed by the Ivanhoe Electric Directors; and two (2) appointed by the Ma’aden Directors.
18.1.2The Ivanhoe Electric Directors and the Ma’aden Directors may change their respective appointees to the Technical Committee from time to time upon notification to, but without the, consent of, the other Director group.
18.2Chairperson of the Technical Committee
18.2.1IE Mena shall appoint a Chairperson of the Technical Committee from among the members of the Technical Committee appointed by the Ivanhoe Electric Directors. The Chairperson of the Technical Committee shall hold office until such time as IE Mena appoints a new person (from among the members of the Technical Committee appointed by the Ivanhoe Electric Directors) as the Chairperson of the Technical Committee.
18.2.2The Chairperson of the Technical Committee shall not have a casting vote in respect of any matters voted on by the Technical Committee.
18.3Meetings and Quorum
Meetings of the Technical Committee shall be held in accordance with the provisions of Schedule 4 (Meetings of the Board), which shall apply mutatis mutandis save that the Technical Committee shall meet at least once every two (2) months unless the members agree otherwise. No meeting of the Technical Committee shall transact any business unless a quorum is present at the start of and throughout the meeting. A quorum shall consist of the attendance in person or by proxy of at least two (2) members with at least one (1) member having been appointed by the Ma’aden Directors and one (1) member having been appointed by the Ivanhoe Electric Directors.
18.4Voting
The Technical Committee, reporting to the Board, shall adopt resolutions on the simple majority vote of a quorate Technical Committee, with each member being entitled to only one (1) vote.
18.5Technical Committee Responsibilities
The Technical Committee shall be responsible for all technical aspects of the Joint Venture, including:
18.5.1preparation of the Exploration Program and other work programs and exploration results;
18.5.2to the extent necessary, requesting Ma’aden Support and/or Ivanhoe Support (as the case may be) pursuant Clauses 5.1.3 (Undertakings by Ma’aden) and 5.2.3 (Undertakings by Ivanhoe Electric);
18.5.3making recommendations to the Board (including as part of the preparation of Budgets) as to the personnel required with respect to the Exploration Program and/or a Designated Project and whether those personnel should be seconded from a Shareholder, hired by the Company or otherwise provided as part of the Shareholders obligations with respect to Ma’aden Support and/or Ivanhoe Support (as contemplated above);
18.5.4the review and acceptance (or non-acceptance, as the case may be) of Recommended Land Areas and any determination to acquire Additional Land Areas in accordance with Clause 7.2 (Identification of Land Area);
18.5.5making recommendations to the Board in relation to the acquisition of Additional Land Areas in accordance with Clause 7.2 (Identification of Land Area);
18.5.6periodic review of the Exploration Program pursuant to Clause 7.3.2 (Exploration Stages);
18.5.7the determination of further Exploration Works pursuant to Clause 7.3.4 (Exploration Stages);
18.5.8determination and approval of all other exploration works pursuant to Clause 7.3.5 (Exploration Stages);
18.5.9making recommendations to acquire Additional Licenses pursuant to Clause 9.2.1 (Acquisition of further Mineral Rights);

18.5.10delineating the boundaries of a mineral discovery for the purposes of defining an Area of Interest in accordance with Clause 9.1 (Creation of Area of Interest);
18.5.11designating any Ma’aden Land as Undesignated Land pursuant to Clause 10 (Undesignated Land);
18.5.12to the extent not otherwise approved by the Technical Committee, approval of work programs and amendments pursuant to Clause 11.2.1(A) (Maintenance of Exploration Licenses);
18.5.13approving the transfer of Exploration Licenses pursuant to Clause 11.3 (Transfer or disposal of Exploration License);
18.5.14preparation of Budgets pursuant to Clause 14.2 (Preparation of Budgets);
18.5.15overseeing the Operator; and
18.5.16carrying out any further responsibilities which may be delegated to the Technical Committee from the Board or the Shareholders from time-to-time.
18.6Powers and Delegation
The Board and the Shareholders shall delegate all powers to the Technical Committee necessary to give full effect to Clause 18.5 (Technical Committee Responsibilities) and shall execute appropriate resolutions to such effect.
19.OPERATOR
19.1Operator’s Responsibilities
19.1.1IE Mena will, in its capacity as Operator, have the following responsibilities:
(A)carrying out the Exploration Works in accordance with the Exploration Program and any other directions of the Board and the Technical Committee (including with respect to the Generative Exploration Stage and Exploration Drilling Stage); and
(B)undertaking its responsibilities in Clause 19.1.1(A) (Operator’s Responsibilities) in accordance with the then applicable Exploration Budget.
19.1.2Ma’aden will, in its capacity as Operator, have the following responsibilities:
(A)developing each Designated Project including in accordance with the directions of the Board and the Technical Committee; and
(B)undertaking its responsibilities in Clause 19.1.2(A) (Operator’s Responsibilities) in accordance with the then applicable Designated Project Budget.
19.2Standard

19.2.1Each Operator will undertake its duties in a prudent workmanlike manner and in accordance with Good Mining Practice and in compliance with all Applicable Law, permits, contracts and agreements and the terms of the Mining Licenses, permits, approvals and regulatory reporting requirements relating to the Ma’aden Land.
19.2.2Each Operator may not subcontract its duties other than as approved by the Board or provided for in a Budget save that the Technical Committee shall agree the matters that may be subcontracted in order to obtain equipment and/or personnel necessary for the Initial Exploration Works or Further Exploration Works.
19.3Information Sharing
19.3.1Each Operator shall provide regular monthly updates to the Company.
19.3.2Either Shareholder may audit the Operator’s activities and obtain access to relevant information held by the relevant Operator in respect of its duties.
19.4Fees
19.4.1Subject at all times to Clause 19.4.2 (Fees), all duly documented costs and expenses that are reasonably and properly incurred by an Operator in carrying out its duties in accordance with an approved Budget and otherwise in accordance with the terms of this Agreement, shall be reimbursed by the Company (“Operator Fee”).
19.4.2It is acknowledged and agreed by the Parties that the Operator Fee shall not give rise to any profit in favour of the Party discharging the role of Operator.
19.5Cessation of Operatorship Event
If a Shareholder, which is not acting in its capacity as Operator, has reasonable grounds to believe that a Cessation of Operatorship Event has occurred in relation to the relevant Operator, such Shareholder shall give a written notice to the relevant Operator setting out in reasonable detail the grounds for considering that a Cessation of Operatorship Event has occurred and proposing a meeting to consider this matter further. The Chief Executive Officers of each IE Parent and Ma’aden shall meet within thirty (30) days from the date of the notice (save if an Insolvency Event has occurred with respect to the Operator, in which case the Shareholders shall meet as soon as possible) to consider whether a Cessation of Operatorship Event has occurred and, if applicable, to agree the remedial steps. If the Chief Executive Officers agree that a Cessation of Operatorship Event has occurred and it is not remediable (or it is remediable and it is not otherwise remedied within 180 days following the agreement of the Chief Executive Officers), the Operator shall cease to act as Operator and the other Shareholder shall assume that the operatorship responsibilities of the Shareholder which is ceasing to act as Operator pursuant to this Clause 19.5 (Cessation of Operatorship Event). If the Chief Executive Officers disagree that a Cessation of Operatorship Event has occurred, the dispute resolution mechanism in Clause 32 (Disputes) shall apply.
19.6Each Shareholder hereby agrees that in respect of the period of time for which it shall act as the Operator, or appoint the Operator, it shall indemnify and hold the Company harmless against any action brought or claim made against the Company, its agents or employees and any Loss suffered by the Company to the extent such claim is not covered by insurance and results from the gross negligence or wilful misconduct of the Operator in carrying out its duties as Operator pursuant to the terms of this Agreement.

20.GENERAL MANAGER
20.1Appointment
The General Manager shall be an employee of the Company, and the Parties agree, any person appointed to the position of General Manager by the Board shall be suitably qualified, including relevant mining or industrial leadership experience. The General Manager shall not serve on the Board or the Technical Committee while holding the position of General Manager.
20.2General Manager Responsibilities
20.2.1The General Manager shall be responsible for all day-to-day operations of the Company to the extent not undertaken by the Operator(s) including implementing the approved Budget, hiring employees in accordance with such approved Budgets and such other responsibilities as the Board of Directors shall from time to time determine.
20.2.2To the extent not provided for in an approved Budget or otherwise contemplated by Clause 18.5.3 (Technical Committee Responsibilities), the General Manager shall make recommendations to the Board as to the personnel requirements of the Business from time to time for approval in accordance with Clause 17.6.10 (Board Decisions).
20.3Removal
The General Manager shall be removed from that position:
20.3.1automatically upon his or her death, incapacity or resignation; or
20.3.2on request by either Shareholder at any time in the event of material underperformance against approved Budgets over a period of at least six (6) months, in which case the replacement General Manager shall be made by the Board in accordance with Clause 17.6.22 (Board Decisions).
20.4Delegation
The Board shall delegate such powers to the General Manager (to the extent the Board is permitted to delegate) as it determines are necessary to enable him or her to perform his or her duties.
21.NON-SOLICIT
Neither Shareholder shall (and each Shareholder shall procure that its Affiliates do not), whilst it or any of its Affiliates is a Shareholder, directly or indirectly, offer employment to, enter into a contract for the services of, or attempt to solicit or seek to entice away from the Company, the other Shareholder or any of its Affiliates any individual who is, at the time of the offer, a director, officer or employee holding an executive or directorial position with such person and working in the Kingdom, or procure or facilitate the making of any such offer or attempt by any other person.

22.TRANSFER RESTRICTIONS AND RETURN OF THE TYPHOONTM UNITS
22.1Transfer of TyphoonTM Units
In no circumstances shall the Company Transfer the TyphoonTM Units to any person or other entity other than in accordance with this Clause 22 (Transfer Restrictions and Return of the TyphoonTM Units).
22.2Title to the TyphoonTM Units
Notwithstanding Clause 29 (Term, Validity and Termination) or anything to the contrary in this Agreement or any other agreement, IE Mena shall be entitled to immediate reversion to each TyphoonTM Unit and legal and beneficial title to each TyphoonTM Unit shall automatically vest in IE Mena upon:
22.2.1the conclusion of the Exploration Phase in accordance with Clause 7.1.4 (Exploration Term);
22.2.2the termination of this Agreement in accordance with Clause 29 (Term, Validity and Termination);
22.2.3the termination of the Licensing Agreement; or
22.2.4Ivanhoe Electric (and their Affiliates) ceasing to hold any Shares, including as a result of Ma’aden exercising its rights as the Non-Defaulting Shareholder under Clause 29.5 (Transfer of the Defaulting Shareholder’s Shares),
(“Return Event”).
22.3Return of the TyphoonTM Units
Notwithstanding Clause 29 (Term, Validity and Termination) or anything to the contrary in this Agreement or any other agreement, in the event a TyphoonTM Unit is to be return IE Mena in accordance with Clause 22.2 (Title to the TyphoonTM Units), the Company shall:
22.3.1make available such TyphoonTM Unit(s) for collection by IE Mena at its cost within thirty (30) days of the date on which the Return Event occurs or if a Survey is underway but not completed, within thirty (30) days following completion of such Survey;
22.3.2provide to IE Mena all operation manuals and other documents relating to or associated with the TyphoonTM Unit(s);
22.3.3assign to IE Mena all relevant sub-contracts, warranties and guarantees relating to the TyphoonTM Unit(s);
22.3.4as soon as practicable before the date of collection of such the TyphoonTM Unit(s), procure the delivery to IE Mena of all available warranties and guarantees in respect of any plant and machinery from each manufacturer and supplier delivered to the Company in accordance with TyphoonTM Equipment Purchase and Technical Support Agreement; and
22.3.5retain risk of the TyphoonTM Unit(s) until the TyphoonTM Unit(s) are delivered to IE Mena. If any Loss occurs with respect to the TyphoonTM Unit(s) while under the Company’s risk, the Company shall at its own cost repair and make good the TyphoonTM Unit(s).

22.4Title to the Ma'aden Land
Notwithstanding Clause 29 (Term, Validity and Termination) or anything to the contrary in this Agreement or any other agreement, Ma'aden shall be entitled to withdraw the Land Access Rights upon:
22.4.1the conclusion of the Exploration Phase in accordance with Clause 7.1.4 (Exploration Term);
22.4.2the termination of this Agreement in accordance with Clause 29 (Term, Validity and Termination);
22.4.3the termination of the Licensing Agreement; or
22.4.4Ma'aden (and their Affiliates) ceasing to hold any Shares, including as a result of Ivanhoe Electric exercising its rights as the Non-Defaulting Shareholder under Clause 29.5 (Transfer of the Defaulting Shareholder’s Shares),
provided that this right to withdraw Land Access Rights shall not apply to a Designated Project (other than a Designated Project in relation to which Ma'aden elects to proceed on a sole risk basis, in accordance with the terms of Clause 8.3.1 (Sole Risk)).
23.ONGOING SERVICES ARRANGEMENT
Following the completion of the return of the TyphoonTM Unit(s) in accordance with Clause 22 (Transfer Restrictions and Return of the TyphoonTM Units), Ma’aden shall have the right to engage Ivanhoe Electric in good faith discussions regarding the potential terms and conditions for the continued provision by Ivanhoe Electric to Ma’aden of the TyphoonTM Unit(s) under a services arrangement for the purpose of exploring the Ma’aden Land, including good faith discussions of the matters set out in Schedule 8 (Ongoing Services Arrangement).
24.MA'ADEN RESTRICTIONS
24.1No reverse engineer
Ma’aden shall not and shall procure that none of its Affiliates shall copy, modify, reverse engineer, reproduce, deconstruct, decompile or in any way alter any TyphoonTM Unit, the Existing TyphoonTM Units, any other machine similar to a TyphoonTM Unit or any other data systems or software associated with the TyphoonTM Units.
24.2No Intellectual Property Rights
Ma’aden acknowledges and agrees on behalf of itself and each of its Affiliates that:
24.2.1neither Ma’aden nor any of its Affiliate shall:
(A)have any Intellectual Property Rights or other rights in any of the Typhoon™ Units, the Existing TyphoonTM Units or the Licensed Intellectual Property;
(B)not make any claim or otherwise portray or hold itself out to have any such rights; and
(C)not, in any jurisdiction, file or otherwise make any patent applications with respect to the Typhoon™ Units, the Existing TyphoonTM Units or the Licensed Intellectual Property.

24.2.2it shall, in its capacity as a Shareholder with the rights afforded to it under this Agreement and the Articles of Association, procure that the Company acts in accordance with the terms of the Licensing Agreement.
25.REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS
25.1Mutual Representations and Warranties
Each of the Parties represents and warrants, severally and not jointly, to each of the other Parties that:
25.1.1this Agreement constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as may be limited by Applicable Law;
25.1.2the execution, delivery and performance of this Agreement by such Party does not and will not conflict with, violate or cause a breach of its constitutive documents, any agreement, contract or instrument to which such Party is a party or any judgment, order or decree to which such Party is subject; and
25.1.3the operations of the Party and its Subsidiary Undertakings are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations, and the applicable anti-money laundering statutes of jurisdictions where the Party or its Subsidiaries conduct business, the rules and regulations thereunder, and any applicable related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”). No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Party or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending, or, to the best knowledge of the Party or any of its Subsidiaries, threatened; and
25.1.4neither Shareholder nor any of its Subsidiary Undertakings, Parent Undertakings nor any of its or their respective officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, is:
(A)a person named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control, or any similar list of sanctioned persons administered by the European Union or any individual European Union member state, including the United Kingdom (each a, “Sanctions List”);
(B)directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on any Sanctions List;
(C)organized, incorporated, established, located or resident, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the

United States, the European Union or any individual European Union member state, including the United Kingdom;
(D)a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or
(E)a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank.
25.2IE Parent Warranty
IE Parent represents and warrants to Ma'aden that the statements in the Prospectus regarding I-Pulse, TyphoonTM technology, Geo27's Intellectual Property Rights, and CGI’s data inversion technology remain as at the Effective Date accurate and applicable to the TyphoonTM Units.
25.3Compliance with Applicable Law
Each Shareholder undertakes to the other Shareholders that it shall:
25.3.1use its reasonable efforts to procure that the Company shall comply in all material respects with all Applicable Laws and that its nominated Directors and members of the Board and Technical Committee, as well as the General Manager, shall take appropriate steps to further such compliance;
25.3.2procure that the Articles of Association are complied with; and
25.3.3use its reasonable efforts to procure that the Company shall do or cause to be done all things necessary to obtain and maintain in full force and effect all authorizations issued by any Competent Authority which may at any time be required under Applicable Law to enable the Company to conduct the Business in accordance with this Agreement and in accordance with any lawful decisions of the Shareholders, the Board of Directors or the Technical Committee.
26.CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS
26.1Confidential Information
26.1.1“Confidential Information” where used in this Agreement means the written confidential commercial, financial, marketing, business, and technical or other data including know-how, trade secrets, specifications, calculations, formulae, processes, business methods, diagrams, drawings and all other written confidential information relating to the Company (including all exploration results of whatever nature and activities, and the Exploration Program), the Shareholders or any of their Affiliates (whether written or electronic) (each a “Subject Party”) received or obtained by a Party (the “Receiving Party”), and excludes in all cases Non-Confidential Information;
26.1.2“Non-Confidential Information” where used in this Agreement means information:
(A)in the public domain at the time the Receiving Party learns of it, or which later becomes publicly known through no wrongful act of a Party (other than the Subject Party);
(B)which was in the possession of the Receiving Party prior to the Effective Date, as shown by written records of the Receiving Party, and which was not subject to prior confidentiality obligations with any Subject Party;

(C)which the Receiving Party acquired, after the time of disclosure by or on behalf of any Subject Party, from a third party who had a lawful right to disclose it to the Receiving Party and had no obligation to any Subject Party to maintain the confidentiality of such information;
(D)which was independently developed by the Receiving Party without the use of or reference to the Confidential Information of any Subject Party; or
(E)which is approved for release in writing by the Board; and
26.1.3any Confidential Information will be treated on the terms and conditions of this Clause 26 (Confidentiality and Public Announcements).
26.2Ownership/Uses of Confidential Information
The Receiving Party hereby acknowledges that the relevant Subject Party is the owner or licensee of the Confidential Information. The Receiving Party shall not use any of the Confidential Information at any time except for the purposes of this Agreement and the management of the Business of the Company. The Receiving Party shall:
26.2.1not disclose any of the Confidential Information other than on a need to know basis, as reasonably necessary, to its directors, officers, employees, attorneys, accountants, bankers, financial advisors or consultants who are bound by written agreements with the Receiving Party to maintain the Confidential Information in confidence or who are otherwise under obligations of confidentiality to the Receiving Party (collectively, the “Representatives”);
26.2.2advise its Representatives of the obligation of confidentiality hereunder;
26.2.3require its Representatives to use the same degree of care as is used with the Receiving Party’s own proprietary information; and
26.2.4advise the Board of Directors of any misappropriation or misuse of the Confidential Information.
26.3Disclosures
26.3.1Notwithstanding the foregoing, the Receiving Party shall have the right to disclose Confidential Information to the extent required by Applicable Law or any Competent Authority, in accordance with the rules or by-laws of any stock exchange or pursuant to Clause 26.3.2 (Disclosures) below, provided that the Receiving Party shall, to the extent practicable and permitted by Applicable Law or rules or by-laws of any stock exchange, give the Board of Directors and the other Shareholders prompt written notice and sufficient opportunity to object to such use or disclosure, or to request confidential treatment of the Confidential Information, in either case on reasonable grounds.
26.3.2Where a Shareholder wishes to Transfer its Shares to a Purchaser in accordance with Schedule 2 (Requirements Relating to Transfers of Shares to a Purchaser) it shall have the right to disclose Confidential Information to the extent reasonably required to enable a Purchaser to carry out due diligence and review information on the Company, its Business and the Company as would be reasonable for a purchaser seeking to purchase Shares for value and on arm’s length terms, provided always the Transferor shall obtain from the Purchaser a confidentiality undertaking in favour of the Company and its Shareholders on terms acceptable to the Board of Directors and the other Shareholders, in each case acting reasonably.

26.4Return of Confidential Information
Upon (i) the termination of this Agreement as to any Party; or (ii) upon the request of the Board of Directors, the Receiving Party shall promptly return to the relevant Subject Party all Confidential Information that is tangible form, and any copies thereof, and use all reasonable endeavours to expunge all Confidential Information from any computer, word processor or other device containing Confidential Information.
26.5Public Announcements
Each Party shall notify each other Party and the Company of its intent to issue any press release or other public announcement with respect to the Company and its activities and, except as required by or pursuant to any Applicable Law or the rules, regulations or requirements of, any competent legal or regulatory authority or any internationally recognised stock exchange (including, for the avoidance of doubt, the Capital Market Authority of the Kingdom, the New York Stock Exchange and the Toronto Stock Exchange, as applicable) on which securities of the such Party or its Parent Undertaking are listed, shall not issue any such release or announcement without the prior consent of each other Party and the Company which consent shall not be unreasonably withheld, conditioned or delayed. Such consent shall not, however, be required in order for a Party to include a reference to its ownership interest in the Company in its annual reports and similar publications.
27.TRANSFERS OF SHARES
27.1Limitation on Transfer of Shares
The Shareholders hereby acknowledge and agree that any Transfer of Shares must be effected in accordance with the provisions of this Agreement and the Articles of Association and is subject in all respects to Applicable Law and to the obtaining of all approvals from the Competent Authorities, including, where applicable, MIMR. Except as provided in Clause 27.2 (Transfers to Affiliates) or unless the Shareholders unanimously approve, no Shareholder may Transfer any of its Shares to any person who is not already a Shareholder during the Exploration Phase. No Transfer of Shares shall be valid unless recorded in the register of Shareholders maintained by the Company and notified to the relevant Competent Authority.
27.2Transfers to Affiliates
A Shareholder may, after giving at least thirty (30) days’ prior written notice to each other Shareholder and satisfying the following conditions, Transfer all (but not less than all, unless the Shareholders unanimously agree otherwise in writing) of its Shares and Shareholder Loans to a transferee which is a wholly-owned Subsidiary Undertaking of that Shareholder or the Parent Undertaking which wholly-owns the Shareholder (“Affiliate Transferee”), provided that:
27.2.1where the Transferor is Ivanhoe Electric, the Transfer does not and will not have any impact on any Related Agreement relating to the Typhoon™ Units;
27.2.2the Affiliate Transferee executes an Agreement of Adherence;
27.2.3the Affiliate Transferee is of Sufficient Financial Standing;
27.2.4the Transferor undertakes, in form and substance in a manner acceptable to the other Shareholders, that the Shares will be Transferred back to the Transferor (or the Parent Undertaking which wholly-owns the Transferor) prior to the Affiliate

Transferee ceasing to be a wholly-owned Subsidiary Undertaking of the Transferor or the Parent Undertaking which wholly-owns (or owned, as the case may be) the Transferor. The Affiliate Transferee shall provide to the other Shareholders such information as they may reasonably request to ascertain that the Affiliate Transferee has not ceased to be a wholly-owned Subsidiary Undertaking of the Transferor or the Parent Undertaking which wholly-owns (or owned, as the case may be) the Transferor; and
27.2.5where applicable, MIMR has given its approval for such Transfer.
For the avoidance of doubt, any pre-emptive rights under Applicable Law and the provisions of Clause 27.4 (Transfers Following Completion of the Exploration Phase) shall not apply to Transfers to an Affiliate Transferee.
27.3Ma’aden Transfer
Ma’aden shall have the right, at any time following entry into this Agreement, to Transfer all (but not less than all, unless the Shareholders unanimously agree otherwise in writing) of its rights and obligations, including all of its Shares and Shareholder Loans, (other than with respect to Clause 29.9 (Ma’aden Guarantee)) under this Agreement to any single, directly or indirectly, wholly owned Subsidiary Undertaking of Ma’aden provided that such Transfer is in compliance with Clause 27.2 (Transfers to Affiliates) other than with respect to the requirement to (30) days’ prior written notice which notice the Parties agree shall not be required.
27.4Transfers Following Completion of the Exploration Phase
Subject to Applicable Law, the Articles of Association and the terms of any financing or other agreement entered into by the Company and approved by the Board, at any time after (but not on or before) the date on which the Exploration Phase has concluded in accordance with Clause 7.1.4 (Exploration Term) is completed, a Shareholder may Transfer all (but not less than all, unless the Shareholders unanimously agree otherwise in writing) of its Shares and Shareholder Loans to a Purchaser pursuant to the requirements set out in Schedule 2 (Requirements Relating to Transfers of Shares to a Purchaser) and provided that any direct or indirect wholly-owned subsidiaries of a Shareholder which hold Shares pursuant to Clause 27.2 (Transfers to Affiliates) simultaneously Transfer all (but not less than all) of the Shares and Shareholder Loans held by them to the same Purchaser at the same time in accordance with the same provisions.
28.ROYALTY EXIT
With respect to a Designated Project, to the extent Ivanhoe Electric does not wish to participate or continue to participate in a Designated Project:
28.4.1Ivanhoe Electric may exercise its rights under Clause 8.3 (Sole Risk) within the time permitted under such clause;
28.4.2at any time, Ivanhoe Electric shall have the right to engage Ma’aden in good faith discussions regarding the transfer or exchange of Ivanhoe Electric's interest in a Designated Project for Fair Market Value and the terms of such transfer or exchange including the possible terms of a royalty in lieu of a transfer or exchange for cash or securities; or
28.4.3to the extent Ivanhoe Electric’s equity or other participating interest in a Designated Project is less than ten percent (10%) of the aggregate equity or other participating interests in the Designated Project, then Ivanhoe Electric shall have the right to engage Ma’aden in good faith discussions regarding the conversion of its interest in such Designated Project into a royalty and the terms of such conversion.
29.TERM, VALIDITY AND TERMINATION
29.1Term and Termination
29.1.1This Agreement shall commence on the Effective Date and shall continue in full force until:
(A)all of the Shares are held by a single Shareholder (and its Affiliates); or
(B)the finalisation of the dissolution or liquidation of the Company, including with respect to the full and final discharge of the activities contemplated by Clause 29.7 (Consequences of Termination).
29.1.2If not terminated earlier under Clause 29.1.1 (Term and Termination), this Agreement shall also terminate and the Parties shall procure that all of activities contemplated by Clause 29.7 (Consequences of Termination) are undertaken and are fully and finally discharged on the occurrence of the following events:
(A)provided there is no Designated Project at such time, upon the Exploration Term Expiry unless agreed otherwise by the Shareholders;
(B)a TLA Unwinding Event;
(C)a TEPTSA Unwinding Event;
(D)Ma’aden notifying the other Parties that it is electing to terminate this Agreement as a result of the occurrence of an IRA Unwinding Event; or
(E)all of the Shareholders agree in writing to terminate this Agreement,
(in each case, a “Termination Event”).
29.2No Obligations Post-Transfer
Unless otherwise herein expressly provided, no Shareholder that has Transferred all of its Shares (and whose Affiliates have Transferred all of their Shares) to a Purchaser in accordance with the provisions of this Agreement shall be bound by its terms and conditions after the date of such Transfer. For the avoidance of doubt where a Shareholder Transfers all of its Shares to a Purchaser (and its Affiliates Transfer all of their Shares to the same Purchaser) in accordance with the provisions of this Agreement any guarantee given by a Party in respect of the obligations of that Shareholder (and its Affiliates) under this Agreement shall (subject and without prejudice to the provisions of Clause 30 (Survival)) be released with effect from the date of such Transfer and the guarantor Party shall cease to have any obligation under the guarantee with respect to any matter occurring after the date of such Transfer.

29.3Default
If:
29.3.1any Shareholder or Guarantor is in material breach of its obligations under:
(A)Clause 25.1.3 and 25.1.4 (Mutual Representations and Warranties);
(B)Clause 36.1 (Anti-Bribery Compliance: Trade Sanctions Compliance);
(C)Clause 27 (Transfers of Shares); or
(D)with respect to IE Parent only, Clause 25.2 (IE Parent Warranty), and that breach is incapable of remedy or, if capable of remedy is not remedied within 90 days of being notified in writing by another Party of the breach; or
29.3.2IE is in breach of Clause 6.1 (Exclusivity and use of Typhoon™ Units);
29.3.3any Shareholder or a Guarantor is subject to an Insolvency Event; or
29.3.4any Shareholder is subject to a Change of Control (other than a Change of Control of IE Parent which occurs while IE Parent is publicly listed company or a Change of Control of Ma'aden which occurs while Ma'aden is a publicly listed Company), then such Shareholder shall be in “Default” and shall be a “Defaulting Shareholder”. For the purposes of this Clause 29 (Term, Validity and Termination), any Affiliate of a Defaulting Shareholder to which it has Transferred Shares pursuant to Clause 27.2 (Transfers to Affiliates) shall also be deemed to be in Default.
29.4Default Notice
In the event of a Default, the Shareholder(s) who is or are not in Default (a “Non-Defaulting Shareholder”) may give written notice to the Defaulting Shareholder (with a copy to all other Parties) that it has elected to exercise its rights under Clause 29.5.1 (Transfer of the Defaulting Shareholder’s Shares) (a “Default Notice”).
29.5Transfer of the Defaulting Shareholder’s Shares
29.5.1Subject to Clause 29.5.2 (Transfer of the Defaulting Shareholder’s Shares), if a Default Notice is given pursuant to Clause 29.4 (Default Notice), then the Non-Defaulting Shareholder shall have the right (but not the obligation), within ninety (90) days of deemed service of such Default Notice in accordance with Clause 35 (Notices), to serve notice to purchase all (but not less than all) of the Shares and Shareholder Loans held by the Defaulting Shareholder and any Affiliate which holds Shares for eighty percent (80%) of Fair Market Value.
29.5.2For the purpose of calculating Fair Market Value in the context of clause 29.5.1 (Transfer of the Defaulting Shareholder’s Shares), no value shall be attributed to:

(A)the TyphoonTM Units;
(B)Land Access Rights relating to a Designated Project in respect of which a Shareholder has elected to proceed on a sole risk basis in accordance with the terms of Clause 8.3.1 (Sole Risk); and
(C)Land Access Rights in relation to Ma'aden Land which do not relate to a Designated Project.
29.5.3Service of notice under Clause 29.5.1 (Transfer of the Defaulting Shareholder’s Shares) shall initiate the process to determine the Fair Market Value of the relevant Shares and Shareholder Loans. Within thirty (30) days after delivery of the certified determination of the Fair Market Value of a Defaulting Shareholder’s Equity Interest pursuant to Schedule 3 (Valuation), the Parties shall commence the procedures required to obtain all approvals and consents under Applicable Law and from the Competent Authorities required to Transfer the Shares of the Defaulting Shareholder (and its Affiliates, if applicable) free and clear of all Encumbrances and credited as fully paid. At the closing in respect of the Transfer of the Shares of the Defaulting Shareholder (and its Affiliates, if applicable), the Defaulting Shareholder (and its Affiliates, if applicable) shall assign any Shareholder Loans to the Non-Defaulting Shareholder free and clear of all Encumbrances, and the Parties shall sign such documents and shall comply with all requirements under Applicable Law and as directed by the Competent Authorities to effect the Transfer of the Shares and the assignment of the Shareholder Loans.
29.6Suspension of Voting Rights
After service of a Default Notice and during the continuation of any Default, the Defaulting Shareholder and its Affiliates shall not be entitled to be represented at meetings of the Board, the Technical Committee or any sub-committee thereof or to vote thereat and all matters to be decided by those bodies (including the matters set out at Clause 17.6 (Board Decisions)) or otherwise in relation to the Company shall, to the extent permissible by Applicable Law, be decided by the Non-Defaulting Shareholder (or the Directors or members of the Technical Committee appointed by or on behalf of the Non-Defaulting Shareholder, as the case may be) in its (or their) sole discretion.
29.7Consequences of Termination
29.7.1Upon the occurrence of a Termination Event, the Board shall commence the winding up of all activities of the Company including:
(A)to the extent not already returned, returning the Typhoon™ Units to IE Mena in accordance with Clause 22 (Transfer Restrictions and Return of the TyphoonTM Units);
(B)arranging for an evaluation of the Shutdown Costs as at the date of the termination;
(C)to the extent applicable and unless the Shareholders otherwise agree in writing, distributing the legal and/or beneficial interests (including any debt financing by the Company whether by way of Shareholder Loan or otherwise) held by the Company in any Designated Project Holding Structure to the Shareholders pro-rata to their Equity Interest;
(D)taking such steps to dispose of Joint Venture Property as it is directed to take by the Board;

(E)to the extent reasonably possible, meeting the Shutdown Costs from the proceeds of realization of Joint Venture Property;
(F)requiring payment of a Cash Contribution from each Shareholder to the extent that the proceeds of realization of Joint Venture Property are insufficient to meet the Shutdown Costs;
(G)after paying the Shutdown Costs, distributing any net amount remaining from the proceeds of realization of Joint Venture Property among the Shareholders pro rata in proportion to their respective Equity Interests.
29.8IE Parent Guarantee
29.8.1In consideration of Ma’aden and the Company entering into this Agreement, IE Parent irrevocably and unconditionally guarantees to each of the Ma’aden Parties and the Company the punctual performance of all obligations of IE Mena and any of its Affiliate Transferees under this Agreement (each an “IE Party” and together the “IE Parties”) and undertakes to each Ma’aden Party and the Company that:
(A)whenever a IE Party does not pay any amount when due under or in connection with this Agreement, IE Parent shall immediately on demand pay that amount as if it was the principal obligor; and
(B)whenever an IE Party fails to perform any other obligations under this Agreement, IE Parent shall immediately on demand perform (or procure performance of) and satisfy (or procure the satisfaction of) that obligation, so that the same benefits are conferred on each Ma’aden Party and the Company as they would have received if such obligation had been performed and satisfied by the relevant IE Party.
29.8.2The obligations of IE Parent will not be affected by any act, omission, matter or thing which, but for this Clause 29.8.2 (IE Parent Guarantee), would reduce, release or prejudice any of its obligations under this Agreement including:
(A)any time, waiver or consent granted to an IE Party or any other person;
(B)the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against an IE Party under this Agreement;
(C)the insolvency (or similar proceedings) of an IE Party, any incapacity or lack of power, authority or legal personality of an IE Party;
(D)any amendment to this Agreement;
(E)any illegality, invalidity or unenforceability of any obligation of any person under this Agreement; or

(F)any other act, event or omission which might operate to discharge, impair or otherwise affect any of the obligations of IE Parent or any of the rights, powers and remedies conferred on Ma’aden or the Company under this Agreement.
29.9Ma’aden Guarantee
29.9.1In consideration of Ivanhoe Electric and the Company entering into this Agreement, Ma’aden irrevocably and unconditionally guarantees to each IE Party and the Company the punctual performance of all obligations of any entity to which it Transfers its rights and obligations under this Agreement pursuant to Clause 27.3 (Ma’aden Transfer) and any of its or such entity or entities (as the case may be) or Affiliate Transferees under this Agreement (each an “Ma’aden Party” and together the “Ma’aden Parties”) and undertakes to each IE Party and the Company that:
(A)whenever a Ma’aden Party does not pay any amount when due under or in connection with this Agreement, Ma’aden shall immediately on demand pay that amount as if it was the principal obligor; and
(B)whenever a Ma’aden Party fails to perform any other obligations under this Agreement, Ma’aden shall immediately on demand perform (or procure performance of) and satisfy (or procure the satisfaction of) that obligation, so that the same benefits are conferred on each IE Party and the Company as they would have received if such obligation had been performed and satisfied by the relevant Ma’aden Party.
29.9.2The obligations of Ma’aden will not be affected by any act, omission, matter or thing which, but for this Clause 29.9.2 (Ma’aden Guarantee), would reduce, release or prejudice any of its obligations under this Agreement including:
(A)any time, waiver or consent granted to a Ma’aden Party or any other person;
(B)the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against a Ma’aden Party under this Agreement;
(C)the insolvency (or similar proceedings) of a Ma’aden Party, any incapacity or lack of power, authority or legal personality of a Ma’aden Party;
(D)any amendment to this Agreement;
(E)any illegality, invalidity or unenforceability of any obligation of any person under this Agreement; or
(F)any other act, event or omission which might operate to discharge, impair or otherwise affect any of the obligations of Ma’aden or any of the rights, powers and remedies conferred on an IE Party or the Company under this Agreement.
30.SURVIVAL

The rights and obligations of each of the Parties under the following provisions shall survive termination of this Agreement: Clause 1.1 (Definitions), Clause 21 (Non-solicit), Clause 23 (Ongoing Services Arrangement), Clause 26 (Confidentiality and Public Announcements), Clause 29.7 (Consequences of Termination), Clause 30 (Survival), Clause 31 (Governing Law), Clause 32 (Disputes), Clause 33 (Language), Clause 34 (Assignment and Novation), Clause 35 (Notices), and Clause 36 (Miscellaneous). Subject to Applicable Law, other than with respect to those rights and obligations expressed to survive termination and listed in this Clause 30 (Survival), and without prejudice to rights and obligations accrued and subsisting under this Agreement as at termination of this Agreement, no Party shall have any further rights or obligations under this Agreement following its termination.
31.GOVERNING LAW
This Agreement shall be governed by and construed in accordance with the laws and regulations of the Kingdom of Saudi Arabia.
32.DISPUTES
32.1Initial Resolution Efforts
32.1.1Prior to referring any dispute, controversy or claim arising out of or in connection with this Agreement, including any question regarding its breach, existence, termination or validity (for the purposes of this Clause 32 (Arbitration), a "Dispute") to arbitration, the Party or Parties wishing to make such reference shall notify in writing the other Party or Parties of the existence and nature of the Dispute (for the purposes of this Clause 32 (Arbitration), a "Dispute Notice") and its / their proposed basis for settlement of such Dispute. The Dispute Notice shall state which other Parties the notifying Party or Parties consider(s) to be parties to the Dispute.
32.1.2For a period of thirty (30) days following service of the Dispute Notice, the Parties to the Dispute shall take steps to resolve the Dispute ("Cooling-Off Period").
32.1.3If the Dispute is not resolved during the Cooling-Off Period, the Party or Parties in receipt of the Dispute Notice shall respond to such Dispute Notice within fourteen (14) days of expiry of the Cooling-Off Period ("Response Period"), including its/their proposed basis for settlement.
32.1.4A Chief Execution Officer of each Party which is a party to the Dispute shall then meet within ten (10) days of expiry of the Response Period to attempt to settle the Dispute. No statement as to a Party's proposed basis for settlement may be relied upon or referred to in later proceedings (except for the terms of any agreed settlement between the Parties).
32.2Arbitration
32.2.1Any Dispute which has not been settled within sixty (60) days from the date of issue of the Dispute Notice (whether or not the Parties complied with the requirements of Clause 32.1(Initial Resolution Efforts)) shall, at the initiative of any of the Parties to the Dispute, be referred to be finally and exclusively resolved by arbitration under the Saudi Centre for Commercial Arbitration Rules (the "Rules") in force at the date hereof, which Rules are deemed to be incorporated by reference to this Clause 32 (Arbitration).
32.2.2The number of arbitrators shall be three (3), one selected by the initiating party in the notice of arbitration, the second selected by the other party within thirty (30) days of receipt of the notice of arbitration, and the third, who shall act as presiding arbitrator, selected by the two parties’ appointed arbitrators within thirty (30) days of the selection of the second arbitrator. If any arbitrators are not selected within these time periods, the SCCA Administrator shall make the selection(s).
32.2.3The seat, or legal place, of any arbitration shall be London. The language of the arbitration shall be English. Each of the Parties hereby agrees that: (i) it shall not appeal against or challenge any arbitral award made pursuant to arbitration proceedings conducted in accordance with this Clause 32, insofar as such waiver may validly be made; and (ii) it shall not object to or challenge any application to recognise or enforce any arbitral award made pursuant to this Clause 32 in any court, insofar as such waiver may validly be made, and it will submit to the jurisdiction of that court for the purposes of those enforcement proceedings.
32.2.4The costs of arbitration, any court proceedings ancillary to the arbitration or any court proceedings relating to challenging or enforcing any arbitral award or order, including the reasonable legal fees and expenses of the winning Party or Parties and the fees and expenses of the arbitrator and of any independent experts and advisors appointed by the arbitrator in connection with the dispute, shall be borne by the losing Party or Parties unless otherwise determined by the arbitrator or the court as the case may be. Unless otherwise agreed by the Parties, all payments ordered to be made in any arbitration award shall be denominated in US Dollars free and clear of any deduction or withholdings whatsoever (including, but not limited to, any deduction or withholdings for Tax). Any arbitration award shall be enforceable by any court having jurisdiction over a Party against which the award has been rendered and wherever assets of a Party against which the award has been rendered can be located.
32.2.5Should any part of this Agreement or any other agreements arising out of or relating to it be null and void, such nullity shall not affect the validity of this Clause 32.
32.2.6By agreeing to arbitration in accordance with this Clause 32, the Parties do not intend to deprive any competent court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment or other order in aid of the arbitration proceedings, or the recognition and/or enforcement of any award. Any interim or provisional relief ordered by any competent court may subsequently be vacated, continued or modified by the arbitral tribunal on the application of any party to the Dispute.
32.2.7The Parties undertake to keep confidential all awards in any arbitration, together with all materials in the proceedings created for the purpose of the arbitration and all other documents produced by another Party in the proceedings not otherwise in the public domain, save and to the extent that disclosure may be required of a Party by legal duty, to protect or pursue a legal right or to enforce or challenge an award in legal proceedings before a court or other judicial authority.
32.3Waiver of Sovereign Immunity
Any Party that now or later has a right to claim sovereign immunity for itself or any of its assets hereby irrevocably waives any such immunity to the fullest extent permitted by the laws of any applicable jurisdiction. This waiver includes immunity from:
32.3.1any mediation or arbitration proceeding commenced under this Agreement or otherwise;
32.3.2any judicial, administrative or other proceedings to aid any mediation or arbitration commenced under this Agreement or otherwise; and

32.3.3any effort to confirm, enforce or execute any decision, settlement, award, judgment, service of process, execution order or attachment (including pre-judgment attachment) over any asset, property or revenues that results from a mediation, an arbitration or any judicial or administrative proceedings commenced under this Agreement or otherwise.
32.4Compliance with Laws
If the Company’s losses equal or exceed 50% of its Share Capital, the Board shall convene a meeting of the Shareholders to a meeting within a period not exceeding sixty (60) days following the date of knowledge of such loss at the Shareholders shall discuss in good faith mechanisms to bring the Company into compliance with Applicable Law.
32.5Notices
Each Party hereby agrees that any summons, judgment or other notice of legal process shall be sufficiently served if delivered in accordance with Clause 35 (Notices).
32.6Continuing Operations
During the period of the process described in this Clause 32 (Disputes), the Company shall continue the Business and its operations (i) until the end of the period covered by then prevailing approved Budget on the basis that Budget (which shall remain in effect for the remainder of that period); and (ii) from the start of the immediately succeeding period and for all subsequent periods, on the basis of a caretaker Budget agreed by the Board, in each case until the process and proceedings described in Clause 32.1 (Initial Resolution Efforts) and in Clause 32.2 (Arbitration) have concluded, or the Parties otherwise agree.
33.LANGUAGE
This Agreement is executed in the English language. Solely for the purposes of any proceeding or action before a Competent Authority in which an Arabic translation of this Agreement is required to be produced and is required by Applicable Law to be paramount, such Arabic translation shall prevail over the English version, provided that, in case of ambiguity in the Arabic text, the English text shall be consulted in determining the intended meaning of the Parties. In all other instances, the English version shall prevail over the Arabic version and shall be paramount.
34.ASSIGNMENT AND NOVATION
34.1Assignment
Subject to Clause 27.3 (Ma’aden Transfer), except as expressly agreed in writing or otherwise expressly provided for in this Agreement, no Party shall have the right to assign its rights and/or obligations under this Agreement to any third party. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective heirs, successors and permitted assigns.
35.NOTICES
Any notice or other communication required or permitted hereunder shall be in writing and in English and shall be deemed given upon delivery if delivered personally, or five (5) days after mailing if mailed by registered or certified mail, return receipt requested, or three (3) days after dispatch if sent by overnight international courier service that provides evidence of receipt or the next day if sent by facsimile or email and confirmed by return receipt as follows:
if to Ma’aden:
Abu Bakr Al Sadeeq Road (Exit 6)
P.O. Box 68861
Riyadh 11537
Kingdom of Saudi Arabia
Fax: +966 11 874 8296
Email: legaldeptnotices@maaden.com.sa
Attention: Chief Legal Counsel

if to Ivanhoe Electric:
Ivanhoe Electric Inc.
Marina Heights
450 E. Rio Salado Parkway,
Suite 130
Tempe, Arizona 85251
USA
Attn: General Counsel
Email: GeneralCounsel@ivnelectric.com

if to the Company:
Ma’aden
Abu Bakr Al Sadeeq Road (Exit 6)
P.O. Box 68861
Riyadh 11537
Kingdom of Saudi Arabia
Fax: +966 11 874 8296
Email: legaldeptnotices@maaden.com.sa
Attention: Chief Legal Counsel of Ma’aden

Ivanhoe Electric Inc.
Marina Heights
450 E. Rio Salado Parkway,
Suite 130
Tempe, Arizona 85251
USA
Attention: General Counsel of Ivanhoe Electric Inc.
Email: GeneralCounsel@ivnelectric.com

or to such other addresses or fax numbers as the Parties shall have designated to each other in writing.
36.MISCELLANEOUS
36.1Anti-Bribery Compliance: Trade Sanctions Compliance
36.1.1Each of the Parties shall in relation to this Agreement, and for the purpose of implementing this Agreement and procuring actions on the part of the Company, comply with all Applicable Laws concerning bribery and corruption, including the Saudi Anti-Bribery Law.
36.1.2Without limiting Clause 36.1.1 (Anti-Bribery Compliance: Trade Sanctions Compliance), no Party shall make, nor will offer or commit to make, authorize or further, any payment or transfer of money, or gift of anything of value, directly or indirectly, to any Government Official or any other person, for the purpose of securing or inducing the act, decision, influence, or omission of such Government Official or any other person to obtain, retain, or direct business, or secure any improper advantage, for any person in connection with this Agreement, or for the purpose of implementing this Agreement. “Government Official” for purposes of this Clause 36.1.2 (Anti-Bribery Compliance: Trade Sanctions Compliance) shall mean any officer, employee, agent or representative of a department, agency, or instrumentality of government (national, state, or local) or a public international organization, including any state-owned or controlled enterprise, or anyone acting in an official capacity for any government body.
36.1.3Without prejudice to any Party’s right to enforce any other remedy provided by Applicable Law, if any Party or Shareholder (i) wilfully and intentionally commits any act or omission that constitutes a breach of Clause 36.1.1 (Anti-Bribery Compliance: Trade Sanctions Compliance) or Clause 36.1.2 (Anti-Bribery Compliance: Trade Sanctions Compliance) and (ii) such act or omission has a significant adverse effect (financial or otherwise) on any other Party or Shareholder, then such act or omission shall be deemed to constitute a material breach of this Agreement by the Party or Shareholder committing such act or omission and shall entitle each other Party or Shareholder to those rights and remedies afforded to a Non-Defaulting Shareholder in accordance with Clauses 29.4 (Default Notice), 29.5.1 (Transfer of the Defaulting Shareholder’s Shares) and 29.6 (Suspension of Voting Rights).
36.1.4No part of any of the dividends paid by the Company to a Shareholder will be paid, directly or indirectly, to any individual who is a Government Official. The Company shall adopt procedures to ensure that any transactions with persons who may be deemed to be Government Officials under all Applicable Laws are reviewed and assessed consistent with their risks and measures are taken to mitigate such risks.
36.1.5The Company shall operate in a manner to comply with all applicable trade control laws and regulations, anti-money laundering laws, sanction laws, anti-boycott laws and human rights laws, and shall adopt relevant policies, procedures and other measures, including human rights policies consistent with Applicable Law, to ensure that it so complies.
36.2Severability
In the event that any provision of this Agreement should be or become incomplete or ineffective, such invalidity or incompleteness shall not affect the validity of the remaining provisions hereof. In such case, the Parties shall re-negotiate in good faith a valid provision which implements the intent and purpose of the invalid provision and which shall be agreed upon by the Parties, affords the same rights and imposes the same obligations on the Parties and has substantially the same economic effect on both the Parties and the Company.
36.3Limitation of Liability
Notwithstanding any other provision of this Agreement, except to the extent caused by the Party’s wilful breach of this Agreement, a Party and the Party’s Directors, officers, employees, agents and other representatives are not liable, whether in contract, negligence or otherwise, to any other Party for any actions or inactions unless such person acted with gross negligence, wilful misconduct or in violation of Applicable Law, for any damages or loss of profit, use, opportunity or goodwill or for any special, indirect or other consequential losses arising out of or in connection with this Agreement.
36.4Rights and Remedies Cumulative and not Exclusive
The rights and remedies as provided for in this Agreement are cumulative and shall be in addition to and not in substitution for any other rights and remedies available under this Agreement or under Applicable Law. Except as otherwise expressly provided for in this Agreement, the election of one or more remedies shall not waive the election of any other remedies.
36.5Entire Agreement
This Agreement and any documents referenced herein, constitutes the complete and exclusive statement of the agreement between the Parties with reference to the subject matter hereof and supersedes all prior agreements, promises, proposals, representations, understandings and negotiations, whether or not reduced to writing, between the Parties respecting such subject matter.
36.6No Waiver
A failure by a Shareholder to assert its rights under this Agreement shall not be deemed a waiver of such rights, nor shall any waiver he implied from any act or omission. No waiver by a Shareholder with respect to any right shall extend to any subsequent breach of the terms hereof unless such waiver explicitly provides otherwise.
36.7Amendment
No variation or amendment to this Agreement shall be effective unless in writing signed on behalf of all of the Parties.

36.8Articles of Association
The Parties agree that the Articles of Association shall at all times, subject to Applicable Law, conform to and not be inconsistent with this Agreement. In the event of any conflict or inconsistency between this Agreement and the Articles of Association, the terms of this Agreement shall prevail as between the Shareholders and the Shareholders unanimously agree that they shall exercise their voting rights as Shareholders to amend the Articles of Association to reflect the terms of this Agreement, subject to Applicable Law.
36.9No Partnership
Nothing contained or implied in this Agreement shall constitute or be deemed to constitute a partnership between the Shareholders and none of the Shareholders shall have any authority to bind or commit any other Party in any way, save as expressly set out herein or as otherwise agreed by the Shareholders in writing.
36.10Counterparts
This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement the day and year first above written:

SAUDI ARABIAN MINING COMPANY (MA’ADEN)

/s/ Robert Wilt
Signature of authorized representative
Name: Robert Wilt
Title: CEO

IVANHOE ELECTRIC INC.

/s/ Taylor Melvin
Signature of authorized representative
Name: Taylor Melvin
Title: President & CEO

IVANHOE ELECTRIC MENA HOLDINGS LTD.

/s/ Mark Gibson
Signature of authorized representative
Name: Mark Gibson
Title: President

MA’ADEN IVANHOE ELECTRIC EXPLORATION AND DEVELOPMENT LIMITED COMPANY

/s/ Quentin Markin
Signature of authorized representative
Name: Quentin Markin
Title:

/s/ Louis Irvine
Signature of authorized representative
Name: Louis Irvine
Title: Chairman

Schedule 1

FORM OF AGREEMENT OF ADHERENCE

Date: ____________________H. (corresponding to ____________________G.)
[Name of shareholder] (hereinafter “we”) intend to become shareholder of Ma’aden Ivanhoe Electric Exploration and Development Limited Company, a limited liability company organized under the laws and regulations of the Kingdom of Saudi Arabia (the “Company”), and hereby agree to comply with, and be bound by, all of the provisions of the Shareholders’ Agreement dated as of _____________ h. (corresponding to _____________ g.) (the “Shareholders’ Agreement”) (a copy of which has been delivered to us and which we have initialled and attached to this Agreement of Adherence for identification) in all respects as if we were a party to that Shareholders’ Agreement and were originally named in it as a party (as defined in the Shareholders’ Agreement).
1.IN ADDITION WE HEREBY WARRANT TO EACH OF THE OTHER PARTIES HERETO ON THE DATE HEREOF AS FOLLOWS:
1.1.1we are duly organized, validly existing and in good standing under the respective laws of the jurisdiction in which we are organized;
1.1.2each of this Agreement of Adherence and the Shareholders’ Agreement constitutes a legal, valid and binding obligation on our part, enforceable against us in accordance with its terms, except as may be limited by Applicable Law (as defined in the Shareholders Agreement);
1.1.3the execution, delivery and performance of this Agreement of Adherence by us does not and will not conflict with, violate or cause a breach of our constitutive documents, any agreement, contract or instrument to which we are a party or any judgment, order or decree to which we are subject; and
1.1.4we agree to give written notice to the other Parties if any of the warranties made by us in this Agreement of Adherence should prove to have been incorrect, incomplete or misleading on the date of this Agreement of Adherence or [●] should become incorrect, incomplete or misleading during the term of the Shareholders’ Agreement.

IN WITNESS whereof we have executed this Agreement of Adherence on the date stated above.

[Shareholder]

By:    ____________________
Name:
Title:

[Existing Shareholders]

By:    ____________________
Name:
Title:

By:    ____________________
Name:
Title:

Schedule 2

REQUIREMENTS RELATING TO TRANSFERS OF SHARES TO A PURCHASER

1.OBLIGATION TO GIVE OFFER PRIOR TO SALE
Each Shareholder agrees that, except as provided in Clause 27.2 (Transfers to Affiliates), it will not Transfer or suffer the Transfer to any third party of its Shares, whether now owned or hereafter acquired or whether by sale or otherwise, and whether voluntary or involuntary, until and unless it shall have first made the offer to sell as set out in this Schedule 2.
2.NOTICE OF INTENT TO TRANSFER
The Transferor shall first deliver a written notice (a “Transfer Notice”) to the other Shareholder and the Company (each, an “Offeree”) through the Company’s Board of Directors.
3.CONTENTS OF TRANSFER NOTICE
The Transfer Notice shall identify the Purchaser, and all shareholders holding 10% or more of the shares in the capital of the Purchaser (other than shareholders of publicly traded stock on any national exchange) and shall specify the Transferor’s Shares and Shareholder Loans that are to be Transferred (the “Offered Interests”), the terms of the proposed Transfer and the price per Share offered by the Purchaser for the Offered Interests, which must be wholly in cash, cash equivalents or readily marketable securities (the terms and price together are referred to hereinafter as the “Offer Terms”).
4.PRE-EMPTIVE RIGHTS
Each Offeree shall, by written notice served on the Transferor, within thirty (30) days after the date of service of a Transfer Notice, elect to:
4.1.1purchase all (but not less than all) of the Offered Interests for cash on the Offer Terms; or
4.1.2waive its right to purchase the Offered Interests and to consent to the Transfer by the Transferor of all of the Offered Interests to the Purchaser, subject only to the conditions in Paragraph 9.
5.WAIVER OF PRE-EMPTIVE RIGHTS
If the Offeree fails to make an election pursuant to Paragraph 4 within thirty (30) days after the date of service of a Transfer Notice:
5.1.1the Offeree shall be deemed to have waived its rights to purchase such Offered Interests and to have consented to the Transfer by the Transferor of all of the Offered Interests to the Purchaser, subject only to the conditions in Paragraph 9;
5.1.2the Transferor may either withdraw its offer to Transfer all of its Shares to the Purchaser or, within one hundred and twenty (120) days after the date of service of the Transfer Notice, Transfer all of its Shares to the Purchaser at a price and on terms no less favourable to the Transferor than those offered to the Offeree in the Transfer Notice (after the expiry of one hundred and twenty (120) days a new offer must be made in accordance with this Schedule 2); and
5.1.3if the Transferor elects to sell its Shares to the Purchaser under Paragraph 5.1.2, the Transferor shall provide information to the Offeree sufficient to enable the Offeree to verify the price and terms of the sale.
6.TRANSFERS TO OFFEREE
If any Offeree elects within thirty (30) days after the date of service of the Transfer Notice to purchase all (but not less than all) of the Offered Interests as contemplated by Paragraph 4.1.1, the Transferor shall, within sixty (60) days after the date of such election, sell to the Offeree free and clear of all Encumbrances and credited as fully paid, and the Offeree shall purchase from the Transferor, the Offered Interests in cash on the Offer Terms.
7.TRANSFER OF SHAREHOLDER LOANS
At the closing of any Transfer to the Offeree or a Purchaser, as applicable, the Transferor shall assign any Transferor Shareholder Loans which are required to be transferred as part of the Transfer of the applicable Shares to the Offeree or the Purchaser (or its Affiliate, as the case may be) free and clear of all Encumbrances, and the parties to such Transfer and the Company shall execute and deliver such documents as are reasonably necessary to effect such Transfer and assignment.
8.VALIDITY OF TRANSFER
Notwithstanding the foregoing provisions of this Schedule 2, no Transfer of Shares or any economic interests therein to a Purchaser shall be valid or enforceable against either the Company or any Shareholder unless and until the Purchaser: (i) executes an Agreement of Adherence; and (ii) procures a guarantee of its obligations as Shareholder from a guarantor party acceptable to the other Shareholder (where the other Shareholder(s), acting reasonably, requires such a guarantee).
9.CIRCUMSTANCES WHEN PRE-EMPTION RIGHT IS NOT APPLICABLE
The pre-emption right set forth in this Schedule 2 shall not apply to the transfer of ownership of Shares by inheritance, will, or by virtue of a judgment issued by the competent judicial authority.

Schedule 3

VALUATION

1.INDEPENDENT EXPERT DETERMINATION
Except as the Shareholders may otherwise agree on a case-by-case basis, the “Fair Market Value” of a Shareholder’s Equity Interest shall as required be determined as follows.
9.1Each Shareholder shall select an independent expert (a “Valuation Expert”). The costs of each Valuation Expert shall be borne by the Defaulting Shareholder. For the purpose of this Schedule 4, “Valuation Expert” shall mean the mining section of any internationally recognized investment bank or accountancy firm with mining valuation expertise. Each Valuation Expert shall calculate the Fair Market Value of the relevant Equity Interest in accordance with Paragraph 1.2 and shall submit a report of its valuation of the relevant Equity Interest to the Shareholders within twenty (20) days of the date of the Default Notice.
9.2If the variance in the Fair Market Value of the relevant Equity Interest as calculated by each Valuation Expert is fifteen percent (15%) or less, then the mathematical average of the two (2) valuations shall be calculated and the resultant amount shall be the final Fair Market Value of the relevant Equity Interest and shall be binding on the Shareholders.
9.3If the variance in the Fair Market Value of the relevant Equity Interest as calculated by each Valuation Expert is greater than fifteen percent (15%), the Shareholders shall jointly appoint a third Valuation Expert. If the Shareholders are unable to agree on a third Valuation Expert it shall be appointed by the auditors to the Company. Irrespective of whether it is selected by agreement or by the auditors, the third Valuation Expert shall be appointed by or deemed to be appointed by both Shareholders. The costs of the third Valuation Expert shall be borne by the Defaulting Shareholder.
9.4The third Valuation Expert shall conduct an independent review of the reports submitted by each of the two prior Valuation Experts and shall calculate the Fair Market Value of the relevant Equity Interest.
9.5The Fair Market Value of the relevant Equity Interest as calculated by the third Valuation Expert shall be the final Fair Market Value of the relevant Equity Interest and shall be binding on the Shareholders. The Valuation Expert shall act as expert and not as arbitrator.
2.VALUATION CRITERIA
Each of the Valuation Experts shall apply the following valuation criteria and principles. The Fair Market Value of Equity Interest shall be the price at which a willing seller would sell and a willing buyer would buy having full knowledge of the facts, in an arm’s-length transaction without time constraints, and without being under any compulsion to buy or sell. The Fair Market Value of the relevant Equity Interest may give effect to any discount for a minority interest or premium for a majority interest. In determining Fair Market Value of the relevant Equity Interest, the Valuation Expert shall value the Company on a going concern basis, taking into account the then existing market conditions, the Company’s net assets other than:
2.1 the TyphoonTM Units;

2.2Land Access Rights relating to a Designated Project in respect of which a Shareholder has elected to proceed on a sole risk basis in accordance with the terms of Clause 8.3.1 (Sole Risk); and
2.3Land Access Rights which do not relate to a Designated Project.
and the then present value of the company’s future cash flows.

Schedule 4

MEETINGS OF THE BOARD

Meetings of the Board shall be conducted in accordance with the Articles of Association, and in accordance with the following provisions:
1.MEETINGS OF THE BOARD.
Meetings of the Board of Directors shall be held at the location specified by the Chairperson, which will ordinarily be at the head office of the Company. Meetings shall be held at such times as the Chairperson may require upon at least fifteen (15) days’ prior written notice to each of the Directors. Any two (2) Directors may also request the Chairperson to call a meeting of the Directors, in which case the Chairperson shall promptly send notice of the meeting in accordance with this Schedule 4. The Board shall meet at least once every three (3) months or more frequently as the Board may determine, and any meeting of the Board may be combined with a meeting of the Shareholders.
2.3.1The notice shall indicate the date, time and place of the meeting and shall include the agenda for the meeting. Any Director wishing to add items to the agenda shall be entitled to do so, provided that such Director notifies the Chairperson of the additional agenda items at least five (5) calendar days prior to the scheduled date of the meeting of the Board of Directors. Notice of additional agenda items may be delivered by email or facsimile transmission.
2.3.2Any Director unable to attend the meeting may be represented by proxy pursuant to written authorization of the Director. Such written authorization may be in any form sufficient to convey the Director’s intent to be represented at the meeting by proxy and shall be signed by such represented Director.
2.3.3A Director may waive notice of a meeting and/or additional agenda items in writing.
2.3.4In case of a Board Deadlock, the provisions of paragraphs 4 to 7 (inclusive) of this Schedule 4 shall apply.
2.MEETINGS BY TELECONFERENCE OR VIDEOCONFERENCE
Any Director may on reasonable prior notice to the Chairperson elect to participate in a Board meeting by teleconference or videoconference and the Chairperson shall then prior to the meeting ensure that arrangements are in place to enable participation by such means. Participation in a meeting pursuant to this provision constitutes presence in person at such meeting. The minutes of any telephonic meeting shall be recorded and signed in accordance with Paragraph 3.
3.MINUTES
The Chairperson shall cause the Company to maintain a special register in which the minutes of meetings of the Board and its resolutions shall be entered. The Chairperson shall be responsible for taking, or designating a secretary of the meeting to take, the minutes of each meeting of the Board. Minutes of meetings of and resolutions adopted by the Board shall be signed by the Directors in attendance at the meeting, as provided herein.

4.BOARD DEADLOCK
A Board deadlock (“Board Deadlock”) will be deemed to occur where a duly convened meeting of the Board fails to take affirmative action on a matter set out in:
4.3.1Clause 17.6.1 (Budgets)
4.3.2Clause 17.6.3 (Additional Funding);
4.3.3Clause 17.6.7 (Exploration Program);
4.3.4Clause 17.6.13 (Budget Variations);
4.3.5Clause 17.6.14 (Changes to the Business); or
4.3.6Clause 17.6.16 (Related Party Agreements).
5.BOARD DEADLOCK NOTICE
Where a Board Deadlock occurs, a Director seeking action may serve notice (a “Board Deadlock Notice”) on the other Directors stating that in his or her opinion a Board Deadlock has occurred and identifying the matter over which the Board is deadlocked.
6.NEGOTIATION
Within fifteen (15) days of delivery of the Board Deadlock Notice, senior officers of IE Parent and Ma’aden (the “Board Deadlock Committee”) shall negotiate and endeavour to resolve in good faith the Board Deadlock. If the Board Deadlock Committee resolves the Board Deadlock within fifteen (15) days of delivery of the Board Deadlock Notice the Directors shall adopt any resolution reached by the Board Deadlock Committee. If the Board Deadlock Committee does not resolve the Board Deadlock within fifteen (15) days of delivery of the Board Deadlock Notice, the status quo shall prevail.
7.CONTINUITY OF OPERATIONS
Throughout the entire period from the date of delivery of the Board Deadlock Notice until resolution of the Board Deadlock or otherwise the prevailing of the status quo, the Company shall continue its Business and operations in accordance with Clause 32.6 (Continuing Operations) and all directions from the Board of Directors and the Technical Committee on matters unaffected by the matter in question on the Board Deadlock.

Schedule 5

FINANCIAL REPORTING AND POLICIES

1.RECORDS
The Shareholders shall cause the Company to keep proper books of record and accounts in English in which full and correct entries shall be made of all financial transactions relating to the business and financial position of the Company. The Company shall establish effective systems of internal controls and accounting allowing accurate control and allocation of all transactions of the business. Such systems of internal controls shall be designed to ensure that all transactions are properly identified and recorded and described in sufficient detail to ensure their proper classification; to ensure that expenditures are made in accordance with management directives and Company policies; to accurately measure the value of transactions; to ensure that transactions are recorded in the proper period; to ensure that transactions are properly presented and disclosed in the financial statements of the Company; to ensure compliance with all Applicable Laws and statutory requirements; and to ensure auditing at appropriate intervals. Off book transactions and accounts shall be strictly prohibited. For the avoidance of doubt, such systems shall provide for the preparation of financial statements in accordance with International Financial Reporting Standards, US GAAP, Saudi Arabian Accounting Standards and other Applicable Law, and such other controls as are required to ensure each Shareholder (and its Affiliates) is provided with all material information relating to the Company to allow timely decisions by such Shareholder regarding required disclosure necessary to satisfy any regulatory or other disclosure obligations to the extent required by Applicable Law.
2.FINANCIAL REPORTING
The financial reporting requirements of the Company shall be as determined by the Board, subject to Applicable Law. In respect of each approved Budget:
2.3.1the Company shall forward to the Shareholders within fifteen (15) days (or such longer period as may be approved by the Board) after the end of each calendar month, monthly management accounts in a form which shall include:
i.a balance sheet, profit and loss account and cash flow statement (and related supporting schedules). For the month and year to, date, which shall show the financial position of the Company and provide a report on the Company’s performance and operations, including a comparison on a line by line basis between budgeted and actual revenues and expenditures, with an explanation of material variances between such figures and in respect of current operations, and in connection with any development the current estimated costs to the projected date on which the preparation and equipping of a mine complex on the Ma’aden Land will be complete, or will be sufficiently complete to commence commercial operations, compared on a line by line basis to the approved Budget, with an explanation of material variances between such figures;
ii.a profit and cash flow forecast to the end of the current Financial Year and a comparison between such forecast and the budgeted figures; and

iii.such additional information as either Shareholder may request from time to time, including, for example, to explain any variances between the budgeted and actual figures of the Company for any period;
2.3.2the Company shall forward to the Shareholders within twenty (20) days after the end of Financial Quarter of the Company, statements comparing the financial results of the Company for such Financial Quarter and the portion of the current Financial Year as well as standard production numbers (including tonnes, grade and recoveries) then ended with the same Financial Quarters of the previous Financial Year, together with, to the extent requested by any Shareholder, a review engagement letter from the Company’s auditors with respect thereto, to be prepared at the expense of the requesting Shareholder;
2.3.3the Company shall forward to the Shareholders within forty-five (45) days following the end of each Financial Year the audited consolidated accounts of the Company and the Company shall instruct the Company auditors to discuss the same with each Shareholder as required from time to time and to make their working papers available for inspection to either Shareholder or such firm of chartered accountants as either Shareholder may nominate at its written request; and
2.3.4to the extent required by Ivanhoe Electric, the Company shall reconcile any financial information provided with US GAAP and Ivanhoe Electric shall provide reasonable assistance with such reconciliation. All costs in relation to such reconciliation will be borne solely by Ivanhoe Electric.
3.POLICIES
The Board of Directors shall adopt, and the General Manager, the Operator and the Technical Committee shall procure maintenance of the management policies, directives, operating procedures, standard terms and conditions, price guidelines and other documents necessary for the successful and proper operation of the Business and compliance with all Applicable Laws.
4.INSPECTION BY SHAREHOLDERS
Each Shareholder is entitled to inspect and copy the books and records of the Company at its own expense either directly or through an agent reasonably acceptable to the other Shareholder, subject to such Shareholder first obtaining reasonable undertakings of confidentiality from such agent. Such rights of inspection shall be exercised upon reasonable prior notice and in such a manner as not to interfere unreasonably with the conduct of the Company’s business.

Schedule 6
MA’ADEN LAND AREA
Part 1Exploration Licenses

License Number	Region_Name	Exploration Licence Name	Region	Area km2	Licence Blocks No.	Issue Date_G	Expiry Date
1442356	Bir Umq	Bir Umq Harrat 01	Madinah	99.74	1	21-Jun-2021	28-Apr-2026
1442355	Bir Umq	Bir Umq Harrat 02	Madinah	74.91	1	21-Jun-2021	28-Apr-2026
1442354	Bir Umq	Bir Umq Harrat 03	Madinah	95.21	1	21-Jun-2021	28-Apr-2026
1442353	Bir Umq	Bir Umq Harrat 04	Madinah	99.74	1	21-Jun-2021	28-Apr-2026
1442352	Bir Umq	Bir Umq Harrat 05	Madinah	82.51	1	21-Jun-2021	28-Apr-2026
1442351	Bir Umq	Bir Umq Harrat 06	Madinah	67.96	1	21-Jun-2021	28-Apr-2026
1442350	Bir Umq	Bir Umq Harrat 07	Madinah	93.44	1	21-Jun-2021	28-Apr-2026
1442349	Bir Umq	Bir Umq Harrat 11	Madinah	99.74	1	21-Jun-2021	28-Apr-2026
1442348	Bir Umq	Bir Umq Harrat 12	Madinah	87.93	1	21-Jun-2021	28-Apr-2026
1442346	Bir Umq	Bir Umq Harrat 13	Madinah	50.13	1	21-Jun-2021	28-Apr-2026
1443316	Bir Umq	Bir Umq Harrat 14	Madinah	67.28	1	27-Oct-2021	3-Sep-2026
1443350	Bir Umq	Bir Umq Harrat 15	Madinah	54.40	1	29-Apr-2022	7-Mar-2027
1442347	Bir Umq	Bir Umq Harrat 16	Madinah	60.92	1	21-Jun-2021	28-Apr-2026
1442345	Bir Umq	Bir Umq Harrat 17	Madinah	99.72	1	21-Jun-2021	28-Apr-2026
1442344	Bir Umq	Bir Umq Harrat 18	Madinah	95.27	1	21-Jun-2021	28-Apr-2026
1443365	Al Amar	Al Amar 05	Riyadh	99.72	1	6-Jun-2022	15-Apr-2027
1443366	Al Amar	Al Amar 06	Riyadh	80.99	1	6-Jun-2022	15-Apr-2027
1443367	Al Amar	Al Amar 07	Riyadh	99.70	1	6-Jun-2022	15-Apr-2027
1443368	Al Amar	Al Amar 08	Riyadh	99.70	1	6-Jun-2022	15-Apr-2027
1443389	Al Amar	Al Amar 09	Riyadh	56.40	1	6-Jun-2022	15-Apr-2027
1443371	Al Amar	Al Amar 10	Riyadh	82.38	1	6-Jun-2022	15-Apr-2027
1443388	Al Amar	Al Amar 11	Riyadh	33.49	1	6-Jun-2022	15-Apr-2027

1443386	Al Amar	Al Amar 12	Riyadh	41.49	1	6-Jun-2022	15-Apr-2027
1443387	Al Amar	Al Amar 13	Riyadh	99.70	1	6-Jun-2022	15-Apr-2027
1443369	Al Amar	Al Amar 14	Riyadh	52.22	1	6-Jun-2022	15-Apr-2027
1443385	Al Amar	Al Amar 15	Riyadh	99.68	1	6-Jun-2022	15-Apr-2027
1443384	Al Amar	Al Amar 16	Riyadh	99.22	1	6-Jun-2022	15-Apr-2027
1443383	Al Amar	Al Amar 17	Riyadh	99.70	1	6-Jun-2022	15-Apr-2027
1443382	Al Amar	Al Amar 18	Riyadh	99.70	1	6-Jun-2022	15-Apr-2027
1443381	Al Amar	Al Amar 20	Riyadh	99.70	1	6-Jun-2022	15-Apr-2027
1443380	Al Amar	Al Amar 21	Riyadh	99.69	1	6-Jun-2022	15-Apr-2027
1443379	Al Amar	Al Amar 22	Riyadh	68.32	1	6-Jun-2022	15-Apr-2027
1443378	Al Amar	Al Amar 23	Riyadh	73.66	1	6-Jun-2022	15-Apr-2027
1443377	Al Amar	Al Amar 24	Riyadh	72.40	1	6-Jun-2022	15-Apr-2027
1443376	Al Amar	Al Amar 25	Riyadh	70.59	1	6-Jun-2022	15-Apr-2027
1443375	Al Amar	Al Amar 26	Riyadh	99.69	1	6-Jun-2022	15-Apr-2027
1443374	Al Amar	Al Amar 27	Riyadh	99.69	1	6-Jun-2022	15-Apr-2027
1443373	Al Amar	Al Amar 28	Riyadh	74.96	1	6-Jun-2022	15-Apr-2027
1443372	Al Amar	Al Amar 29	Riyadh	31.59	1	6-Jun-2022	15-Apr-2027
1444375	Wadi Bidah	Wadi Bidah_1	Makkah	72.23	1	22-Dec-2022	28-Oct-2027
1444376	Wadi Bidah	Wadi Bidah_2	Makkah	79.19	1	22-Dec-2022	28-Oct-2027
1444378	Wadi Bidah	Wadi Bidah_3	Makkah	85.93	1	22-Dec-2022	28-Oct-2027
1444385	Wadi Bidah	Wadi Bidah_4	Makkah	99.44	1	25-Dec-2022	31-Oct-2027
1444393	Wadi Bidah	Wadi Bidah_5	Makkah	81.01	1	25-Dec-2022	31-Oct-2027
1444392	Wadi Bidah	Wadi Bidah_6	Makkah	16.44	1	25-Dec-2022	31-Oct-2027
1444381	Wadi Bidah	Wadi Bidah_7	Baha	68.85	1	22-Dec-2022	28-Oct-2027
1444391	Wadi Bidah	Wadi Bidah_8	Makkah -Baha	80.54	1	25-Dec-2022	31-Oct-2027
1444379	Wadi Bidah	Wadi Bidah_9	Baha	42.47	1	22-Dec-2022	28-Oct-2027
1444390	Wadi Bidah	Wadi Bidah_10	Baha	31.88	1	25-Dec-2022	31-Oct-2027

1444389	Wadi Bidah	Wadi Bidah_11	Baha	17.70	1	25-Dec-2022	31-Oct-2027
1444388	Wadi Bidah	Wadi Bidah_12	Baha	30.53	1	25-Dec-2022	31-Oct-2027
1444380	Wadi Bidah	Wadi Bidah_13	Baha	41.26	1	22-Dec-2022	28-Oct-2027
1444387	Wadi Bidah	Wadi Bidah_14	Baha	23.39	1	25-Dec-2022	31-Oct-2027
1444377	Wadi Bidah	Wadi Bidah_15	Baha	41.80	1	22-Dec-2022	28-Oct-2027
1444386	Wadi Bidah	Wadi Bidah_16	Baha	95.39	1	25-Dec-2022	31-Oct-2027
1444384	Wadi Bidah	Wadi Bidah_17	Baha	44.49	1	22-Dec-2022	28-Oct-2027
1444382	Wadi Bidah	Wadi Bidah_18	Baha	25.71	1	22-Dec-2022	28-Oct-2027
Total Granted	4,142	57

Part 2Exploration License Applications

Group Name	Exploration Licence Name	Region	Area km2	Licence Blocks No.	Application Date	Application Date In the platform	Order Number
Ad_Dawadimi_A	Ad_Dawadimi_A-1	Riyadh	99.80	1	19-12-2022	19-12-2022	16688
Ad_Dawadimi_A	Ad_Dawadimi_A-2	Riyadh	99.80	1	19-12-2022	19-12-2022	16689
Ad_Dawadimi_A	Ad_Dawadimi_A-3	Riyadh	99.80	1	19-12-2022	19-12-2022	16690
Ad_Dawadimi_A	Ad_Dawadimi_A-4	Riyadh	99.77	1	19-12-2022	19-12-2022	16691
Ad_Dawadimi_A	Ad_Dawadimi_A-5	Riyadh	99.77	1	19-12-2022	19-12-2022	16692
Ad_Dawadimi_A	Ad_Dawadimi_A-6	Riyadh	99.77	1	19-12-2022	19-12-2022	16693
Ad_Dawadimi_A	Ad_Dawadimi_A-7	Riyadh	99.84	1	19-12-2022	19-12-2022	16694
Ad_Dawadimi_A	Ad_Dawadimi_A-8	Riyadh	99.84	1	19-12-2022	19-12-2022	16695
Ad_Dawadimi_A	Ad_Dawadimi_A-9	Riyadh	99.84	1	19-12-2022	19-12-2022	16696
Ad_Dawadimi_B	Ad_Dawadimi_B-1	Riyadh	99.72	1	14-12-2022	14-12-2022	16583
Ad_Dawadimi_B	Ad_Dawadimi_B-2	Riyadh	99.72	1	14-12-2022	14-12-2022	16584
Ad_Dawadimi_B	Ad_Dawadimi_B-3	Riyadh	99.72	1	14-12-2022	14-12-2022	16585
Ad_Dawadimi_B	Ad_Dawadimi_B-4	Riyadh	99.79	1	14-12-2022	14-12-2022	16587
Ad_Dawadimi_B	Ad_Dawadimi_B-5	Riyadh	99.79	1	14-12-2022	14-12-2022	16588
Ad_Dawadimi_B	Ad_Dawadimi_B-6	Riyadh	99.80	1	14-12-2022	14-12-2022	16589
Ad_Dawadimi_B	Ad_Dawadimi_B-7	Riyadh	99.87	1	14-12-2022	14-12-2022	16590
Ad_Dawadimi_B	Ad_Dawadimi_B-8	Riyadh	99.86	1	14-12-2022	14-12-2022	16591
Ad_Dawadimi_B	Ad_Dawadimi_B-9	Riyadh	99.86	1	14-12-2022	14-12-2022	16592
Ar_Rayan_A	Ar_Rayan_A-1	Riyadh	99.71	1	19-12-2022	19-12-2022	16701
Ar_Rayan_A	Ar_Rayan_A-2	Riyadh	99.71	1	19-12-2022	19-12-2022	16703
Ar_Rayan_A	Ar_Rayan_A-3	Riyadh	99.71	1	19-12-2022	19-12-2022	16705
Ar_Rayan_A	Ar_Rayan_A-4	Riyadh	99.78	1	19-12-2022	19-12-2022	16707

Ar_Rayan_A	Ar_Rayan_A-5	Riyadh	99.78	1	19-12-2022	19-12-2022	16708
Ar_Rayan_A	Ar_Rayan_A-6	Riyadh	99.78	1	19-12-2022	19-12-2022	16711
Ar_Rayan_A	Ar_Rayan_A-7	Riyadh	99.76	1	20-12-2022	20-12-2022	16720
Ar_Rayan_A	Ar_Rayan_A-8	Riyadh	99.76	1	20-12-2022	20-12-2022	16721
Ar_Rayan_A	Ar_Rayan_A-9	Riyadh	99.77	1	20-12-2022	20-12-2022	16722
Ar_Rayan_A	Ar_Rayan_A-10	Riyadh	99.84	1	19-12-2022	19-12-2022	16706
Ar_Rayan_A	Ar_Rayan_A-11	Riyadh	99.83	1	19-12-2022	19-12-2022	16709
Ar_Rayan_A	Ar_Rayan_A-12	Riyadh	91.85	1	19-12-2022	19-12-2022	16710
Ar_Rayan_A	Ar_Rayan_A-13	Riyadh	94.67	1	19-12-2022	19-12-2022	16712
Ar_Rayan_A	Ar_Rayan_A-14	Riyadh	99.77	1	20-12-2022	20-12-2022	16718
Ar_Rayan_B	Ar_Rayan_B-1	Riyadh	99.79	1	08-Jan-2023	8-Jan-2023	17124
Ar_Rayan_B	Ar_Rayan_B-2	Riyadh	99.79	1	08-Jan-2023	8-Jan-2023	17126
Ar_Rayan_B	Ar_Rayan_B-3	Riyadh	99.79	1	08-Jan-2023	8-Jan-2023	17131
Ar_Rayan_B	Ar_Rayan_B-4	Riyadh	99.80	1	08-Jan-2023	8-Jan-2023	17134
Ar_Rayan_B	Ar_Rayan_B-5	Riyadh	99.80	1	08-Jan-2023	8-Jan-2023	17137
Ar_Rayan_B	Ar_Rayan_B-6	Riyadh	99.81	1	08-Jan-2023	8-Jan-2023	17139
Ar_Rayan_B	Ar_Rayan_B-7	Riyadh	99.82	1	08-Jan-2023	8-Jan-2023	17147
Ar_Rayan_B	Ar_Rayan_B-8	Riyadh	99.81	1	08-Jan-2023	8-Jan-2023	17151
Ar_Rayan_B	Ar_Rayan_B-9	Riyadh	99.80	1	08-Jan-2023	8-Jan-2023	17157
Ar_Rayan_B	Ar_Rayan_B-10	Riyadh	99.80	1	08-Jan-2023	8-Jan-2023	17158
Ar_Rayan_B	Ar_Rayan_B-11	Riyadh	99.79	1	08-Jan-2023	8-Jan-2023	17163
Ar_Rayan_B	Ar_Rayan_B-12	Riyadh	99.79	1	08-Jan-2023	8-Jan-2023	17167
Ar_Rayan_B	Ar_Rayan_B-13	Riyadh	99.78	1	08-Jan-2023	8-Jan-2023	17172
Ar_Rayan_B	Ar_Rayan_B-14	Riyadh	99.78	1	08-Jan-2023	8-Jan-2023	17180
Ar_Rayan_B	Ar_Rayan_B-15	Riyadh	99.77	1	08-Jan-2023	8-Jan-2023	17181

Ar_Rayan_B	Ar_Rayan_B-16	Riyadh	99.78	1	08-Jan-2023	8-Jan-2023	17182
Ar_Rayan_B	Ar_Rayan_B-17	Riyadh	99.78	1	08-Jan-2023	8-Jan-2023	17183
Ar_Rayan_B	Ar_Rayan_B-18	Riyadh	99.78	1	08-Jan-2023	8-Jan-2023	17184
Ar_Rayan_B	Ar_Rayan_B-19	Riyadh	99.79	1	08-Jan-2023	8-Jan-2023	17185
Ar_Rayan_B	Ar_Rayan_B-20	Riyadh	99.80	1	08-Jan-2023	8-Jan-2023	17187
Ar_Rayan_B	Ar_Rayan_B-21	Riyadh	99.80	1	08-Jan-2023	8-Jan-2023	17193
Ar_Rayan_B	Ar_Rayan_B-22	Riyadh	99.83	1	08-Jan-2023	8-Jan-2023	17195
Ar_Rayan_B	Ar_Rayan_B-23	Riyadh	99.82	1	08-Jan-2023	8-Jan-2023	17201
Ar_Rayan_B	Ar_Rayan_B-24	Riyadh	99.82	1	08-Jan-2023	8-Jan-2023	17205
Ar_Rayan_B	Ar_Rayan_B-25	Riyadh	99.81	1	08-Jan-2023	8-Jan-2023	17209
Ar_Rayan_B	Ar_Rayan_B-26	Riyadh	99.81	1	08-Jan-2023	8-Jan-2023	17219
Ar_Rayan_B	Ar_Rayan_B-27	Riyadh	99.80	1	08-Jan-2023	8-Jan-2023	17255
Ar_Rayan_B	Ar_Rayan_B-28	Riyadh	99.80	1	08-Jan-2023	8-Jan-2023	17256
Ar_Rayan_B	Ar_Rayan_B-29	Riyadh	99.82	1	08-Jan-2023	8-Jan-2023	17257
Ar_Rayan_B	Ar_Rayan_B-30	Riyadh	99.82	1	08-Jan-2023	8-Jan-2023	17258
Ar_Rayan_B	Ar_Rayan_B-31	Riyadh	99.83	1	08-Jan-2023	8-Jan-2023	17259
Ar_Rayan_B	Ar_Rayan_B-32	Riyadh	99.83	1	08-Jan-2023	8-Jan-2023	17264
Ar_Rayan_B	Ar_Rayan_B-33	Riyadh	99.83	1	08-Jan-2023	8-Jan-2023	17265
Ar_Rayan_B	Ar_Rayan_B-34	Riyadh	99.84	1	08-Jan-2023	8-Jan-2023	17266
Ar_Rayan_B	Ar_Rayan_B-35	Riyadh	99.85	1	08-Jan-2023	8-Jan-2023	17267
Ar_Rayan_B	Ar_Rayan_B-36	Riyadh	99.80	1	08-Jan-2023	8-Jan-2023	17277
Ar_Rayan_B	Ar_Rayan_B-37	Riyadh	99.80	1	08-Jan-2023	8-Jan-2023	17278
Ar_Rayan_B	Ar_Rayan_B-38	Riyadh	99.79	1	08-Jan-2023	8-Jan-2023	17279
Ar_Rayan_B	Ar_Rayan_B-39	Riyadh	99.79	1	08-Jan-2023	8-Jan-2023	17281
Ar_Rayan_B	Ar_Rayan_B-40	Riyadh	99.78	1	08-Jan-2023	8-Jan-2023	17282

Ar_Rayan_B	Ar_Rayan_B-41	Riyadh	99.78	1	08-Jan-2023	8-Jan-2023	17283
Ar_Rayan_B	Ar_Rayan_B-42	Riyadh	99.77	1	08-Jan-2023	8-Jan-2023	17284
Ar_Rayan_B	Ar_Rayan_B-43	Riyadh	99.75	1	08-Jan-2023	8-Jan-2023	17286
Ar_Rayan_B	Ar_Rayan_B-44	Riyadh	99.75	1	08-Jan-2023	8-Jan-2023	17289
Ar_Rayan_B	Ar_Rayan_B-45	Riyadh	99.76	1	08-Jan-2023	8-Jan-2023	17290
Ar_Rayan_B	Ar_Rayan_B-46	Riyadh	99.76	1	08-Jan-2023	8-Jan-2023	17119
Ar_Rayan_B	Ar_Rayan_B-47	Riyadh	99.77	1	08-Jan-2023	8-Jan-2023	17121
Ar_Rayan_B	Ar_Rayan_B-48	Riyadh	99.77	1	08-Jan-2023	8-Jan-2023	17123
Ar_Rayan_B	Ar_Rayan_B-49	Riyadh	99.78	1	08-Jan-2023	8-Jan-2023	17127
Ar_Rayan_B	Ar_Rayan_B-50	Riyadh	99.82	1	08-Jan-2023	8-Jan-2023	17130
Ar_Rayan_B	Ar_Rayan_B-51	Riyadh	99.81	1	08-Jan-2023	8-Jan-2023	17132
Ar_Rayan_B	Ar_Rayan_B-52	Riyadh	99.81	1	08-Jan-2023	8-Jan-2023	17135
Ar_Rayan_B	Ar_Rayan_B-53	Riyadh	99.80	1	08-Jan-2023	8-Jan-2023	17142
Ar_Rayan_B	Ar_Rayan_B-54	Riyadh	99.80	1	08-Jan-2023	8-Jan-2023	17143
Ar_Rayan_B	Ar_Rayan_B-55	Riyadh	99.80	1	08-Jan-2023	8-Jan-2023	17145
Ar_Rayan_B	Ar_Rayan_B-56	Riyadh	99.79	1	08-Jan-2023	8-Jan-2023	17149
Ar_Rayan_B	Ar_Rayan_B-57	Riyadh	99.77	1	08-Jan-2023	8-Jan-2023	17154
Ar_Rayan_B	Ar_Rayan_B-58	Riyadh	99.77	1	08-Jan-2023	8-Jan-2023	17156
Ar_Rayan_B	Ar_Rayan_B-59	Riyadh	99.78	1	08-Jan-2023	8-Jan-2023	17161
Ar_Rayan_B	Ar_Rayan_B-60	Riyadh	99.78	1	08-Jan-2023	8-Jan-2023	17165
Ar_Rayan_B	Ar_Rayan_B-61	Riyadh	99.79	1	08-Jan-2023	8-Jan-2023	17169
Ar_Rayan_B	Ar_Rayan_B-62	Riyadh	99.79	1	08-Jan-2023	8-Jan-2023	17186
Ar_Rayan_B	Ar_Rayan_B-63	Riyadh	99.80	1	08-Jan-2023	8-Jan-2023	17189
Ar_Rayan_B	Ar_Rayan_B-64	Riyadh	99.79	1	08-Jan-2023	8-Jan-2023	17190
Ar_Rayan_B	Ar_Rayan_B-65	Riyadh	99.78	1	08-Jan-2023	8-Jan-2023	17194

Ar_Rayan_B	Ar_Rayan_B-66	Riyadh	99.78	1	08-Jan-2023	8-Jan-2023	17197
Ar_Rayan_B	Ar_Rayan_B-67	Riyadh	99.77	1	08-Jan-2023	8-Jan-2023	17199
Ar_Rayan_B	Ar_Rayan_B-68	Riyadh	99.77	1	08-Jan-2023	8-Jan-2023	17202
Ar_Rayan_B	Ar_Rayan_B-69	Riyadh	99.76	1	08-Jan-2023	8-Jan-2023	17206
Ar_Rayan_B	Ar_Rayan_B-70	Riyadh	99.76	1	08-Jan-2023	8-Jan-2023	17210
Ar_Rayan_B	Ar_Rayan_B-71	Riyadh	99.78	1	08-Jan-2023	8-Jan-2023	17212
Ar_Rayan_B	Ar_Rayan_B-72	Riyadh	99.79	1	08-Jan-2023	8-Jan-2023	17216
Ar_Rayan_B	Ar_Rayan_B-73	Riyadh	99.79	1	08-Jan-2023	8-Jan-2023	17217
Ar_Rayan_B	Ar_Rayan_B-74	Riyadh	99.79	1	08-Jan-2023	8-Jan-2023	17218
Ar_Rayan_B	Ar_Rayan_B-75	Riyadh	99.80	1	08-Jan-2023	8-Jan-2023	17220
Ar_Rayan_B	Ar_Rayan_B-76	Riyadh	99.80	1	08-Jan-2023	8-Jan-2023	17221
Ar_Rayan_B	Ar_Rayan_B-77	Riyadh	99.81	1	08-Jan-2023	8-Jan-2023	17224
Ar_Rayan_B	Ar_Rayan_B-78	Riyadh	99.84	1	08-Jan-2023	8-Jan-2023	17226
Ar_Rayan_B	Ar_Rayan_B-79	Riyadh	99.83	1	08-Jan-2023	8-Jan-2023	17227
Ar_Rayan_B	Ar_Rayan_B-80	Riyadh	99.83	1	08-Jan-2023	8-Jan-2023	17228
Ar_Rayan_B	Ar_Rayan_B-81	Riyadh	99.82	1	08-Jan-2023	8-Jan-2023	17239
Ar_Rayan_B	Ar_Rayan_B-82	Riyadh	99.82	1	08-Jan-2023	8-Jan-2023	17240
Ar_Rayan_B	Ar_Rayan_B-83	Riyadh	99.81	1	08-Jan-2023	8-Jan-2023	17243
Ar_Rayan_B	Ar_Rayan_B-84	Riyadh	99.81	1	08-Jan-2023	8-Jan-2023	17245
Ar_Rayan_B	Ar_Rayan_B-85	Riyadh	99.77	1	08-Jan-2023	8-Jan-2023	17247
Ar_Rayan_B	Ar_Rayan_B-86	Riyadh	99.78	1	08-Jan-2023	8-Jan-2023	17248
Ar_Rayan_B	Ar_Rayan_B-87	Riyadh	99.78	1	08-Jan-2023	8-Jan-2023	17250
Ar_Rayan_B	Ar_Rayan_B-88	Riyadh	99.79	1	08-Jan-2023	8-Jan-2023	17252
Ar_Rayan_B	Ar_Rayan_B-89	Riyadh	99.79	1	08-Jan-2023	8-Jan-2023	17254
Ar_Rayan_B	Ar_Rayan_B-90	Riyadh	99.80	1	08-Jan-2023	8-Jan-2023	17118

Ar_Rayan_B	Ar_Rayan_B-91	Riyadh	99.80	1	08-Jan-2023	8-Jan-2023	17120
Ar_Rayan_B	Ar_Rayan_B-92	Riyadh	99.76	1	08-Jan-2023	8-Jan-2023	17122
Ar_Rayan_B	Ar_Rayan_B-93	Riyadh	99.76	1	08-Jan-2023	8-Jan-2023	17125
Ar_Rayan_B	Ar_Rayan_B-94	Riyadh	99.75	1	08-Jan-2023	8-Jan-2023	17129
Ar_Rayan_B	Ar_Rayan_B-95	Riyadh	99.74	1	08-Jan-2023	8-Jan-2023	17133
Ar_Rayan_B	Ar_Rayan_B-96	Riyadh	99.74	1	08-Jan-2023	8-Jan-2023	17136
Ar_Rayan_B	Ar_Rayan_B-97	Riyadh	99.74	1	08-Jan-2023	8-Jan-2023	17141
Ar_Rayan_B	Ar_Rayan_B-98	Riyadh	99.73	1	08-Jan-2023	8-Jan-2023	17144
Ar_Rayan_B	Ar_Rayan_B-99	Riyadh	99.77	1	08-Jan-2023	8-Jan-2023	17146
Ar_Rayan_B	Ar_Rayan_B-100	Riyadh	99.77	1	08-Jan-2023	8-Jan-2023	17148
Ar_Rayan_B	Ar_Rayan_B-101	Riyadh	99.78	1	08-Jan-2023	8-Jan-2023	17150
Ar_Rayan_B	Ar_Rayan_B-102	Riyadh	99.78	1	08-Jan-2023	8-Jan-2023	17153
Ar_Rayan_B	Ar_Rayan_B-103	Riyadh	99.79	1	08-Jan-2023	8-Jan-2023	17155
Ar_Rayan_B	Ar_Rayan_B-104	Riyadh	99.79	1	08-Jan-2023	8-Jan-2023	17159
Ar_Rayan_B	Ar_Rayan_B-105	Riyadh	99.80	1	08-Jan-2023	8-Jan-2023	17162
Ar_Rayan_B	Ar_Rayan_B-106	Riyadh	99.80	1	08-Jan-2023	8-Jan-2023	17164
Ar_Rayan_B	Ar_Rayan_B-107	Riyadh	99.79	1	08-Jan-2023	8-Jan-2023	17166
Ar_Rayan_B	Ar_Rayan_B-108	Riyadh	99.79	1	08-Jan-2023	8-Jan-2023	17168
Ar_Rayan_B	Ar_Rayan_B-109	Riyadh	99.78	1	08-Jan-2023	8-Jan-2023	17171
Ar_Rayan_B	Ar_Rayan_B-110	Riyadh	99.78	1	08-Jan-2023	8-Jan-2023	17188
Ar_Rayan_B	Ar_Rayan_B-111	Riyadh	99.77	1	08-Jan-2023	8-Jan-2023	17191
Ar_Rayan_B	Ar_Rayan_B-112	Riyadh	99.77	1	08-Jan-2023	8-Jan-2023	17192
Ar_Rayan_B	Ar_Rayan_B-113	Riyadh	99.77	1	08-Jan-2023	8-Jan-2023	17196
Ar_Rayan_B	Ar_Rayan_B-114	Riyadh	99.78	1	08-Jan-2023	8-Jan-2023	17198
Ar_Rayan_B	Ar_Rayan_B-115	Riyadh	99.78	1	08-Jan-2023	8-Jan-2023	17200

Ar_Rayan_B	Ar_Rayan_B-116	Riyadh	99.78	1	08-Jan-2023	8-Jan-2023	17203
Ar_Rayan_B	Ar_Rayan_B-117	Riyadh	99.79	1	08-Jan-2023	8-Jan-2023	17204
Ar_Rayan_B	Ar_Rayan_B-118	Riyadh	99.80	1	08-Jan-2023	8-Jan-2023	17207
Ar_Rayan_B	Ar_Rayan_B-119	Riyadh	99.80	1	08-Jan-2023	8-Jan-2023	17211
Ar_Rayan_B	Ar_Rayan_B-120	Riyadh	99.77	1	08-Jan-2023	8-Jan-2023	17213
Ar_Rayan_B	Ar_Rayan_B-121	Riyadh	99.76	1	08-Jan-2023	8-Jan-2023	17215
Ar_Rayan_B	Ar_Rayan_B-122	Riyadh	99.76	1	08-Jan-2023	8-Jan-2023	17222
Ar_Rayan_B	Ar_Rayan_B-123	Riyadh	99.75	1	08-Jan-2023	8-Jan-2023	17223
Ar_Rayan_B	Ar_Rayan_B-124	Riyadh	99.75	1	08-Jan-2023	8-Jan-2023	17225
Ar_Rayan_B	Ar_Rayan_B-125	Riyadh	99.74	1	08-Jan-2023	8-Jan-2023	17236
Ar_Rayan_B	Ar_Rayan_B-126	Riyadh	99.74	1	08-Jan-2023	8-Jan-2023	17237
Ar_Rayan_B	Ar_Rayan_B-127	Riyadh	99.80	1	08-Jan-2023	8-Jan-2023	17238
Ar_Rayan_B	Ar_Rayan_B-128	Riyadh	99.80	1	08-Jan-2023	8-Jan-2023	17241
Ar_Rayan_B	Ar_Rayan_B-129	Riyadh	99.81	1	08-Jan-2023	8-Jan-2023	17244
Ar_Rayan_B	Ar_Rayan_B-130	Riyadh	99.81	1	08-Jan-2023	8-Jan-2023	17246
Ar_Rayan_B	Ar_Rayan_B-131	Riyadh	99.82	1	08-Jan-2023	8-Jan-2023	17249
Ar_Rayan_B	Ar_Rayan_B-132	Riyadh	99.82	1	08-Jan-2023	8-Jan-2023	17251
Ar_Rayan_B	Ar_Rayan_B-133	Riyadh	99.83	1	08-Jan-2023	8-Jan-2023	17253
Ar_Rayan_C	Ar_Rayan_C-1	Riyadh	99.79	1	13-12-2022	13-12-2022	16499
Ar_Rayan_C	Ar_Rayan_C-2	Riyadh	99.76	1	13-12-2022	13-12-2022	16502
Ar_Rayan_C	Ar_Rayan_C-3	Riyadh	99.77	1	13-12-2022	13-12-2022	16503
Ar_Rayan_C	Ar_Rayan_C-4	Riyadh	99.77	1	13-12-2022	13-12-2022	16510
Ar_Rayan_C	Ar_Rayan_C-5	Riyadh	99.77	1	13-12-2022	13-12-2022	16512
Ar_Rayan_C	Ar_Rayan_C-6	Riyadh	99.74	1	13-12-2022	13-12-2022	16515
Ar_Rayan_C	Ar_Rayan_C-7	Riyadh	99.74	1	13-12-2022	13-12-2022	16517

Ar_Rayan_C	Ar_Rayan_C-8	Riyadh	99.74	1	13-12-2022	13-12-2022	16518
Ar_Rayan_C	Ar_Rayan_C-9	Riyadh	99.74	1	13-12-2022	13-12-2022	16520
Ar_Rayan_C	Ar_Rayan_C-10	Riyadh	99.74	1	13-12-2022	13-12-2022	16522
Ar_Rayan_C	Ar_Rayan_C-11	Riyadh	99.78	1	13-12-2022	13-12-2022	16524
Ar_Rayan_C	Ar_Rayan_C-12	Riyadh	99.78	1	13-12-2022	13-12-2022	16526
Ar_Rayan_C	Ar_Rayan_C-13	Riyadh	99.78	1	13-12-2022	13-12-2022	16527
Ar_Rayan_C	Ar_Rayan_C-14	Riyadh	99.79	1	13-12-2022	13-12-2022	16529
Ar_Rayan_C	Ar_Rayan_C-15	Riyadh	99.79	1	13-12-2022	13-12-2022	16531
Ar_Rayan_C	Ar_Rayan_C-16	Riyadh	99.77	1	13-12-2022	13-12-2022	16533
Ar_Rayan_C	Ar_Rayan_C-17	Riyadh	99.76	1	13-12-2022	13-12-2022	16535
Ar_Rayan_C	Ar_Rayan_C-18	Riyadh	99.76	1	13-12-2022	13-12-2022	16538
Ar_Rayan_C	Ar_Rayan_C-19	Riyadh	99.76	1	13-12-2022	13-12-2022	16540
Ar_Rayan_C	Ar_Rayan_C-20	Riyadh	99.76	1	13-12-2022	13-12-2022	16542
Ar_Rayan_C	Ar_Rayan_C-21	Riyadh	92.08	1	13-12-2022	13-12-2022	16544
Ar_Rayan_C	Ar_Rayan_C-22	Riyadh	99.75	1	13-12-2022	13-12-2022	16546
Ar_Rayan_C	Ar_Rayan_C-23	Riyadh	99.75	1	13-12-2022	13-12-2022	16548
Ar_Rayan_C	Ar_Rayan_C-24	Riyadh	99.75	1	13-12-2022	13-12-2022	16550
Ar_Rayan_C	Ar_Rayan_C-25	Riyadh	99.76	1	13-12-2022	13-12-2022	16498
Ar_Rayan_C	Ar_Rayan_C-26	Riyadh	99.78	1	13-12-2022	13-12-2022	16500
Ar_Rayan_C	Ar_Rayan_C-27	Riyadh	99.78	1	13-12-2022	13-12-2022	16501
Ar_Rayan_C	Ar_Rayan_C-28	Riyadh	99.77	1	13-12-2022	13-12-2022	16504
Ar_Rayan_C	Ar_Rayan_C-29	Riyadh	99.77	1	13-12-2022	13-12-2022	16506
Ar_Rayan_C	Ar_Rayan_C-30	Riyadh	97.74	1	13-12-2022	13-12-2022	16507
Ar_Rayan_C	Ar_Rayan_C-31	Riyadh	99.80	1	13-12-2022	13-12-2022	16509
Ar_Rayan_C	Ar_Rayan_C-32	Riyadh	99.80	1	13-12-2022	13-12-2022	16511

Ar_Rayan_C	Ar_Rayan_C-33	Riyadh	99.80	1	13-12-2022	13-12-2022	16513
Ar_Rayan_C	Ar_Rayan_C-34	Riyadh	99.80	1	13-12-2022	13-12-2022	16514
Ar_Rayan_C	Ar_Rayan_C-35	Riyadh	99.81	1	13-12-2022	13-12-2022	16516
Ar_Rayan_C	Ar_Rayan_C-36	Riyadh	99.77	1	13-12-2022	13-12-2022	16521
Ar_Rayan_C	Ar_Rayan_C-37	Riyadh	99.77	1	13-12-2022	13-12-2022	16523
Ar_Rayan_C	Ar_Rayan_C-38	Riyadh	99.77	1	13-12-2022	13-12-2022	16525
Ar_Rayan_C	Ar_Rayan_C-39	Riyadh	99.76	1	13-12-2022	13-12-2022	16528
Ar_Rayan_C	Ar_Rayan_C-40	Riyadh	99.76	1	13-12-2022	13-12-2022	16530
Ar_Rayan_C	Ar_Rayan_C-41	Riyadh	99.72	1	13-12-2022	13-12-2022	16532
Ar_Rayan_C	Ar_Rayan_C-42	Riyadh	99.72	1	13-12-2022	13-12-2022	16534
Ar_Rayan_C	Ar_Rayan_C-43	Riyadh	99.72	1	13-12-2022	13-12-2022	16536
Ar_Rayan_C	Ar_Rayan_C-44	Riyadh	99.73	1	13-12-2022	13-12-2022	16537
Ar_Rayan_C	Ar_Rayan_C-45	Riyadh	99.73	1	13-12-2022	13-12-2022	16539
Ar_Rayan_C	Ar_Rayan_C-46	Riyadh	99.77	1	13-12-2022	13-12-2022	16541
Ar_Rayan_C	Ar_Rayan_C-47	Riyadh	99.76	1	13-12-2022	13-12-2022	16543
Ar_Rayan_C	Ar_Rayan_C-48	Riyadh	99.76	1	13-12-2022	13-12-2022	16545
Ar_Rayan_C	Ar_Rayan_C-49	Riyadh	99.76	1	13-12-2022	13-12-2022	16547
Ar_Rayan_C	Ar_Rayan_C-50	Riyadh	99.76	1	13-12-2022	13-12-2022	16549
Ar_Rayan_D	Ar_Rayan_D-1	Riyadh	99.72	1	19-12-2022	19-12-2022	16698
Ar_Rayan_D	Ar_Rayan_D-2	Riyadh	99.69	1	19-12-2022	19-12-2022	16699
Ar_Rayan_D	Ar_Rayan_D-3	Riyadh	99.75	1	19-12-2022	19-12-2022	16700
Ar_Rayan_D	Ar_Rayan_D-4	Riyadh	99.78	1	19-12-2022	19-12-2022	16702
Najran	Najran-1	Najran	99.60	1	27-12-2022	27-12-2022	16889
Najran	Najran-2	Najran	99.59	1	27-12-2022	27-12-2022	16891
Najran	Najran-3	Najran	99.59	1	27-12-2022	27-12-2022	16892

Najran	Najran-4	Najran	99.59	1	27-12-2022	27-12-2022	16895
Najran	Najran-5	Najran	99.59	1	27-12-2022	27-12-2022	16926
Najran	Najran-6	Najran	99.59	1	27-12-2022	27-12-2022	16930
Najran	Najran-7	Najran	99.59	1	27-12-2022	27-12-2022	16933
Najran	Najran-8	Najran	99.59	1	27-12-2022	27-12-2022	16936
Najran	Najran-9	Najran	99.64	1	27-12-2022	27-12-2022	16940
Najran	Najran-10	Najran	99.64	1	27-12-2022	27-12-2022	16941
Najran	Najran-11	Najran	99.64	1	27-12-2022	27-12-2022	16944
Najran	Najran-12	Najran	99.64	1	27-12-2022	27-12-2022	16946
Najran	Najran-13	Najran	99.64	1	28-12-2022	28-12-2022	16954
Najran	Najran-14	Najran	99.64	1	28-12-2022	28-12-2022	16955
Najran	Najran-15	Najran	99.65	1	28-12-2022	28-12-2022	16956
Najran	Najran-16	Najran	99.65	1	28-12-2022	28-12-2022	16957
Najran	Najran-17	Najran	99.70	1	28-12-2022	28-12-2022	16958
Najran	Najran-18	Najran	99.70	1	28-12-2022	28-12-2022	16962
Najran	Najran-19	Najran	99.69	1	28-12-2022	28-12-2022	16973
Najran	Najran-20	Najran	99.69	1	28-12-2022	28-12-2022	16975
Najran	Najran-21	Najran	99.69	1	28-12-2022	28-12-2022	16977
Najran	Najran-22	Najran	99.69	1	28-12-2022	28-12-2022	16979
Najran	Najran-23	Najran	99.69	1	28-12-2022	28-12-2022	16981
Najran	Najran-24	Najran	99.69	1	28-12-2022	28-12-2022	16982
Najran	Najran-25	Najran	99.74	1	28-12-2022	28-12-2022	16983
Najran	Najran-26	Najran	99.74	1	28-12-2022	28-12-2022	16984
Najran	Najran-27	Najran	99.74	1	28-12-2022	28-12-2022	16985
Najran	Najran-28	Najran	99.74	1	28-12-2022	28-12-2022	16986

Najran	Najran-29	Najran	99.74	1	28-12-2022	28-12-2022	16987
Najran	Najran-30	Najran	99.75	1	28-12-2022	28-12-2022	16988
Najran	Najran-31	Najran	99.75	1	28-12-2022	28-12-2022	16989
Najran	Najran-32	Najran	99.75	1	28-12-2022	28-12-2022	16990
Najran	Najran-33	Najran	99.76	1	27-12-2022	27-12-2022	16898
Najran	Najran-34	Najran	99.76	1	27-12-2022	27-12-2022	16900
Najran	Najran-35	Najran	99.76	1	27-12-2022	27-12-2022	16902
Najran	Najran-36	Najran	99.76	1	27-12-2022	27-12-2022	16904
Najran	Najran-37	Najran	99.75	1	27-12-2022	27-12-2022	16905
Najran	Najran-38	Najran	99.75	1	27-12-2022	27-12-2022	16907
Najran	Najran-39	Najran	99.75	1	27-12-2022	27-12-2022	16909
Najran	Najran-40	Najran	99.75	1	27-12-2022	27-12-2022	16911
Najran	Najran-41	Najran	99.70	1	27-12-2022	27-12-2022	16912
Najran	Najran-42	Najran	99.70	1	27-12-2022	27-12-2022	16914
Najran	Najran-43	Najran	99.70	1	27-12-2022	27-12-2022	16915
Najran	Najran-44	Najran	99.70	1	27-12-2022	27-12-2022	16917
Najran	Najran-45	Najran	99.70	1	27-12-2022	27-12-2022	16918
Najran	Najran-46	Najran	99.70	1	27-12-2022	27-12-2022	16924
Najran	Najran-47	Najran	99.70	1	27-12-2022	27-12-2022	16929
Najran	Najran-48	Najran	99.71	1	27-12-2022	27-12-2022	16931
Najran	Najran-49	Najran	99.76	1	27-12-2022	27-12-2022	16934
Najran	Najran-50	Najran	99.75	1	27-12-2022	27-12-2022	16938
Najran	Najran-51	Najran	99.75	1	27-12-2022	27-12-2022	16943
Najran	Najran-52	Najran	99.75	1	27-12-2022	27-12-2022	16945
Najran	Najran-53	Najran	99.75	1	27-12-2022	27-12-2022	16947

Najran	Najran-54	Najran	99.75	1	28-12-2022	28-12-2022	16965
Najran	Najran-55	Najran	99.75	1	28-12-2022	28-12-2022	16968
Najran	Najran-56	Najran	99.75	1	28-12-2022	28-12-2022	16970
Najran	Najran-57	Najran	99.74	1	28-12-2022	28-12-2022	16992
Najran	Najran-58	Najran	99.74	1	28-12-2022	28-12-2022	16995
Najran	Najran-59	Najran	99.74	1	28-12-2022	28-12-2022	16996
Najran	Najran-60	Najran	99.74	1	28-12-2022	28-12-2022	16997
Najran	Najran-61	Najran	99.74	1	28-12-2022	28-12-2022	16998
Najran	Najran-62	Najran	99.75	1	28-12-2022	28-12-2022	16999
Najran	Najran-63	Najran	99.75	1	28-12-2022	28-12-2022	17000
Najran	Najran-64	Najran	99.75	1	28-12-2022	28-12-2022	17001
Najran	Najran-65	Najran	99.75	1	28-12-2022	28-12-2022	16890
Najran	Najran-66	Najran	99.75	1	27-12-2022	27-12-2022	16893
Najran	Najran-67	Najran	99.75	1	27-12-2022	27-12-2022	16896
Najran	Najran-68	Najran	99.74	1	27-12-2022	27-12-2022	16897
Najran	Najran-69	Najran	99.74	1	27-12-2022	27-12-2022	16899
Najran	Najran-70	Najran	99.74	1	27-12-2022	27-12-2022	16901
Najran	Najran-71	Najran	99.74	1	27-12-2022	27-12-2022	16903
Najran	Najran-72	Najran	99.74	1	27-12-2022	27-12-2022	16906
Najran	Najran-73	Najran	99.74	1	27-12-2022	27-12-2022	16908
Najran	Najran-74	Najran	99.74	1	27-12-2022	27-12-2022	16910
Najran	Najran-75	Najran	99.74	1	27-12-2022	27-12-2022	16919
Najran	Najran-76	Najran	99.74	1	27-12-2022	27-12-2022	16921
Najran	Najran-77	Najran	99.74	1	27-12-2022	27-12-2022	16922
Najran	Najran-78	Najran	99.74	1	27-12-2022	27-12-2022	16923

Najran	Najran-79	Najran	99.74	1	27-12-2022	27-12-2022	16925
Najran	Najran-80	Najran	99.75	1	27-12-2022	27-12-2022	16927
Najran	Najran-81	Najran	99.74	1	27-12-2022	27-12-2022	16928
Najran	Najran-82	Najran	99.74	1	27-12-2022	27-12-2022	16932
Najran	Najran-83	Najran	99.74	1	27-12-2022	27-12-2022	16935
Najran	Najran-84	Najran	99.74	1	27-12-2022	27-12-2022	16937
Najran	Najran-85	Najran	99.74	1	27-12-2022	27-12-2022	16939
Najran	Najran-86	Najran	99.73	1	27-12-2022	27-12-2022	16942
Najran	Najran-87	Najran	99.73	1	27-12-2022	27-12-2022	16959
Najran	Najran-88	Najran	99.73	1	28-12-2022	28-12-2022	16961
Najran	Najran-89	Najran	99.73	1	28-12-2022	28-12-2022	16963
Najran	Najran-90	Najran	99.73	1	28-12-2022	28-12-2022	16966
Najran	Najran-91	Najran	99.73	1	28-12-2022	28-12-2022	16969
Najran	Najran-92	Najran	99.73	1	28-12-2022	28-12-2022	16971
Najran	Najran-93	Najran	99.73	1	28-12-2022	28-12-2022	16972
Najran	Najran-94	Najran	99.73	1	28-12-2022	28-12-2022	16974
Najran	Najran-95	Najran	99.74	1	28-12-2022	28-12-2022	16976
Najran	Najran-96	Najran	99.74	1	28-12-2022	28-12-2022	16978
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-1	Riyadh	99.63	1	22-12-2022	22-12-2022	16762
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-2	Riyadh	99.63	1	22-12-2022	22-12-2022	16765
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-3	Riyadh	99.63	1	22-12-2022	22-12-2022	16768
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-4	Riyadh	99.62	1	22-12-2022	22-12-2022	16769
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-5	Riyadh	99.62	1	22-12-2022	22-12-2022	16771
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-6	Riyadh	99.62	1	22-12-2022	22-12-2022	16773
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-7	Riyadh	99.62	1	22-12-2022	22-12-2022	16775

Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-8	Riyadh	99.68	1	22-12-2022	22-12-2022	16778
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-9	Riyadh	99.68	1	22-12-2022	22-12-2022	16780
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-10	Riyadh	99.68	1	22-12-2022	22-12-2022	16782
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-11	Riyadh	99.68	1	22-12-2022	22-12-2022	16783
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-12	Riyadh	99.68	1	22-12-2022	22-12-2022	16784
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-13	Riyadh	99.69	1	22-12-2022	22-12-2022	16797
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-14	Riyadh	99.69	1	25-12-2022	25-12-2022	16798
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-15	Riyadh	99.75	1	25-12-2022	25-12-2022	16799
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-16	Riyadh	99.74	1	25-12-2022	25-12-2022	16800
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-17	Riyadh	99.74	1	25-12-2022	25-12-2022	16801
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-18	Riyadh	99.74	1	25-12-2022	25-12-2022	16802
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-19	Riyadh	99.74	1	25-12-2022	25-12-2022	16803
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-20	Riyadh	99.74	1	25-12-2022	25-12-2022	16805
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-21	Riyadh	99.74	1	25-12-2022	25-12-2022	16807
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-22	Riyadh	99.79	1	25-12-2022	25-12-2022	16810
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-23	Riyadh	99.79	1	25-12-2022	25-12-2022	16813
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-24	Riyadh	99.79	1	25-12-2022	25-12-2022	16816
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-25	Riyadh	99.80	1	25-12-2022	25-12-2022	16819
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-26	Riyadh	99.80	1	25-12-2022	25-12-2022	16821
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-27	Riyadh	99.80	1	25-12-2022	25-12-2022	16824
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-28	Riyadh	99.80	1	25-12-2022	25-12-2022	16829
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-29	Riyadh	99.75	1	25-12-2022	25-12-2022	16830
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-30	Riyadh	99.75	1	25-12-2022	25-12-2022	16833
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-31	Riyadh	99.74	1	25-12-2022	25-12-2022	16836
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-32	Riyadh	99.74	1	25-12-2022	25-12-2022	16838

Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-33	Riyadh	99.74	1	25-12-2022	25-12-2022	16763
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-34	Riyadh	99.74	1	22-12-2022	22-12-2022	16764
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-35	Riyadh	99.74	1	22-12-2022	22-12-2022	16766
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-36	Riyadh	99.78	1	22-12-2022	22-12-2022	16770
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-37	Riyadh	99.78	1	22-12-2022	22-12-2022	16772
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-38	Riyadh	99.78	1	22-12-2022	22-12-2022	16774
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-39	Riyadh	99.78	1	22-12-2022	22-12-2022	16776
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-40	Riyadh	99.78	1	22-12-2022	22-12-2022	16777
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-41	Riyadh	99.78	1	22-12-2022	22-12-2022	16779
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-42	Riyadh	99.79	1	22-12-2022	22-12-2022	16781
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-43	Riyadh	99.83	1	22-12-2022	22-12-2022	16808
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-44	Riyadh	99.82	1	25-12-2022	25-12-2022	16811
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-45	Riyadh	99.82	1	25-12-2022	25-12-2022	16814
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-46	Riyadh	99.82	1	25-12-2022	25-12-2022	16817
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-47	Riyadh	99.82	1	25-12-2022	25-12-2022	16820
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-48	Riyadh	99.82	1	25-12-2022	25-12-2022	16823
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-49	Riyadh	99.81	1	25-12-2022	25-12-2022	16825
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-50	Riyadh	99.75	1	25-12-2022	25-12-2022	16828
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-51	Riyadh	99.75	1	25-12-2022	25-12-2022	16832
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-52	Riyadh	99.75	1	25-12-2022	25-12-2022	16835
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-53	Riyadh	99.75	1	25-12-2022	25-12-2022	16822
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-54	Riyadh	99.75	1	25-12-2022	25-12-2022	16826
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-55	Riyadh	99.75	1	25-12-2022	25-12-2022	16827
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-56	Riyadh	99.76	1	25-12-2022	25-12-2022	16831
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-57	Riyadh	99.80	1	25-12-2022	25-12-2022	16834

Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-58	Riyadh	99.80	1	25-12-2022	25-12-2022	16804
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-59	Riyadh	99.79	1	25-12-2022	25-12-2022	16806
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-60	Riyadh	99.79	1	25-12-2022	25-12-2022	16809
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-61	Riyadh	99.79	1	25-12-2022	25-12-2022	16812
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-62	Riyadh	99.79	1	25-12-2022	25-12-2022	16815
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-63	Riyadh	99.79	1	25-12-2022	25-12-2022	16818
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-64	Riyadh	99.64	1	15-05-2023	15-05-2023	19097
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-65	Riyadh	99.69	1	15-05-2023	15-05-2023	19101
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-66	Riyadh	99.80	1	15-05-2023	15-05-2023	19105
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-67	Riyadh	99.85	1	15-05-2023	15-05-2023	19107
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-68	Riyadh	99.79	1	15-05-2023	15-05-2023	19108
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-69	Riyadh	99.83	1	15-05-2023	15-05-2023	19095
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-70	Riyadh	99.76	1	15-05-2023	15-05-2023	19099
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-71	Riyadh	99.80	1	15-05-2023	15-05-2023	19104
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-72	Riyadh	99.77	1	15-05-2023	15-05-2023	19106
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-73	Riyadh	99.77	1	15-05-2023	15-05-2023	19103
Wadi_Ad_Dawasir_A	Wadi_Ad_Dawasir_A-74	Riyadh	99.76	1	15-05-2023	15-05-2023	19096
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -1	Riyadh-Najran	99.76	1	25-12-2022	25-12-2022	16762
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -2	Riyadh-Najran	99.76	1	29-12-2022	29-12-2022	16767
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -3	Riyadh-Najran	99.75	1	29-12-2022	29-12-2022	17009
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -4	Riyadh-Najran	99.75	1	29-12-2022	29-12-2022	17011
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -5	Riyadh-Najran	99.75	1	02-Jan-2023	02-Jan-2023	17052
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -6	Riyadh-Najran	99.75	1	02-Jan-2023	02-Jan-2023	17053
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -7	Riyadh-Najran	99.76	1	02-Jan-2023	02-Jan-2023	17054
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -8	Riyadh-Najran	99.76	1	02-Jan-2023	02-Jan-2023	17056

Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -9	Riyadh-Najran	99.71	1	02-Jan-2023	02-Jan-2023	17057
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -10	Riyadh-Najran	99.71	1	02-Jan-2023	02-Jan-2023	17058
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -11	Riyadh-Najran	99.71	1	02-Jan-2023	02-Jan-2023	17059
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -12	Riyadh-Najran	99.71	1	02-Jan-2023	02-Jan-2023	17061
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -13	Riyadh-Najran	99.71	1	02-Jan-2023	02-Jan-2023	17062
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -14	Riyadh-Najran	99.71	1	02-Jan-2023	02-Jan-2023	17063
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -15	Riyadh-Najran	99.71	1	02-Jan-2023	02-Jan-2023	17064
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -16	Riyadh-Najran	99.71	1	02-Jan-2023	02-Jan-2023	17066
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -17	Riyadh-Najran	99.77	1	02-Jan-2023	02-Jan-2023	17067
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -18	Riyadh-Najran	99.76	1	02-Jan-2023	02-Jan-2023	17068
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -19	Riyadh-Najran	99.76	1	02-Jan-2023	02-Jan-2023	17070
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -20	Riyadh-Najran	99.76	1	01-Jan-2023	01-Jan-2023	17023
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -21	Riyadh-Najran	99.76	1	01-Jan-2023	01-Jan-2023	17026
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -22	Riyadh-Najran	99.76	1	01-Jan-2023	01-Jan-2023	17028
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -23	Riyadh-Najran	99.77	1	01-Jan-2023	01-Jan-2023	17031
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -24	Riyadh-Najran	99.77	1	01-Jan-2023	01-Jan-2023	17032
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -25	Riyadh-Najran	99.76	1	01-Jan-2023	01-Jan-2023	17036
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -26	Riyadh-Najran	99.76	1	01-Jan-2023	01-Jan-2023	17040
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -27	Riyadh-Najran	99.76	1	01-Jan-2023	01-Jan-2023	17042
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -28	Riyadh-Najran	99.76	1	02-Jan-2023	02-Jan-2023	17073
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -29	Riyadh-Najran	99.76	1	02-Jan-2023	02-Jan-2023	17076
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -30	Riyadh-Najran	99.76	1	08-Jan-2023	08-Jan-2023	17100
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -31	Riyadh-Najran	99.76	1	08-Jan-2023	08-Jan-2023	17102
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -32	Riyadh-Najran	99.76	1	08-Jan-2023	08-Jan-2023	17104
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -33	Riyadh-Najran	99.68	1	08-Jan-2023	08-Jan-2023	17106

Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -34	Riyadh-Najran	99.67	1	08-Jan-2023	08-Jan-2023	17101
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -35	Riyadh-Najran	99.67	1	08-Jan-2023	08-Jan-2023	17103
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -36	Riyadh-Najran	99.67	1	08-Jan-2023	08-Jan-2023	17105
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -37	Riyadh-Najran	99.67	1	08-Jan-2023	08-Jan-2023	17107
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -38	Riyadh-Najran	99.67	1	08-Jan-2023	08-Jan-2023	17109
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -39	Riyadh-Najran	99.67	1	01-Jan-2023	01-Jan-2023	17024
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -40	Riyadh-Najran	99.68	1	01-Jan-2023	01-Jan-2023	17025
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -41	Riyadh-Najran	99.68	1	01-Jan-2023	01-Jan-2023	17029
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -42	Riyadh-Najran	99.68	1	01-Jan-2023	01-Jan-2023	17033
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -43	Riyadh-Najran	99.67	1	01-Jan-2023	01-Jan-2023	17034
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -44	Riyadh-Najran	99.67	1	01-Jan-2023	01-Jan-2023	17037
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -45	Riyadh-Najran	99.67	1	01-Jan-2023	01-Jan-2023	17041
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -46	Riyadh-Najran	99.67	1	01-Jan-2023	01-Jan-2023	17043
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -47	Riyadh-Najran	99.68	1	01-Jan-2023	01-Jan-2023	17044
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -48	Riyadh-Najran	99.68	1	01-Jan-2023	01-Jan-2023	17045
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -49	Riyadh-Najran	99.73	1	02-Jan-2023	02-Jan-2023	17069
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -50	Riyadh-Najran	99.73	1	02-Jan-2023	02-Jan-2023	17071
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -51	Riyadh-Najran	99.73	1	02-Jan-2023	02-Jan-2023	17072
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -52	Riyadh-Najran	99.73	1	02-Jan-2023	02-Jan-2023	17074
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -53	Riyadh-Najran	99.73	1	02-Jan-2023	02-Jan-2023	17075
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -54	Riyadh-Najran	99.73	1	08-Jan-2023	08-Jan-2023	17108
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -55	Riyadh-Najran	99.73	1	08-Jan-2023	08-Jan-2023	17110
Wadi_Ad_Dawasir_B	Wadi_Ad_Dawasir_B -56	Riyadh-Najran	99.73	1	08-Jan-2023	08-Jan-2023	17111
Total	44,368	445

Part 3Maps

Ma'aden Land - Ivanhoe JV

24 May 2023

SAUDI ARABIA
Ad Dawadimi
Al Amar
Bir Umq
Ar Rayan
Wadi Bidah
Wadi Ad Dawasir
Najran
Al Madina
Medina
Yanbu
Jeddah
Mecca
Taif
Riyadh
Bisha
Aseer
Khamees Moshait
Port Sudan
Red Sea
Hijaz Mountains
Asir Mountains
N
Legend
IvanhoeJV - Ma'aden Land
IvanhoeJV - Ma'aden Land
Shield Outline
0 100 200 400
Kilometers
Sharorah
Esri, HERE, Garmin, FAO, NOAA, USGS, Esri, USGS

Schedule 7
METALS

Metals
Gold
Silver
Copper
Zinc
Nickel
Tantalum
Tin
Pyrite
Iron Ore Fe >40%
Iron Ore Fe <40%
Niobium
Rare Earth Elements
Lithium
Platinum Group Metals
Uranium
Chromium
Molybdenum
Vanadium
Feldspar
Bauxite/Aluminium Ore
Rutile
Tungsten
Diamonds
Manganese
Lead
Potash
Cobalt*

Schedule 8
ONGOING SERVICES ARRANGEMENT

Term	Details
Parties
SAUDI ARABIAN MINING COMPANY (MA’ADEN), a joint stock company established pursuant to Royal Decree No. M/17 dated 14/11/1417H (corresponding to 23 March 1997) and existing under the laws of the Kingdom of Saudi Arabia with commercial registration number 1010164391 dated 10/11/1421 H. (corresponding to 4 February 2001) and whose principal office is at Abu Bakr Al Sadeeq Road (Exit 6), P.O. Box 68861, Riyadh 11537, the Kingdom of Saudi Arabia (“Ma’aden”) and
IVANHOE ELECTRIC INC., a corporation incorporated under the laws of Delaware, USA, with registration number 3239208, having its registered office at 251 Little Falls Drive, Wilmington, Delaware 19808 ("IE"),
(Ma'aden and IE each being a "Party" and together the "Parties").

Scope of the Services
May include:
1)survey the remainder of the Ma'aden Land, Substitute Ma'aden Land and any Additional Land Areas (the "Surveying Activities"); and
2)procure that the Surveying Activities will be supported by full data processing and modeling by CGI, in each case on a commercial basis, together, the "Services".
The Services are to be rendered in accordance with the requirements and to the standards typical for this type of services.

Duration	3 years, or such shorter period as is required to complete the (defined) Services
Cost	On terms which are no more onerous to Ma’aden than IE and/or I-Pulse has entered into with its other customers / users of the Typhoon technology.
Miscellaneous	The Agreement will contain other provisions customary for contracts for the provision of the Services, such as confidentiality, intellectual property warranties, limitations of liability and indemnities, customary corporate warranties.